Exhibit 10.2

Execution Version

SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of

November 22, 2019

among

HOUGHTON MIFFLIN HARCOURT COMPANY,

as Holdings,

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.,

HMH PUBLISHERS LLC

and

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY,

as Borrowers,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

CITIBANK, N.A.,

as Administrative Agent

and

CITIBANK, N.A.,

as Collateral Agent

and

CITIGROUP GLOBAL MARKETS INC.,

MORGAN STANLEY SENIOR FUNDING, INC.,

BOFA SECURITIES, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Lead Bookrunners

and

CITIZENS BANK, N.A.,

as Co-Manager

v

SCHEDULES

Schedule 1.01(a)	–	Existing Letter of Credit
Schedule 1.01(b)	–	L/C Commitment
Schedule 1.01(d)	–	Permitted Investments
Schedule 1.01(e)	–	Revolving Credit Commitment
Schedule 3.08	–	Subsidiaries
Schedule 3.09	–	Litigation
Schedule 3.17	–	Environmental Matters
Schedule 3.18	–	Insurance
Schedule 3.20(a)	–	Owned Real Property
Schedule 3.20(b)	–	Leased Real Property
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Investments

EXHIBITS

Exhibit A	–	Form of Administrative Questionnaire
Exhibit B	–	Form of Assignment and Acceptance
Exhibit C	–	Form of Borrowing Request
Exhibit D	–	Form of Guarantee and Collateral Agreement
Exhibit E	–	Form of ABL Intercreditor Agreement
Exhibit F	–	Form of Mortgage
Exhibit G	–	Credit and Collection Policies
Exhibit H	–	Form of Incremental Facility Joinder Agreement
Exhibit I	–	Forms of U.S. Tax Compliance Certificate
Exhibit J	–	Form of Borrowing Base Certificate
Exhibit K	–	Form of Solvency Certificate

This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among HOUGHTON MIFFLIN HARCOURT COMPANY, a company organized under the laws of the State of Delaware (“Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., a corporation organized under the laws of the State of Delaware (“HMHP”), HMH PUBLISHERS LLC, a limited liability company organized under the laws of the State of Delaware (“Publishers”), HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts (“HMCo”, and together with HMHP and Publishers, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors (as defined in Article I), the Lenders (as defined in Article I), CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and CITIBANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

PRELIMINARY STATEMENTS

(1) Holdings, the Borrowers, the Subsidiary Guarantors, the lenders party thereto, Citibank N.A., as administrative agent and collateral agent, and the other parties party thereto are parties to that certain Amended and Restated Credit Agreement dated as of July 22, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the lenders thereto extended or committed to extend certain credit facilities to the Borrowers.

(2) Holdings, the Borrowers and the Subsidiary Guarantors desire to amend and restate the Existing Credit Agreement pursuant to the terms of this Agreement in order to obtain liquidity for working capital and for other general corporate purposes of the Loan Parties and their Subsidiaries.

(3) The Borrowers, Holdings and the Subsidiary Guarantors have requested that the Lenders provide them with a senior secured revolving credit facility in an aggregate principal amount not to exceed $250,000,000. The Lenders are willing to extend such credit under such facility to the Borrowers, and to amend and restate the Existing Credit Agreement, on the terms and subject to the conditions set forth herein.

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABL Intercreditor Agreement” shall mean the Second Amended and Restated Term Loan/Senior Notes/Revolving Facility Lien Subordination and Intercreditor Agreement dated as of the date hereof, among the Agents, the administrative agent and the collateral agent in respect of the Term Loan Agreement, the trustee and collateral agent in respect of the Senior Notes, the Borrowers and the other parties thereto, substantially in the form of Exhibit E, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accounts” shall have the meaning assigned to such term in the UCC.

“Acquired Affiliate” shall mean an Affiliate of a Loan Party that is merged into, acquired by, or that sells assets to, a Loan Party, which Affiliate is not a Loan Party prior to such merger, acquisition or sale.

“Acquired Borrowing Base Collateral” shall have the meaning assigned thereto in the definition of “Borrowing Base”.

“Acquired Entity” shall have the meaning assigned thereto in the definition of “Permitted Acquisition”.

“Acquisition” shall mean the acquisition by Holdings or any Restricted Subsidiary of all or substantially all the assets of a person or product line, division, or line of business of such person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) not previously held by Holdings and its Subsidiaries of a person so long as such acquisition is permitted by Section 6.04.

“Acquisition Date” shall have the meaning assigned thereto in the definition of “Borrowing Base”.

“Activities” shall have the meaning assigned to such term in Section 8.02(b).

“Adjusted LIBO Rate” shall mean, for any Interest Period, an interest rate per annum equal to the product of (a) the LIBOR Screen Rate in respect of U.S. Dollars for the applicable Class of Loans for such Interest Period multiplied by (b) Statutory Reserves.

“Adjustment Date” shall mean the date that is three Business Days after the date on which the Borrowing Base Certificate covering the last month (or week, if applicable) of any fiscal quarter is delivered to the Administrative Agent pursuant to Section 5.04(j).

“Administrative Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agent Parties” shall have the meaning assigned to such term in Section 9.01(c).

“Agents” shall mean, collectively, the Administrative Agent and the Collateral Agent.

“Agent’s Group” shall have the meaning assigned to such term in Section 8.02(b).

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures.

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the higher of (a) 1% plus the Adjusted LIBO Rate for a one-month Interest Period commencing two Business Days after such day, as determined on such day and (b) the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b)(ii) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Adjusted LIBO Rate, Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Adjusted LIBO Rate, Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Anti-Terrorism Laws” shall mean any laws, statutes, regulations and orders, and all applicable restrictions imposed by any Governmental Authority, relating to terrorism or money laundering, including the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, the Executive Order and the USA PATRIOT Act.

“Anticorruption Laws” shall mean the FCPA and any other laws, rules and regulations of any applicable jurisdiction concerning or relating to bribery or corruption including but not limited to FCPA and the UK 2010 Bribery Act.

“Applicable Fee Percentage” shall mean, the rate per annum as determined pursuant to the pricing grid below based upon the average daily Availability for the most recently ended fiscal quarter immediately preceding such Adjustment Date:

Average Daily Availability (as a percentage of the Total Revolving Credit Commitment)	Unused Commitment Fee
≥ 50.0%	0.25%
< 50.0%	0.375%

Any change in the Applicable Fee Percentage resulting from changes in average daily Availability shall become effective on the Adjustment Date and shall remain in effect until the next change to be effected pursuant to this paragraph. If any Borrowing Base Certificate is not delivered within the time period specified in Section 5.04(j), then, until the date that is three Business Days after the date on which such Borrowing Base Certificate is delivered, the Applicable Fee Percentage shall be 0.375% per annum.

In the event that at any time after the end of a fiscal quarter it is discovered that the average daily Availability for such fiscal quarter used for the determination of the Applicable Fee Percentage was less than the actual amount of the average daily Availability for such fiscal quarter, the Applicable Fee Percentage for such prior fiscal quarter shall be adjusted to the Unused Commitment Fee rate based on such actual average daily Availability for such fiscal quarter and any additional fee amount for the applicable period payable as a result of such recalculation shall be paid to the Administrative Agent on the next date on which the Unused Commitment Fee is due and payable to the Administrative Agent under Section 2.05(a).

“Applicable Percentage” shall mean, (a) from the Closing Date to the first Adjustment Date occurring after February 29, 2020, 1.50% per annum, in the case of Eurodollar Loans, and 0.50% per annum, in the case of ABR Loans, and (b) on and from the first Adjustment Date after February 29, 2020, the Applicable Percentage will be the rate per annum as determined pursuant to the pricing grid below based upon the average daily Availability for the most recently ended fiscal quarter immediately preceding such Adjustment Date:

Average Daily Availability (as a percentage of the Total Revolving Credit Commitment)	Applicable Percentage for Eurodollar Loans	Applicable Percentage for ABR Loans
≥ 66.7%	1.50%	0.50%
≥ 33.3% but < 66.7%	1.75%	0.75%
< 33.3%	2.00%	1.00%

Any change in the Applicable Percentage resulting from changes in average daily Availability shall become effective on the Adjustment Date and shall remain in effect until the next change to be effected pursuant to this paragraph. If any Borrowing Base Certificate is not delivered within the time period specified in Section 5.04(j), then, until the date that is three Business Days after the date on which such Borrowing Base Certificate is delivered, the rate level that is one rate level lower (i.e., higher margins) than the rate level theretofore in effect shall apply until such Borrowing Base Certificate is delivered; provided that if the Borrowing Base Certificate is not delivered within 5 days after the due date specified therefor in Section 5.04(j), then commencing on the day that occurs 5 days after such due date, until the date that is one Business Day after the date on which such Borrowing Base Certificate is delivered, the highest rate set forth in each column of the above pricing grid shall apply.

In the event that at any time after the end of a fiscal quarter it is discovered that the average daily Availability for such fiscal quarter used for the determination of the Applicable Percentage was less than the actual amount of the average daily Availability for such fiscal quarter, the Applicable Percentage for such prior fiscal quarter shall be adjusted to the applicable percentage based on such actual average daily Availability for such fiscal quarter and any additional interest for the applicable period payable as a result of such recalculation shall be paid to Lenders on the next date on which interest is due and payable to the Lenders under Section 2.06.

“Arrangers” shall mean Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc. and Wells Fargo Bank, National Association, in their capacity as joint lead arrangers and joint lead bookrunners under this Agreement.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise, including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division (or any comparable event under a different jurisdiction’s laws)) by Holdings or any of the Restricted Subsidiaries of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of Holdings or any of the Restricted Subsidiaries, other than (i) inventory, damaged, obsolete or worn out assets, and scrap, in each case disposed of in the ordinary course of business, and dispositions of Permitted Investments, (ii) sales, transfers and other dispositions between or among Holdings and its Restricted Subsidiaries, (iii) sales, transfers and other dispositions the aggregate Net Cash Proceeds of which are less than $15,000,000 with respect to any transaction or series of related transactions, (iv) sales and dispositions pursuant to Section 6.05(g), (v) leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business, (vi) abandonment of intellectual property of Holdings or any Restricted Subsidiary determined in good faith by the management of the Borrowers to be no longer useful or necessary in the operation of the business of Holdings and its Subsidiaries, and (vii) any sale, transfer or other disposition of Revolving Facility First Lien Collateral (as defined in the ABL Intercreditor Agreement) under any Revolving Substitute Facility (as defined in the ABL Intercreditor Agreement).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Availability” at any time shall be equal to (a) the lesser of (i) the Borrowing Base at such time (as determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.04, as adjusted in accordance with this Agreement) and (ii) the Total Revolving Credit Commitment at such time minus (b) the Aggregate Revolving Credit Exposure at such time.

“Availability Limit” at any time shall mean the greater of (i) $15,000,000 and (ii) 10.0% of the lesser of (x) the Total Revolving Credit Commitment at such time and (y) the Borrowing Base at such time (as determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.04, as adjusted in accordance with this Agreement); provided that, during the period commencing on April 1 through August 31 of each year, “Availability Limit” shall mean $20,000,000.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule or (b) in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bank Product Reserves” shall mean all reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for the Other Pari Passu Secured Obligations then outstanding.

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended.

“Bankruptcy Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Billing Date” shall mean, with respect to any Account, the date on which the invoice with respect thereto was generated.

“BK Obligor” shall mean an Obligor that is (a) generally unable to make payment of its obligations when due, (b) a debtor in a voluntary or involuntary bankruptcy proceeding, or (c) the subject of a comparable receivership or insolvency proceeding.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund” means any investment fund that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business, and whose managers (x) are not involved with equity investment decisions with respect to any of the persons identified in clause (i) and (ii) of the definition of the term “Disqualified Lenders” and (y) have no access to any information (other than information that is publicly available) relating to Holdings or any of its Subsidiaries.

“Borrowers” shall have the meaning assigned to such term in the preamble to this Agreement.

“Borrower Group” shall have the meaning assigned to such term in Section 9.18.

“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Agent” shall have the meaning assigned to such term in Section 9.19.

“Borrowing Base” shall mean, at any time, the sum of (a) 85% of Eligible Receivables, plus (b) the lesser of (i) 85% of the Orderly Liquidation Value of Eligible Inventory and (ii) 75% of the cost of Eligible Inventory less (c) Reserves (without duplication of any items that may be addressed in more than one Reserve or are otherwise addressed through eligibility criteria). The cost of Eligible Inventory shall be determined in accordance with GAAP.

In addition, in connection with any Permitted Acquisition or other material Investment, the Borrowers may submit a Borrowing Base Certificate reflecting a calculation of the Borrowing Base that includes Eligible Inventory or Eligible Receivables acquired in connection with such Permitted Acquisition or other Investment (the “Acquired Borrowing Base Collateral”) and, from and after the Acquisition Date (as defined below), the Borrowing Base shall be calculated giving effect thereto; provided that prior to the completion of a field examination with respect to such Acquired Borrowing Base Collateral, such adjustment to the Borrowing Base shall only be available if a Desktop Audit has been completed and shall be limited to 70% of the Acquired Borrowing Base Collateral (based on such Desktop Audit) from the date such Permitted Acquisition or other Investment is consummated (the “Acquisition Date”) until the date that is 90 days after the Acquisition Date (unless such date is extended as provided below); provided that from the 91st day following the Acquisition Date (or, to the extent that the value of such Acquired Borrowing Base Collateral (based on the Desktop Audit) does not exceed $20,000,000, such later date as the Administrative Agent may agree in its sole discretion), the Borrowing Base shall be calculated without reference to the Acquired Borrowing Base Collateral that has not been subject to a field examination; it being understood and agreed that there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such field examination on or prior to the dates indicated above.

Any determination by the Administrative Agent in respect of the Borrowing Base shall be based on the Administrative Agent’s Permitted Discretion. The parties understand that the exclusionary criteria in the definitions of Eligible Inventory, Eligible Receivables, any Reserves that may be imposed as provided herein, any deductions or other adjustments to determine book value of Eligible Receivables and factors considered in the calculation of the Orderly Liquidation Value of Eligible Inventory have the effect of reducing the Borrowing Base, and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the Borrowing Base for the same facts or circumstances.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit J hereto (or another form reasonably acceptable to the Administrative Agent and the Borrowing Agent) (with such changes therein as may be required by the Administrative Agent to reflect the components of, and Reserves against, the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete in all material respects by a Responsible Officer of the Borrowing Agent, which shall include detailed calculations as to the Borrowing Base as reasonably requested by the Administrative Agent.

“Borrowing Minimum” shall mean $1,000,000.

“Borrowing Multiple” shall mean $500,000.

“Borrowing Request” shall mean a request by a Borrower (or the Borrowing Agent on behalf of a Borrower) in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Budget” shall have the meaning assigned to such term in Section 5.04(d).

“Building” means a building or structure with at least two walls and a roof or any such building or structure in the course of construction.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such currency in the London interbank market.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Holdings and its consolidated Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by Holdings and its consolidated Restricted Subsidiaries during such period. Notwithstanding the foregoing, Capital Expenditures shall not include (a) the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time as the proceeds of such disposition, (b) the purchase of plant, property or equipment made within the Reinvestment Period (under and as defined in the Term Loan Agreement) in respect of any Asset Sale to the extent made with the Net Cash Proceeds of such Asset Sale, (c) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of Holdings and the Restricted Subsidiaries within 365 days of receipt of such proceeds, (d) interest capitalized during such period, (e) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any Restricted Subsidiary thereof) and for which neither Holdings nor any Restricted Subsidiary thereof has provided, or is required to provide or incur, any consideration or obligation to such third party or any other person (whether before, during or after such period), (f) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a Capital Expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (g) expenditures that constitute Permitted Acquisitions or Acquisitions. For the avoidance of doubt, Capital Expenditure will be deemed to include the capitalized portion of pre-publication and pre-production costs.

“Capital Lease” shall mean, as applied to any person, any lease of any property (whether real, personal or mixed) by such person as lessee, that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such person; provided that all obligations of Holdings and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease) for purposes of this Agreement regardless of any change in GAAP following December 15, 2018 (or any change in the implementation in GAAP for future periods that are contemplated as of December 15, 2018) that would otherwise require such obligation to be recharacterized as a Capital Lease.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” shall mean, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for L/C Exposure or obligations of Lenders to fund participations in respect of L/C Exposure, cash or deposit account balances (or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, including by backstopping with other letters of credit), in each case in an amount not less than 103% (or 100%, in the case of Cash Collateralization required under Section 2.25(d)) of the face amount of such L/C Exposure pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Period” shall mean (a) any period commencing on the date (i) when Availability has been, for 3 consecutive Business Days including such date, less than the Availability Limit or (ii) when Availability is less than $20,000,000, and continuing, in each case of each of the foregoing, until the date when Availability has been, for 20 consecutive calendar days including such date, at least the Availability Limit and (b) upon the occurrence of an Event of Default, the period during which such Event of Default shall be continuing.

“Cash Management Services Agreement” means any agreement relating to commercial credit or debit card, merchant card, or purchasing card programs (including non-card e-payables services), or treasury, depository, or cash management services (including automatic clearing house transfer of funds, overdraft, controlled disbursement, electronic funds transfer, lockbox, stop payment, return item and wire transfer services).

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations with respect thereto, and (y) all requests, rules, guidelines and directions promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar or successor agency, or the United States or foreign regulatory authorities, in each case, pursuant to Basel III), shall in each case be deemed to be a “Change in Law”, regardless of the date adopted or enacted.

“Change of Control” shall mean the occurrence of any of the following:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person other than to one or more Loan Parties;

(b) the consummation of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d 3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of Holdings or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of Holdings;

(c) a majority of the seats (other than vacant seats) of the board of directors of Holdings shall be occupied by individuals who are not Continuing Directors; or

(d) any Borrower ceases to be a wholly owned Subsidiary of Holdings (except in a transaction permitted under Section 6.05).

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, New Revolving Credit Loans or Swingline Loans and (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or New Revolving Credit Commitment.

“Closing Date” shall mean November 22, 2019.

“Co-Manager” shall mean Citizens Bank, N.A. in its capacity as co-manager under this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and any other assets or property pledged or on which a Lien is granted pursuant to any Security Document and shall also include the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment and New Revolving Credit Commitment.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Competitor” means a bona fide competitor of the Borrowers or any of their respective Subsidiaries, that is in a similar line of business as the Borrowers, as determined in good faith by the Borrowers.

“Compliance Certificate” shall have the meaning assigned to such term in Section 5.04(c).

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus: (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of: (i) consolidated interest expense for such period; (ii) provisions for taxes based on income, profits or losses (determined on a consolidated basis) during such period; (iii) all amounts attributable to depreciation and amortization for such period; (iv) any extraordinary losses for such period; (v) any fees, expenses or charges for such period related to any equity offering, Investment, acquisition permitted hereunder, permitted disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred hereunder, including a refinancing thereof (in each case, whether or not successful) and any amendment or modification to the terms of any such transactions, deducted in computing Consolidated Net Income for such period; provided that the aggregate amount of such costs added back to Consolidated EBITDA shall not exceed $10,000,000 for any period of four consecutive quarters; (vi) any non-cash charges for such period (for the avoidance of doubt, including, but not limited to, purchase accounting adjustments, assets impairments and equity compensation charges); (vii) restructuring charges for such period relating to current or anticipated future cash expenditures, including restructuring costs related to closure or consolidation of facilities, and severance and other separation costs and post-retirement medical expenses in an aggregate amount not to exceed $10,000,000 for any period of four consecutive fiscal quarters; (viii) [intentionally omitted]; (ix) other non-recurring charges for such period in an aggregate amount not to exceed $5,000,000 for any period of four consecutive fiscal quarters (for the avoidance of doubt, including, but not limited to, acquisition related expenses, whether or not the acquisition was consummated); and (x) deferred financing fees (and any write-offs thereof); provided that to the extent not reflected in Consolidated Net Income for the period in which such cash payment is made, any cash payment made with respect to any non-cash charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income: (i) any extraordinary gains for such period; and (ii) any non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), in each case of clauses (a) and (b), all determined on a consolidated basis in accordance with GAAP; provided that Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of: (A) the cumulative effect of any changes in GAAP or accounting principles applied by management; (B) any gain or loss for such period that represents after-tax gains or losses attributable to any sale, transfer or other disposition or abandonment of assets by Holdings or any of the Restricted Subsidiaries, other than dispositions or sales of inventory and other dispositions in the ordinary course of business; (C) any income or loss for such period attributable to the early extinguishment of Indebtedness or accounts payable; (D) any non-cash gains or losses on foreign currency derivatives and any foreign currency transaction non-cash gains or losses and any foreign currency exchange translation gains or losses that arise on consolidation of integrated operations; and (E) mark-to-market adjustments in the valuation of derivative obligations resulting from the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

“Consolidated First Lien Debt” shall mean, without duplication, as of any date of determination, (a) the aggregate principal amount of all Total Debt outstanding hereunder as of such date and all other outstanding Total Debt secured by Liens on the Collateral that are not junior in priority to the Liens on the Collateral securing the Obligations as of such date minus (b) the aggregate amount of cash and Permitted Investments on the consolidated balance sheet of Holdings and the Restricted Subsidiaries on such date, excluding cash and Permitted Investments which are or should be listed as “restricted” on the consolidated balance sheet of Holdings and the Restricted Subsidiaries as of such date, but which amount shall not exceed $200,000,000 in the aggregate for the purposes of this definition. It is understood that the aggregate principal amount of Total Debt outstanding under the Credit Facilities as of the applicable date of determination shall be included in clause (a) above.

“Consolidated Interest Expense” shall mean, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of Holdings and its Restricted Subsidiaries for such period (net of cash interest income of Holdings and the Restricted Subsidiaries for such period), determined on a consolidated basis in accordance with GAAP plus (ii) any interest accrued during such period in respect of Indebtedness of Holdings or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) to the extent included in the amount determined pursuant to clause (a) above for such period, the sum of (i) non cash amounts attributable to amortization of financing costs paid in a previous period, plus (ii) non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, plus (iii) non cash adjustments attributed to the effects of recording debt at fair value. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings or any Restricted Subsidiary with respect to interest rate Hedging Agreements and without giving effect to the movement of mark-to-market valuation of obligations under Hedging Agreements or other derivative instruments pursuant to GAAP (for the avoidance of doubt, up-front payments made to enter into Hedging Agreements to provide interest rate protection will be spread over the period of the protection provided thereunder).

“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that, without duplication, there shall be (x) other than for the purposes of making calculations of the Net Total Leverage Ratio solely in connection with Sections 6.06(a) and 6.08(b), included an amount equal to the Owned Percentage of the income of any Majority-Owned Subsidiary that is consolidated with Holdings in accordance with GAAP and (y) excluded (a) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any Restricted Subsidiary or the date that such person’s assets are acquired by Holdings or any Restricted Subsidiary, (c) the income of any person (other than any Majority-Owned Subsidiary) in which any other person (other than Holdings or a wholly owned Restricted Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or a wholly owned Restricted Subsidiary by such person during such period, (d) any net after-tax gains or losses attributable to sales of assets out of the ordinary course of business (determined in good faith by the Borrowers), (e) any net after-tax extraordinary gains or extraordinary losses, (f) the cumulative effect of a change in accounting principles that occurs after the Closing Date, (g) any net after-tax income or loss from disposed, abandoned, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, closed or discontinued operations, (h)

any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Agreements or other derivative instruments, (i) effects of purchase accounting adjustments in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any acquisition permitted hereunder consummated after the Closing Date, (j) any non-cash expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries, (k) any accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP and (l) to the extent covered by insurance and actually reimbursed, or, so long as there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days, and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of Consolidated Net Income to the extent the expense reimbursed was previously excluded pursuant to this clause (l).

“Consolidated Secured Debt” shall mean, without duplication, as of any date of determination, (a) the aggregate principal amount of all Total Debt, outstanding hereunder as of such date and all other outstanding Total Debt secured by Liens on any assets or property of Holdings or any Restricted Subsidiary minus (b) the aggregate amount of cash and Permitted Investments on the consolidated balance sheet of Holdings and the Restricted Subsidiaries on such date, excluding cash and Permitted Investments which are or should be listed as “restricted” on the consolidated balance sheet of Holdings and the Restricted Subsidiaries as of such date, but which amount shall not exceed $200,000,000 in the aggregate for the purposes of this definition.

“Continuing Directors” shall mean (i) the directors of Holdings on the Closing Date and (ii) each other director (A) whose election or nomination to the board of directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the board of directors or (B) whose election or nomination to the board was approved by individuals referred to in clause (i) and (ii)(A) above (or individuals previously approved under this clause (B)) constituting at the time of such election or nomination at least a majority of the board (in each case, with such approval either by a specific vote or by approval of Holdings’ proxy statement in which such member was named as a nominee for election as a director).

“Contract” shall mean any agreement or invoice pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Account.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Convertible Bond Hedge Transactions” means any bond hedge, capped call or similar option transaction (including warrants) entered into in connection with the issuance of Convertible Bond Indebtedness.

“Convertible Bond Indebtedness” means any notes, bonds, debentures or similar instruments issued by Holdings, the Borrowers or one of their Subsidiaries that are convertible into or exchangeable for (x) cash, (y) shares of Holdings’ common stock or preferred stock or other Equity Interests other than Disqualified Stock or (z) a combination thereof.

Notwithstanding any other provision contained herein, in the case of any Convertible Bond Indebtedness for which the embedded conversion obligation must be settled by paying solely cash, so long as substantially concurrently with the offering of such Convertible Bond Indebtedness, Holdings, the Borrowers or a Subsidiary enters into a cash-settled Convertible Bond Hedge Transaction relating to such Convertible Bond Indebtedness, notwithstanding any other provision contained herein, for so long as such Convertible Bond Hedge Transaction (or a portion thereof corresponding to the amount of outstanding Convertible Bond Indebtedness) remains in effect, all computations of amounts and ratios referred to herein shall be made as if the amount of Indebtedness represented by such Convertible Bond Indebtedness were equal to the face principal amount thereof without regard to any mark-to-market derivative accounting for such Indebtedness.

“Copyrights” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.26.

“Credit and Collection Policies” shall mean the written credit, collection, customer relations and service policies of the Loan Parties in effect on the Closing Date and attached as Exhibit G, excluding any amendment, restatement, supplement or other modification thereof unless the same is consistent with past practices or made solely to cure any ambiguity.

“Credit Event” shall have the meaning assigned to such term in Section 4.02.

“Credit Facilities” shall mean the revolving credit, swingline and letter of credit facilities provided for by this Agreement.

“Cumulative Credit” means, at any time (the “Reference Date”), the sum (not less than zero) of (without duplication and determined on a cumulative basis):

(a) 100% of the aggregate amount of capital contributions and net cash proceeds from the sale or issuance of Equity Interests of Holdings permitted hereunder (other than any amounts constituting proceeds of issuances of Disqualified Stock) received by Holdings during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(b) an amount equal to any net cash returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by Holdings or any Restricted Subsidiary in respect of any Investments made pursuant to clause (ii) of Section 6.04(t); minus

(c) the aggregate amount of any Investments made pursuant to clause (ii) of Section 6.04(t), any Restricted Payment made pursuant to Section 6.06(a)(vi) of the Term Loan Agreement and any distribution, payment, redemption, repurchase, retirement or acquisition of Subordinated Indebtedness made pursuant to subclause (ii)(I) of Section 6.08(b) during the period commencing on the Closing Date and ending on the Reference Date (and, for purposes of this clause (c), without taking account of the intended usage of the Cumulative Credit on such Reference Date in the contemplated transaction).

“Default” shall mean any Event of Default or any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, at any time, subject to Section 2.25(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.25(b)) upon delivery of written notice of such determination to the Borrowers, each Issuing Bank, each Swingline Lender and each Lender.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with a disposition pursuant to Section 6.05(f) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Permitted Investments in connection with a subsequent sale of such non-cash consideration within 270 days following the consummation of the applicable disposition).

“Designated Pari Passu Amount” shall have the meaning assigned to such term in Section 8.11(a).

“Desktop Audit” means the determination of assets that are eligible to be included in the Borrowing Base by a review of the current assets specified in the financial statements of the Acquired Entity in a Permitted Acquisition, or, in connection with a material Investment that is not a Permitted Acquisition, a review of such other information regarding the acquired assets as may be acceptable to the Administrative Agent in its Permitted Discretion, as applicable, which determination (x) is reasonably made by the Administrative Agent using its Permitted Discretion and Holdings, and (y) can be supplemented by electronic access to books and records of such Acquired Entity or regarding the assets acquired in a material Investment that is not a Permitted Acquisition.

“Dilution Factors” shall mean, with respect to any Account of any Loan Party, any portion of which (a) was reduced, canceled or written-off as a result of (i) any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (either express or implied), allowances for early payment, warehouse and other allowances, defective, rejected, returned or repossessed merchandise or services, or any failure by any Loan Party to deliver any merchandise or services or otherwise perform under the underlying Contract or invoice, (ii) any change in or cancellation of any of the terms of the underlying Contract or invoice or any cash discount, rebate, retroactive price adjustment or any other adjustment by the applicable Loan Party, in each case, which reduces the amount payable by the Obligor on the related Account except to the extent based on credit related reasons, or (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), other than (x) any credits issued that relate to Obligor chargebacks on Accounts that do not constitute Eligible Receivables and (y) any credits issued that relate to rebilled transactions if such credits were issued within 30 days of the date of the previously arising Account or (b) is subject to any specific dispute, offset, counterclaim or defense whatsoever (except discharge in bankruptcy of the Obligor thereof).

“Dilution Ratio” shall mean, at any date, as to the Accounts owned by the Loan Parties, the amount (expressed as a percentage) obtained by dividing (a) the applicable seasonally adjusted Dilution Factors for the twelve most recently ended fiscal months with respect to the Loan Parties’ Accounts, by (b) the total gross sales with respect to the Loan Parties’ Accounts for the twelve fiscal month period ending two fiscal months prior to the end of the period described in clause (a).

“Dilution Reserve” shall mean, at any date, 85% of the product of (a) the excess (if positive) of (i) the applicable Dilution Ratio minus (ii) 5.0% multiplied by (b) the aggregate amount of Eligible Receivables of the Loan Parties on such date; provided, that if such product is a negative number, the Dilution Reserve shall be deemed to be zero.

“Disqualified Lenders” shall mean (i) such Persons that have been specified in writing to the Initial Arrangers prior to the date on which the Initial Arrangers commenced marketing of the Term Loans to potential Lenders, (ii) Competitors that have been specified by name in writing to the Administrative Agent from time to time and (iii) in the case of clauses (i) and (ii), any of their Affiliates that are (A) specified by name in writing to the Administrative Agent from time to time or (B) reasonably identifiable on the basis of such Affiliate’s name (in each case, other than Affiliates that are Bona Fide Debt Funds); it being understood, that any subsequent designation of a Disqualified Lender shall not apply retroactively to disqualify any person that has been assigned any Loans or any participation therein in accordance with the terms of this Agreement.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Latest Maturity Date (as determined at the time of incurrence or issuance), or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Latest Maturity Date (as determined at the time of incurrence or issuance).

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund, financial institution or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans in the ordinary course; provided that no natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, natural persons) and none of the Borrowers, Disqualified Lenders, Defaulting Lenders or any Subsidiary or Affiliate of the Defaulting Lenders shall be an Eligible Assignee.

“Eligible Inventory” shall mean all Inventory of the Loan Parties reflected in the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.04, except any Inventory with respect to which any of the exclusionary criteria set forth below applies (unless the Administrative Agent in its sole discretion elects to include such Inventory). No Inventory shall be Eligible Inventory if it is:

(a) Inventory to which a Loan Party does not have good, valid and unencumbered title, subject to no Liens other than Liens granted to the Collateral Agent under the Loan Documents, Liens that are subject to the Intercreditor Agreements and Permitted Encumbrances;

(b) Inventory that is not finished goods, raw materials or work in process or that consists of packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;

(c) Inventory placed on consignment by a Loan Party or subject to any deposit or down payment, unless the Collateral Agent has received an appropriate Lien Waiver or collateral access agreement in form and substance reasonably satisfactory to the Administrative Agent, or an appropriate Reserve has been established;

(d) Inventory that is not in new and saleable condition or that is obsolete, non-conforming, unmerchantable, unusable, defective, damaged, shopworn or otherwise unfit for sale, or identified as a write-off, overstock or excess by a Loan Party (as determined in the ordinary course of business);

(e) Inventory that is subject to a recall or is otherwise being held for quality control purposes;

(f) Inventory that does not meet in all material respects all standards imposed by any Governmental Authority or that constitutes hazardous materials under any Environmental Law;

(g) Inventory that does not conform in all material respects with the representations and warranties contained in any Loan Document;

(h) Inventory that is not subject to the Collateral Agent’s duly perfected, first priority Lien (subject to Liens permitted pursuant to Section 6.02(d) or (l), in each case, to the extent such Liens arise by operation of law and are not created, granted or incurred with the consent of any Loan Party, and, in the case of Inventory otherwise permitted by clauses (n) (with respect to premises or locations covered by a Rent Reserve) or (o) below, any Lien permitted by Section 6.02(c));

(i) Inventory that is not within the United States, or that is in transit except between locations of the Loan Parties;

(j) Inventory that is subject to any warehouse receipt or negotiable Document;

(k) Inventory (other than Acquired Borrowing Base Collateral) for which field audits and appraisals have not been completed by the Administrative Agent or a qualified independent appraiser reasonably acceptable to the Administrative Agent utilizing procedures and criteria acceptable to the Administrative Agent for determining the value of such Inventory;

(l) Inventory to the extent any value thereof is attributable to intercompany profit among the Loan Parties or their Affiliates;

(m) Inventory that is subject to any License or other arrangement that restricts the Loan Parties’ or the Collateral Agent’s right to dispose of such Inventory, unless the Collateral Agent has received an appropriate Lien Waiver or evidence that the applicable royalties have been duly paid;

(n) Inventory that is located at third party premises or a location not owned by a Loan Party, and is subject to landlord’s or warehousemen’s Liens or other Liens arising by operation of law, unless the premises or location are covered by a Lien Waiver or an appropriate Rent Reserve (and a Reserve in respect of offset or counterclaim) has been established; or

(o) Inventory that is located at third party premises that is subject to landlord’s or warehousemen’s Liens or other Liens arising by operation of law, and the premises or location is not covered by a Lien Waiver or an appropriate Rent Reserve (and a Reserve in respect of offset or counterclaim), in excess of $100,000 at any one location;

provided that prior to the date that occurs 60 days following the Closing Date (or such longer period not to exceed 120 days following the Closing Date, as the Administrative Agent may allow in its Permitted Discretion), Inventory held on consignment by depositories shall not be deemed ineligible by reason of clause (c), and Inventory shall not be deemed ineligible by reason of clause (n), in each case unless the Administrative Agent in its Permitted Discretion shall determine otherwise.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Inventory ceases to be Eligible Inventory because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, the Administrative Agent will not require exclusion of such Inventory from the Borrowing Base until five (5) days following the date on which the Administrative Agent gives notice to the Borrowers of such ineligibility.

The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in its Permitted Discretion (based on an analysis of material facts or events first occurring, or first discovered by the Administrative Agent, after the Closing Date), subject to the approval of the Supermajority Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would be available based upon the criteria in effect on the Closing Date. The Administrative Agent acknowledges that as of the Closing Date it does not know of any circumstance or condition with respect to the Inventory that would require the adjustment or imposition of any of the exclusionary criteria set forth above.

“Eligible Receivable” shall mean, as of any date of determination, an Account owned by a Loan Party:

(a) (i) that is due and payable within 180 days of the Billing Date thereof and (ii) with respect to which no payment or part thereof remains unpaid for more than 120 days after its original Receivable Maturity Date or more than 180 days after its Billing Date; provided that if such Account is a Long-Term Account, such Account shall be deemed to be an Eligible Receivable for the period commencing with the day that is 90 days prior to the original Receivable Maturity Date of such Account until (so long as it remains unpaid) the day that is 60 days after the original Receivable Maturity Date of such Account;

(b) that is not a liability of an Obligor with respect to which more than 50% of the aggregate outstanding balance of all Accounts owing by such Obligor are not Eligible Receivables due to the criteria set forth in paragraph (a) above;

(c) that is not a liability of an Excluded Obligor;

(d) that is denominated and payable in U.S. Dollars and is not represented by a note or other negotiable instrument or by chattel paper;

(e) that is not subject to any right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, deposits, overpayments, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim or defense (with only the portion of any such Account subject to any such right of rescission, dispute, offset

(including, without limitation, as a result of customer promotional allowances, deposits, overpayments, discounts, rebates, or claims for damages), hold back defense, adverse claim or defense or other claim being considered not an Eligible Receivable by virtue of this clause (d)), whether arising out of transactions concerning the Contract therefor or otherwise;

(f) with respect to which the Obligor thereunder is not a BK Obligor unless such Loan Party is determined in the applicable bankruptcy, receivership or insolvency proceedings to have a claim on such Account prior and senior to the claim of any other creditor of such Obligor on such Account;

(g) [intentionally omitted]

(h) that does not represent “billed but not yet shipped” goods or merchandise, partially performed or unperformed services, consigned goods or “sale or return” goods and does not arise from a transaction for which any additional performance by the applicable Loan Party, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation, remains to be performed as a condition to any payments on such Account or the enforceability of such Account under applicable law;

(i) such Account is owned by such Loan Party, free and clear of any Liens other than Liens granted to the Collateral Agent under the Loan Documents, Liens that are subject to the Intercreditor Agreements and Permitted Encumbrances;

(j) that is not the liability of an Obligor that has any claim against or affecting such Loan Party or the property of such Loan Party which gives rise to a right of set-off against such Account (with only that portion of Accounts owing by such Obligor equal to the amount of such claim being not an Eligible Receivable);

(k) that was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policies;

(l) that arises under a Contract, which, together with such Account, is in full force and effect and constitutes the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable against such Obligor by the holder thereof in accordance with its terms;

(m) that is entitled to be paid pursuant to the terms of the Contract therefor and has not been paid in full or been compromised, adjusted, extended, reduced, satisfied, subordinated, rescinded or modified (except for adjustments to the outstanding balance thereof to reflect Dilution Factors made in accordance with the Credit and Collection Policies);

(n) that, together with the Contract, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation that, in each case, could reasonably be expected to have a material adverse effect on the collectability, value or payment terms of such Account;

(o) with respect to which no proceedings or investigations are pending or threatened in writing before any Governmental Authority (i) asserting the invalidity of such Account or the Contract therefor, (ii) seeking payment of such Account or payment and performance of such Contract or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of such Account or such Contract;

(p) (i) that is an “account” or a “payment intangible” within the meaning of the UCC (or any other applicable legislation) of the jurisdictions in which such Loan Party is organized and in which the chief executive office of such Loan Party is located and (ii) under the terms of the related Contract, the right to payment thereof may be freely assigned, including as a result of compliance with applicable law (or with respect to which, the prohibition on the assignment of rights to payment are made fully ineffective under applicable law);

(q) that is payable solely and directly to a Loan Party and not to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable);

(r) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Account or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

(s) that is created through the provision of merchandise, goods or services by such Loan Party in the ordinary course of its business;

(t) that is not the liability of an Obligor that, under the terms of the Credit and Collection Policies, (i) is receiving or should receive merchandise, goods or services on a “cash on delivery” basis or (ii) is a credit or collection risk or on credit hold or makes slow or inconsistent payments;

(u) that does not constitute a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Account;

(v) that is subject to the Collateral Agent’s duly perfected, first-priority Lien (subject to Liens permitted pursuant to Section 6.02(d) or (l), in each case, to the extent such Liens arise by operation of law and are not created, granted or incurred with the consent of any Loan Party);

(w) that does not represent sales tax;

(x) that does not represent the balance owed by an Obligor on an Account in respect of which the Obligor has made partial payment;

(y) which arises under a Contract which does not contain a confidentiality provision that purports to restrict the ability of the Administrative Agent or any Lender to exercise its rights under the Loan Documents, including the right to review the Contract;

(z) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by a Loan Party;

(aa) with respect to which no check, draft or other item of payment was previously received that was returned unpaid or otherwise;

(bb) the Obligor of which is (x) domiciled in the United States of America, Puerto Rico, the United States Virgin Islands, Guam or Canada or (y) domiciled in any other jurisdiction approved by the Administrative Agent; provided that to the extent Accounts considered eligible by virtue of this clause (y) shall constitute more than ten (10%) percent of all Eligible Receivables, such excess shall constitute Eligible Receivables only to the extent backed by a letter of credit or insurance policy reasonably acceptable to the Administrative Agent;

(cc) the Obligor of which is not (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the United States (except to the extent such Accounts are backed by a letter of credit reasonable acceptable to the Administrative Agent), or (ii) the government of the United States, or any department, agency, public corporation, or instrumentality thereof, unless (x) the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Collateral Agent in such Accounts have been complied with to the Administrative Agent’s reasonable satisfaction or (y) in the case of clause (ii), the aggregate amount of Accounts of all Loan Parties described in clause (ii) does not exceed five (5%) percent of all Eligible Receivables;

(dd) which is not indebtedness of an Obligor (whether constituting an account, chattel paper, document, instrument or general intangible (under which the Obligor’s principal obligation is a monetary obligation) and whether or not earned by performance) arising from the provision of merchandise, goods or services by an Acquired Affiliate to such Obligor prior to becoming an Acquired Affiliate, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto, to the extent that the Loan Party acquiring such Acquired Affiliate has notified the Administrative Agent in writing that the sale, pledge or other transfer of such indebtedness by such Loan Party would constitute a breach of, or otherwise conflict with, any material agreement binding on or affecting such Acquired Affiliate or its property;

(ee) that is a liability of an Obligor the total amount of Accounts owing by which to the Loan Parties does not exceed (i) fifteen (15)% of the total amount of Accounts of all of the Loan Parties if such Obligor is organized, and has its principal place of business located, in the United States, Puerto Rico, the United States Virgin Islands, Guam or Canada or (ii) ten (10)% of the total amount of Accounts of all of the Loan Parties if such Obligor is organized, or has its principal place of business located, outside the United States, Puerto Rico, the United States Virgin Islands, Guam and Canada;

(ff) that does not represent any portion of any Loan Party’s deferred revenue; provided that (x) during the first two years after the Closing Date, during the period commencing on February 1 and ending on May 31 of each such year, no Reserves shall be implemented or required (or any such Reserves in existence shall not count against the Borrowing Base) with respect to Eligible Receivables with respect to deferred revenue up to an aggregate amount not to exceed 15% of the Borrowing Base as of the relevant date of determination; and (y) during any period other than the period commencing on February 1 and ending on May 31 of each of the first two years after the Closing Date, in the case of Accounts of Obligors for which specific identification cannot be made with respect to deferred revenue, the amount of such Accounts deemed not to be Eligible Receivables pursuant to this clause (ff) shall equal the following applicable percentage of all such Accounts: (i) during the period of June through November, the lesser of (A) 40% and (B) the percentage of the Obligors matched to the respective deferred revenue and (ii) during the period of December through May, the lesser of (A) 20% and (B) the percentage of the Obligors matched to the respective deferred revenue; and

(gg) that does not represent any portion of any unapplied cash receipts of any Loan Party.

If any Account at any time ceases to be an Eligible Receivable, then such Account shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Account ceases to be an Eligible Receivable because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, the Administrative Agent will not require exclusion of such Account from the Borrowing Base until five (5) days following the date on which the Administrative Agent gives notice to the Borrowers of such ineligibility.

The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in its Permitted Discretion (based on an analysis of material facts or events first occurring, or first discovered by the Administrative Agent, after the Closing Date), subject to the approval of Supermajority Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would have been available based upon the criteria in effect on the Closing Date. The Administrative Agent acknowledges that as of the Closing Date it does not know of any circumstance or condition with respect to the Accounts that would require the adjustment or imposition of any of the exclusionary criteria set forth above.

In the case of any past due Accounts of any Obligor, the Administrative Agent may in its Permitted Discretion make adjustments to such Accounts to reflect any credit balance of the Accounts of such Obligor (but not any other Obligor).

“Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) which is sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of its subsidiaries or its ERISA Affiliates and is subject to Section 401(a) of the Internal Revenue Code.

“Employee Equity Sales” shall mean the issuance or sale of Equity Interests of Holdings after the Closing Date to any present or former officer or employee of Holdings or any Restricted Subsidiary.

“Environmental Laws” shall mean all applicable former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety (as it relates to exposure to Hazardous Materials) or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials Released into the environment, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest; provided, however, that Convertible Bond Indebtedness permitted under Section 6.01 and Convertible Bond Hedge Transactions entered into as a part of, or in connection with, an issuance of such Convertible Bond Indebtedness shall in no event be deemed an Equity Interest hereunder.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of a Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by a Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by a Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, is in endangered or critical status, within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Restricted Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which a Borrower or any such Restricted Subsidiary could otherwise be liable, (i) any Foreign Benefit Event or (j) any other event or condition with respect to any Plan, Multiemployer Plan or Foreign Pension Plan that could result in the imposition of a Lien or the acceleration of any statutory obligation to fund any material unfunded accrued benefit liability of such Plan, Multiemployer Plan or Foreign Pension Plan.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Excluded Accounts” shall mean (a) payroll accounts, employee benefit accounts, withholding tax and other fiduciary accounts, escrow accounts in respect of arrangements with non-affiliated third parties, customs accounts, cash collateral accounts subject to Liens permitted under the Loan Documents and accounts held by non-Loan Parties and (b) such other deposit accounts and other bank or securities accounts held by Loan Parties the balance of all of which is less than $10,000,000 in the aggregate at any time.

“Excluded Obligor” shall mean any Obligor that is an Affiliate of a Loan Party.

“Excluded Assets” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Excluded Subsidiary” shall have the meaning assigned to such term in Section 5.12(a).

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) Taxes imposed on (or measured) by its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case imposed (i) by the United States of America, (ii) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (iii) as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (or any political subdivision thereof), (b) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to or for the account of such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.20(a), (c) Taxes attributable to such Lender’s failure to comply with Sections 2.20(f) and (g), and (d) any Taxes imposed under FATCA.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financing, effective on September 24, 2001.

“Existing Credit Agreement” shall have the meaning assigned to such term in the preliminary statements to this Agreement.

“Existing Letter of Credit” means each “Letter of Credit” (as defined in the Existing Credit Agreement) issued pursuant to the Existing Credit Agreement and outstanding on the Closing Date (each of which that is outstanding as of the date hereof is set forth on Schedule 1.01(a)).

“Existing Term Loan Agreement” shall mean the Amended and Restated Term Loan Credit Agreement dated as of May 29, 2015 among Holdings, the Borrowers, Citibank, N.A., as administrative agent and collateral agent and the other parties thereto, as amended prior to the date hereof.

“Facility Increase” shall have the meaning assigned to such term in Section 2.24(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect thereto and laws enacting such intergovernmental agreements between the United States and any other jurisdiction to implement Sections 1471 through 1474 of the Code (an “IGA”), and any law, regulation or other official guidance enacted in any jurisdiction implementing Sections 1471 through 1474 of the Code or an IGA.

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, for the avoidance of doubt, the “Federal Funds Effective Rate” shall never be less than zero.

“Fee Letter” shall mean with respect to any Agent, the applicable fee letter then in effect between such Agent and Holdings.

“Fees” shall mean the Unused Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees, the Other Fees and the Issuing Bank Fees.

“FEMA” means the Federal Emergency Management Agency.

“Financial Covenant” shall mean, at any time, the covenant contained in Section 6.11.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Fixed Amounts” has the meaning specified in Section 1.09.

“Fixed Charge Coverage Ratio” shall mean, on any date, the ratio of (in each case on a consolidated basis for Holdings and its Restricted Subsidiaries) (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements are available minus non-financed Capital Expenditures paid in cash during such period, to (b) the sum of (i) taxes based on income, profits or losses paid in cash during such period (net of any refunds in cash received in respect of such taxes during such period), plus (ii) Consolidated Interest Expense for such period, plus (iii) the aggregate amount of all scheduled principal payments of Indebtedness for borrowed money paid in cash during such period, plus (iv) all Restricted Payments made pursuant to Section 6.06(a)(v) paid in cash during such period; provided that the Fixed Charge Coverage Ratio shall be determined for the relevant test period on a pro forma basis in accordance with Section 1.03.

“Flood Compliance Event” means the occurrence of any of the following: (a) a Flood Redesignation with respect to any Mortgaged Property (if any), (b) any increase to the Commitments pursuant to Section 2.24 at any time there is a Mortgaged Property (if any), (c) the addition of any Mortgaged Property as Collateral pursuant to Section 5.12 and (d) any extension of the Revolving Credit Maturity Date at any time there is a Mortgaged Property.

“Flood Hazard Determination” means a “Life-of-Loan” FEMA Standard Flood Hazard Determination obtained by Agent.

“Flood Hazard Property” means any Mortgaged Property that on the relevant date of determination includes a Building and, as shown on a Flood Hazard Determination, such Building is located in a Special Flood Hazard Area.

“Flood Insurance” means (a) federally-backed flood insurance which insures both Flood Hazard Properties and the personal property contained within them (to the extent such personal property is Collateral) and which is available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program or (b) to the extent permitted by the Flood Insurance Laws, a private flood insurance policy from a financially sound and reputable insurance company that is not an Affiliate of the Borrowers and which insures both Flood Hazard Properties and the personal property contained within them (to the extent such personal property is Collateral).

“Flood Insurance Documents” means (a) evidence as to whether each Mortgaged Property is a Flood Hazard Property pursuant to a Flood Hazard Determination, and (b) if such Mortgaged Property is a Flood Hazard Property, (i) evidence as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (ii) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) copies of the applicable Loan Party’s application for a Flood Insurance policy plus proof of premium payment, a declaration page confirming that Flood Insurance has been issued, or such other evidence of Flood Insurance, in an amount equal to at least the amount required by the Flood Insurance Laws and naming the Collateral Agent as sole loss payee and mortgagee on behalf of the Secured Parties, and otherwise including terms satisfactory to the Collateral Agent and each Lender.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Flood Redesignation” means the designation of any Mortgaged Property as a Flood Hazard Property where such property was not a Flood Hazard Property previous to such designation.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $5,000,000 by Holdings or any Restricted Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by Holdings or any of the Restricted Subsidiaries, or the imposition on Holdings or any of the Restricted Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000.

“Foreign Lender” shall mean any Lender and, for purposes of Section 2.20, any Issuing Bank, that is not a U.S. Person.

“Foreign Pension Plan” shall mean any defined benefit pension plan maintained outside the jurisdiction of the United States that is maintained or contributed to by Holdings, any Restricted Subsidiary or any ERISA Affiliate and that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Pro Rata Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” shall mean generally accepted accounting principles. References to GAAP shall mean GAAP in the United States, unless otherwise expressly provided.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Second Amended and Restated Revolving Facility Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Loan Parties party thereto and the Collateral Agent.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, any Restricted Subsidiaries or any of their Affiliates shall be a Hedging Agreement. Notwithstanding the foregoing, to the extent entered into in connection with Convertible Bond Indebtedness, Convertible Bond Hedge Transactions shall not constitute Hedging Agreements.

“HMCo” shall have the meaning assigned to such term in the preamble to this Agreement.

“HMHP” shall have the meaning assigned to such term in the preamble to this Agreement.

“Holdings” shall have the meaning assigned to such term in the preamble to this Agreement.

“IGA” shall have the meaning assigned thereto in the definition of “FATCA”.

“Immaterial Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary of Holdings (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) are an amount equal to or less than 5% of the consolidated total assets of Holdings and its Restricted Subsidiaries at such date and (b) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) are an amount equal to or less than 5% of the consolidated gross revenues of Holdings, in each case determined in accordance with GAAP.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.24(a).

“Incremental Facility Joinder Agreement” shall mean an agreement substantially in the form of Exhibit H, among the Loan Parties, the Administrative Agent and one or more new or existing Revolving Credit Lenders in respect of any Facility Increase or one or more New Revolving Credit Lenders in respect of any New Revolving Credit Loan Commitment.

“Incurrence Based Amounts” has the meaning specified in Section 1.09.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding earnouts (unless such earnout is not paid after it becomes due and payable in accordance with the terms thereof), trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) Capital Lease Obligations and Synthetic Lease Obligations of such person, (h) all obligations of such person (including contingent obligations) as an account party in respect of letters of credit, (i) all obligations of such person in respect of bankers’ acceptances, (j) all net payments that such person would have to make in the event of any early termination, on the date Indebtedness is being determined, in respect of outstanding Hedging Agreements, and (k) all obligations of such person in respect of Disqualified Stock. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such partnership, except to the extent the terms of such Indebtedness expressly provide that such person is not liable therefor. Notwithstanding the foregoing, Indebtedness will be deemed not to include obligations under, or in respect of Qualified Capital Stock.

“Indemnified Costs” shall have the meaning set forth in Section 8.05(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning set forth in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Initial Arrangers” shall mean Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc.

“Intellectual Property” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Intercreditor Agreement” shall mean (a) the ABL Intercreditor Agreement, (b) to the extent executed in connection with the incurrence of secured Indebtedness incurred by a Loan Party, the Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the obligations under the Term Loan Agreement, a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall be ranked in such manner and junior to the Liens on the Revolving Credit First Lien Collateral

securing the Obligations and senior to the Liens on the Term Facility First Lien Collateral securing the Obligations to the same extent as the Liens securing the obligations under the Term Loan Agreement, and (c) to the extent executed in connection with the incurrence of secured Indebtedness incurred by a Loan Party, the Liens on the Collateral which are intended to rank junior in priority to the Liens on the Collateral securing the obligations under the Obligations, a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations, as the context requires.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including any Swingline Loan), the last Business Day of each calendar month, commencing with the last Business Day of December 2019, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or, if made available by all participating Lenders, 12 months)as a Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the last month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” shall have the meaning specified in the UCC.

“Investment/Acquisition Payment Conditions” shall mean prior to and after giving effect to the relevant action as to which the satisfaction of the Investment/Acquisition Payment Conditions is being determined, (a) no Default shall have occurred or be continuing and either (b) (I) on a pro forma basis, Holdings would be in compliance with the Financial Covenant (disregarding whether a Testing Period is then in effect) and (II) Availability (on a pro forma basis) for the preceding 30 calendar days shall be in excess of the greater of (x) $25,000,000 and (y) 12.5% of the lesser of (1) the Total Revolving Credit Commitment at such time and (2) the Borrowing Base at such time (as determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.04), as adjusted in accordance with this Agreement or (c) Availability (on a pro forma basis) for the immediately preceding 30 calendar days shall be in excess of the greater of (x) $37,500,000 and (y) 17.5% of the lesser of (1) the Total Revolving Credit Commitment at such time and (2) the Borrowing Base at such time (as determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.04), as adjusted in accordance with this Agreement.

“Investments” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the Internal Revenue Service of the United States.

“Issuing Bank” shall mean, as the context may require, (a) Citibank, N.A. or Wells Fargo Bank, N.A., in each case acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder, and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Joint Venture” shall mean any Person in which Holdings or any of its Restricted Subsidiaries beneficially own any Equity Interest that is not a wholly owned Subsidiary.

“L/C Commitment” shall mean, in the case of each Issuing Bank on the Closing Date, the amount set forth opposite such Issuing Bank’s name on Schedule 1.01(b) as such Issuing Bank’s L/C Commitment. The aggregate amount of the L/C Commitment as of the Closing Date is $50,000,000.

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and (b) the aggregate amount of all L/C Disbursements with respect to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Obligations” shall mean the due and punctual payment and performance of all obligations of each Loan Party under each Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such date.

“LCT Election” means the Borrowers’ election to designate an Acquisition, or similar material Investment, or an irrevocable repayment or repurchase of Indebtedness, as a Limited Condition Transaction, pursuant to the terms hereof.

“LCT Test Date” means, for any Limited Condition Transaction, (x) the date on which the definitive agreement is entered into (or notice of irrevocable repayment or repurchase is given), provided that, if the closing of such Limited Condition Transaction is more than 120 days after the date on which the definitive agreement is entered into (or notice of irrevocable repayment or repurchase is given), the LCT Test Date shall be the date of the consummation of such Limited Condition Transaction, or (y) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law in another jurisdiction), the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) in respect of a target of such acquisition (a “Public Offer”).

“Lender Appointment Period” shall have the meaning set forth in Section 8.07.

“Lenders” shall mean Revolving Credit Lenders and the Swingline Lender (unless the context clearly indicates otherwise in the case of the Swingline Lender).

“Letter of Credit” shall mean any letter of credit issued (or deemed issued in the case of any Existing Letter of Credit) pursuant to Section 2.23.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than such Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds such Interest Period, in each case, at such time.

“LIBOR Screen Rate” shall mean, for any period, the rate per annum determined on the basis of the rate for deposits in U.S. Dollars for a period equal to such period commencing on the first day of such period appearing on Reuters Screen Libor01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such period. In the event that such rate is not available at such time for any reason, then the “LIBOR Screen Rate” shall be a rate per annum equal to the “LIBO Rate”; provided, however, that, for the avoidance of doubt, the “LIBOR Screen Rate” shall never be less than 0%.

“LIBOR Successor Rate” shall have the meaning set forth in Section 2.08.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of “Adjusted LIBO Rate”, “Alternate Base Rate”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrowers, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrowers).

“License” shall mean any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral or any other conduct of its business.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Waiver” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents (as defined in the UCC) in its possession relating to the Collateral as agent for the Collateral Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Collateral Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Collateral Agent upon request; and (d) for any Collateral subject to a licensor’s Intellectual Property rights, such licensor grants to Agent the right, vis-à-vis such licensor, to enforce the Collateral Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License, or, in the case of each of clauses (a) to (d) above, has such other terms that are reasonably satisfactory to the Administrative Agent.

“Limited Condition Transaction” means (a) any Acquisition or similar material Investment, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing or (b) any redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining third party financing.

“Loan Document Obligations” shall mean the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, examination, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, (iii) all other monetary obligations of the Borrowers to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, examination, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (iv) the due and punctual performance of all other obligations of the Borrowers under or pursuant to this Agreement and each of the other Loan Documents, and (v) the due and punctual payment and performance of all the obligations of each Loan Party under or pursuant to the Guarantee and Collateral Agreement and each of the other Loan Documents.

“Loan Documents” shall mean this Agreement, the Security Documents, the Incremental Facility Joinder Agreements, if any, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and the Fee Letters (except with respect to any Fee Letter, for the purposes of Section 9.08).

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Loans” shall mean the Revolving Credit Loans and the Swingline Loans.

“Local Time” shall mean with respect to a Loan, Borrowing or Letter of Credit, New York City time.

“Long-Term Account” shall mean an Account of a Loan Party that (a) relates to a code “z” invoice and (b) has a Receivable Maturity Date occurring 151 days or more after its Billing Date.

“Majority-Owned Subsidiary” shall mean a Restricted Subsidiary of Holdings of which securities (except for directors’ qualifying shares) or other ownership interests representing a majority of the aggregate outstanding Equity Interests of such Restricted Subsidiary are, at the time any determination is being made, owned, Controlled or held by Holdings or one or more wholly owned Subsidiaries of Holdings or by Holdings and one or more wholly owned Subsidiaries of Holdings.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreement.”

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, properties, results of operations or financial condition of Holdings and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings or any Restricted Subsidiary in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Real Property” shall mean any parcel of owned real property with a fair market value of at least $5,000,000.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, each parcel of owned real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean, with respect to mortgages required to be delivered hereafter pursuant to Section 5.12, the mortgages, charges, deeds of trust, assignments of leases and rents and other security documents, substantially in the form of Exhibit F (with such changes as may be reasonably satisfactory to the Administrative Agent and its counsel in order to account for local law matters) and otherwise pursuant to this Agreement.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is maintained or contributed to by Holdings, any Restricted Subsidiary or any ERISA Affiliate.

“National Flood Insurance Program” means the program created pursuant to the Flood Insurance Laws.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrowers’ good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than the Obligations, or any such Indebtedness assumed by the purchaser of such asset) and (b) with respect to any issuance or incurrence of Indebtedness or other event, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“Net First Lien Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated First Lien Debt as of the last day of the test period most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for such test period. In any test period in which a transaction described in Section 1.03 occurs, the Net First Lien Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

“Net Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the last day of the test period most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for such test period. In any test period in which a transaction described in Section 1.03 occurs, the Net Secured Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

“Net Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Total Debt minus the aggregate amount of cash and Permitted Investments on the consolidated balance sheet of Holdings and the Restricted Subsidiaries on such date, excluding cash and Permitted Investments which are or should be listed as “restricted” on the consolidated balance sheet of Holdings and the Restricted Subsidiaries as of such date as of the last day of the test period most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for such test period. In any test period in which a transaction described in Section 1.03 occurs, the Net Total Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

“New Revolving Credit Commitment” shall have the meaning assigned to such term in Section 2.24(a).

“New Revolving Credit Lender” shall have the meaning assigned to such term in Section 2.24(a).

“New Revolving Credit Loans” shall have the meaning assigned to such term in Section 2.24(a).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Not for Profit Subsidiaries” shall mean, collectively, Houghton Mifflin Harcourt Foundation, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, and any other Subsidiary of Holdings that is exempt from U.S. federal income taxation under Section 501(a) of the Code.

“Obligations” shall mean (a) the Loan Document Obligations and (b) the Other Secured Obligations.

“Obligor” shall mean, with respect to any Account, the Person primarily obligated to make payments in respect thereof.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“OID” shall mean original issue discount, as defined in Section 1273 of the Code.

“Orderly Liquidation Value” shall mean, with respect to Eligible Inventory, the orderly liquidation value (net of costs and expenses incurred in connection with liquidation) of such Eligible Inventory, as a percentage of the cost of such Eligible Inventory, which percentage shall be determined by reference to, and adjusted seasonally in a manner consistent with, the most recent third-party appraisal of such Eligible Inventory received by the Administrative Agent.

“Other Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Other Pari Passu Secured Obligations” shall mean Other Secured Obligations designated as Other Pari Passu Secured Obligations in accordance with Section 8.11.

“Other Secured Agreement” shall mean, to the extent designated as such by the Borrowers and each applicable Other Secured Party in writing to the Administrative Agent from time to time in accordance with Section 8.11, any agreement evidencing obligations owing by any Loan Party under (a) any Hedging Agreement entered into by Holdings or any of its Subsidiaries with any Person that at the time of entering into such Hedging Agreement is a Lender, Arranger or Agent, or an Affiliate of a Lender, Arranger or Agent or (b) any Cash Management Services Agreement entered into by Holdings or any of its Subsidiaries with any Person that at the time of entering into such arrangement is a Lender, Arranger or Agent, or an Affiliate of a Lender, Arranger or Agent; provided that all “Other Secured Agreements” (as defined in the Existing Credit Agreement) in existence on the Closing Date shall be deemed to be an Other Secured Agreement under this Agreement.

“Other Secured Obligations” shall mean the due and punctual payment and performance of all obligations of each Loan Party under each Other Secured Agreement, excluding, in each case, any Excluded Swap Obligations (as defined in the Guarantee and Collateral Agreement).

“Other Secured Party” shall mean a Person that (a) is a party to an Other Secured Agreement and (b) at the time of entering into such Other Secured Agreement, is a Lender, Arranger or Agent, or an Affiliate of a Lender, Arranger or Agent (or was such a Person under the Existing Credit Agreement at the time of entering into such Other Secured Agreement); provided that, so long as any Lender is a Defaulting Lender, such Lender will not be an Other Secured Party with respect to any Other Secured Agreement entered into while such Lender was a Defaulting Lender.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Commitment, Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, performance, delivery, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment between such recipient and the jurisdiction imposing such Tax (other than an assignment made pursuant to Section 2.21(b)).

“Owned Percentage” shall mean, with respect to any Majority-Owned Subsidiary, the percentage of Equity Interests in such Majority-Owned Subsidiary owned by Holdings and its Restricted Subsidiaries.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“Patents” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a perfection certificate in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Acquisition” shall mean the acquisition by Holdings or any Restricted Subsidiary of all or substantially all the assets of a person or line of business of such person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) not previously held by Holdings and its Subsidiaries of a person (referred to herein as the “Acquired Entity”); provided that (a) the Acquired Entity shall be engaged in a Permitted Business; (b) at the time of such transaction, both before and after giving effect thereto, no Event of Default shall have occurred and be continuing; (c) the aggregate amount of Investments made after the Closing Date pursuant to Section 6.04(e) by the Loan Parties in Persons that are not Loan Parties or do not become Loan Parties upon consummation of such acquisition (valued at the time made and without regard to any write-downs or write-offs of such Investments) shall not exceed the greater of $100,000,000 and 31% of the Consolidated EBITDA for the most recently ended four consecutive fiscal quarter period for which financial statements are required to have been delivered pursuant to Section 5.04(b); (d) the Borrowing Agent shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form reasonably satisfactory to the Administrative Agent; and (e) all persons which are Domestic Subsidiaries in which Holdings or any Restricted Subsidiary shall hold any Investment as a result of such acquisition shall become a Subsidiary Guarantor and shall comply with the applicable provisions of Section 5.12 and the Security Documents.

“Permitted Business” means (a) any business or business activity conducted by the Borrowers and their Subsidiaries on the Closing Date and (b) any other business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“Permitted Discretion” shall mean a determination made by the Administrative Agent in good faith and in the exercise of reasonable credit judgment in accordance with its usual and customary practices for comparable asset-based lending transactions (adhering to its established credit and collection policies) and, as it relates to the establishment or increase of Reserves or the adjustment or imposition of exclusionary criteria, shall require that, (a) such establishment, increase, adjustment or imposition after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent, after the Closing Date or that are materially different from facts or events occurring or known to the Administrative Agent, on the Closing Date, (b) the contributing factors to the imposition or increase of any Reserve shall not duplicate (i) the exclusionary criteria set forth in the definitions of “Eligible Inventory” and “Eligible Receivables” as applicable (and vice versa) or (ii) any reserves deducted in computing book value, cost or Orderly Liquidation Value and (c) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors.

“Permitted Encumbrances” shall mean Liens permitted pursuant to Section 6.02(d), (i), (l) and (z), in each case, to the extent such Liens arise by operation of law and are not created, granted or incurred with the consent of any Loan Party.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) (i) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s or (ii) corporate debt securities maturing within two years from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A by S&P or A2 by Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, and demand deposit and general banking sweep accounts with, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 60 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least AA by S&P or Aa by Moody’s;

(f) asset backed securities maturing within two years from the date of acquisition thereof and having, at such date of acquisition, a rating of at least AAA by S&P or Aaa by Moody’s;

(g) municipal variable rate demand obligations maturing within two years from the date of acquisition thereof and having, at such date of acquisition, a rating of at least AA by S&P or Aa2 by Moody’s;

(h) investments in “money market funds” within the meaning of Rule 2a 7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (g) above, in each case (i) maturing within one year from the date of acquisition thereof and (ii) having, at such date of acquisition, one of the three highest credit rating obtainable from S&P or Moody’s; and

(i) other short-term investments by Holdings and Foreign Subsidiaries in currencies other than U.S. Dollars and of a type listed on Schedule 1.01(d).

“Permitted Pari Passu Term Collateral Liens” means Liens permitted by Section 6.01(v)(i) or 6.01(w); provided that such Liens are subject to an Intercreditor Agreement.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness (other than any Indebtedness incurred under this Agreement) of a Restricted Subsidiary, issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), Indebtedness of such Restricted Subsidiary (including all or a portion of any Indebtedness incurred under this Agreement) that is permitted by this Agreement to be Refinanced; provided that:

(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus any related fees, commissions and expenses, unpaid accrued interest and premium thereon and underwriting discounts and defeasance costs),

(ii) except with respect to Section 6.01(k), the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to (and the maturity of such Permitted Refinancing Indebtedness is no earlier than) that of the Indebtedness being Refinanced,

(iii) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced,

(iv) no Permitted Refinancing Indebtedness shall have different obligors than the Indebtedness being Refinanced, unless such new obligors are Loan Parties, and no Permitted Refinancing Indebtedness shall have greater guarantees than the Indebtedness being Refinanced,

(v) the terms and covenants of such Permitted Refinancing Indebtedness (excluding pricing, call protection, premiums and prepayment or redemption terms, or covenants or other provisions applicable only to periods after the maturity date of the Indebtedness being refinanced) taken as a whole, shall either be, (x) not materially less favorable to the Borrowers and their Subsidiaries than the terms and covenants, taken as a whole, of the Indebtedness being so Refinanced, or (y) on market terms at the time of the establishment of such Indebtedness (in each case, as reasonably determined by Holdings) (except for, in each case, (1) terms otherwise implicitly permitted by this “Permitted Refinancing Indebtedness” definition, (2) covenants or other provisions applicable only to periods after the latest maturity date of the relevant Indebtedness being Refinanced, or (3) to the extent any more restrictive covenant or provision is also added for the benefit of the Lenders under this Agreement to the extent it remains outstanding after the incurrence of such Indebtedness; it being understood and agreed that in each such case, no consent of the Administrative Agent and/or any Lender shall be required in connection with adding such covenant or provision); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and covenants of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and covenants satisfy the foregoing requirement unless the Administrative Agent notifies Holdings within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and

(vi) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), the Lien securing such Permitted Refinancing Indebtedness shall (x) not be senior in priority to the Lien on the Collateral securing the Indebtedness being Refinanced unless such Lien is otherwise permitted under any basket or exception under Section 6.02 (with such amounts constituting utilization of the applicable basket or exception under Section 6.02) and/or an Intercreditor Agreement is entered into and (y) shall not be secured by any additional assets that do not constitute Collateral unless such additional assets substantially concurrently become Collateral or a Lien on such assets is otherwise permitted under any basket or exception under Section 6.02 (with such amounts constituting utilization of the applicable basket or exception under Section 6.02);

provided, further, that with respect to a Refinancing of Indebtedness permitted under Section 6.01(g), such Refinancing shall be in compliance with the ABL Intercreditor Agreement.

“person” or “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Preferred Stock” shall mean any Equity Interests with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prime Rate” shall mean the rate of interest announced publicly by Citibank, N.A. in New York, from time to time, as Citibank N.A.’s prime rate.

“Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the applicable aggregate Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the aggregate applicable Revolving Credit Commitments shall have expired or been terminated, the aggregate applicable Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

“Protective Loans” shall have the meaning assigned to such term in Section 2.01(b).

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Offer” shall have the meaning assigned to such term in the definition of “LCT Test Date”.

“Publishers” shall have the meaning assigned to such term in the preamble to this Agreement.

“QFC” shall mean the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.26.

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

“Rate” shall have the meaning assigned thereto in the definition of “Type”.

“Receivable Maturity Date” shall mean, with respect to any Account, the due date for payment therefor specified in the Contract therefor, or, if no date is so specified, 30 days from the Billing Date.

“Reference Date” shall have the meaning assigned thereto in the definition of “Cumulative Credit”.

“Refinance” shall have the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness”.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, partners, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Rent Reserve” shall mean the aggregate of (a) all past due rent and other past due amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Inventory or could assert a Lien on any Eligible Inventory plus (b) a reserve established by the Administrative Agent in its Permitted Discretion in an amount up to three months’ rent payments payable by any Loan Party for each third party or leased location at which Eligible Inventory in excess of $100,000 is located that is not subject to a Lien Waiver.

“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, unused Revolving Credit Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and all unused Revolving Credit Commitments at such time; provided that (a) the Revolving Credit Exposure of any Defaulting Lender and (b) the unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time; provided, further, that “Required Lenders” must include at least two Lenders who are not Affiliates of one another.

“Reserves” shall mean (a) Bank Product Reserves plus (b) Rent Reserves plus (c) Dilution Reserve plus (d) such other reserves as the Administrative Agent in its Permitted Discretion may establish from time to time upon at least five days’ notice to the Borrowers or immediately, without prior written notice, during the continuance of an Event of Default, provided that such other reserves shall be subject to clause (x) of the proviso in clause (ff) of the definition of “Eligible Receivables”. The Administrative Agent acknowledges that as of the Closing Date, other than as agreed on or prior to the Closing Date between the Administrative Agent and the Borrower, it does not know of any other circumstance or condition with respect to the Accounts, Inventory or Borrowing Base that would require the imposition of a Reserve that has not been imposed as of the Closing Date.

“Resolution Authority” shall mean any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Indebtedness” shall mean Subordinated Indebtedness of Holdings or any Restricted Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.08(b).

“Restricted Payment” shall mean (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Restricted Subsidiary, other than dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions, or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings or any Restricted Subsidiary.

“Restricted Subsidiary” shall mean each Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Credit Loans advanced pursuant to Revolving Credit Commitments after the Closing Date pursuant to Section 2.01(a).

“Revolving Credit Commitment” shall mean, with respect to each Revolving Credit Lender, on the date hereof, the amount set forth opposite such Revolving Credit Lender’s name on Schedule 1.01(e) as such Revolving Credit Lender’s Revolving Credit Commitment, or in the Assignment and Acceptance pursuant to which such Revolving Credit Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Credit Lender pursuant to Section 9.04.

“Revolving Credit Exposure” shall mean, with respect to any Revolving Credit Lender after the Closing Date, the aggregate principal amount at such time of all outstanding Revolving Credit Loans of such Revolving Credit Lender, plus the aggregate amount at such time of such Revolving Credit Lender’s L/C Exposure, plus the aggregate amount at such time of such Revolving Credit Lender’s Swingline Exposure.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or Revolving Credit Exposure.

“Revolving Credit Loans” shall mean the revolving credit loans made by the Revolving Credit Lenders to any Borrower pursuant to Section 2.01(a) and unless the context requires otherwise, shall be deemed to include any Protective Loan.

“Revolving Credit Maturity Date” shall mean

(a) with respect to the Revolving Credit Loans, the date that is the earlier of (i) November 22, 2024 and (ii) if the Indebtedness incurred under the Term Loan Agreement has not been Refinanced in full on or prior to the date that is 91 days prior to the stated maturity date for such Indebtedness, such 91st day; and

(b) with respect to New Revolving Credit Loans, the date set forth in the Incremental Facility Joinder Agreement.

“Revolving Facility First Lien Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“RP Payment Conditions” shall mean prior to and after giving effect to the relevant action as to which the satisfaction of the RP Payment Conditions is being determined, (a) no Default shall have occurred or be continuing, and either (b) (I) on a pro forma basis, Holdings would be in compliance with the Financial Covenant (disregarding whether a Testing Period is then in effect) and (II) Availability (on a pro forma basis) for the immediately preceding 30 calendar days shall be in excess of the greater of (x) $31,250,000 and (y) 15% of the lesser of (1) the Total Revolving Credit Commitment at such time and (2) the Borrowing Base at such time (as determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.04), as adjusted in accordance with this Agreement or (c) Availability (on a pro forma basis) for the immediately preceding 30 calendar days shall be in excess of the greater of (x) $42,500,000 and (y) 20% of the lesser of (1) the Total Revolving Credit Commitment at such time and (2) the Borrowing Base at such time (as determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.04), as adjusted in accordance with this Agreement.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Sale and Lease Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” means, at any time, a country or territory, or government of a country or territory, that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Closing Date, is the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, (b) a Person that resides in, is organized in or located in, or has a place of business in, a Sanctioned Country, (c) any Person owned 50% or more or controlled by any Person or Persons definition or (d) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered or enforced by the OFAC, or (b) the United States Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Parties” shall mean (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) any Issuing Bank, (v) each Other Secured Party, (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (vii) the successors and assigns of each of the foregoing.

“Security Documents” shall mean the Guarantee and Collateral Agreement, the ABL Intercreditor Agreement, any other Intercreditor Agreements and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Senior Notes” shall mean the 9.000% senior secured notes due 2025 of the Issuers, as defined in the Senior Secured Notes Indenture.

“Senior Secured Notes Indenture” shall mean the Indenture, dated as of the Closing Date, among the Issuers (as defined therein), the guarantors party thereto and a trustee, pursuant to which the Senior Notes shall be issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood or mud slide hazards.

“Specified Warehouses” shall mean, collectively, the warehouse owned by HMCo and located at 2700 N. Richardt Avenue, Indianapolis, Indiana 46219 and the warehouse owned by HMCo and located at 200 Academic Way, Troy, Missouri 63379.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurodollar Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurodollar Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” shall mean any Indebtedness of a Loan Party that is (i) by its terms subordinated in right of payment to the Obligations and/or (ii) unsecured or secured by a lower priority Lien than the Liens securing the Obligations (excluding the Indebtedness under the Term Loan Agreement, any Refinancing Term Facility (as defined in the Term Loan Agreement) or any other Indebtedness permitted under Section 6.01(g) hereof).

“Subsidiary” or “subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” shall mean each wholly owned Domestic Subsidiary listed on Schedule 3.08 (other than HMH Intermediate Holdings (Delaware), LLC, the Borrowers, or any Excluded Subsidiary) and each other Restricted Subsidiary that is a wholly owned Domestic Subsidiary that becomes a party to the Guarantee and Collateral Agreement after the Closing Date pursuant to Section 5.12(b).

“Supermajority Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure and unused Revolving Credit Commitments representing at least 66 2⁄3% of the sum of the Aggregate Revolving Credit Exposure and all unused Revolving Credit Commitments at such time; provided that the Revolving Credit Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders at any time provided, further, that “Supermajority Lenders” must include at least two Revolving Lenders who are not Affiliates of one another or Defaulting Lenders.

“Supported QFC” shall have the meaning assigned to such term in Section 9.26.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean Citibank, N.A., acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder.

“Swingline Limit” shall mean the amount equal to $20,000,000.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings or any Restricted Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Holdings or any Restricted Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings or the Restricted Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility First Lien Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Term Facility Obligations” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Term Loan Agreement” shall mean the Second Amended and Restated Term Loan Credit Agreement dated as of the date hereof among Holdings, the Borrowers, Citibank, N.A., as administrative agent and collateral agent and the other parties thereto, as such agreement may be amended, supplemented, waived or otherwise modified from time to time, in each case to the extent permitted hereunder and under the ABL Intercreditor Agreement.

“Testing Period” shall mean a period (a) commencing on the date (i) when Availability has been, for 3 consecutive Business Days including such date, less than the Availability Limit or (ii) on which Availability is less than $20,000,000, and (b) continuing until the date when Availability has been, for 20 consecutive calendar days including such date, greater than $35,000,000.

“Total Debt” shall mean, at any time, the aggregate principal amount of Indebtedness of Holdings and the Restricted Subsidiaries outstanding at such time; provided that (i) such Indebtedness shall not be included if it would not be reflected on a consolidated balance sheet of Holdings at such time in accordance with GAAP or to the extent such Indebtedness is Indebtedness under Hedging Agreements and (ii) if such Indebtedness were to be required to be reflected on a consolidated balance sheet of Holdings at such time in accordance with GAAP, the amount thereof that shall constitute Total Debt shall equal the principal amount outstanding at such time, including any portion of such principal amount outstanding that would not be required to be reflected on a consolidated balance sheet of Holdings in accordance with GAAP at such time as a result of original issue discount.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

“Trademarks” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Transactions” shall mean, collectively, (a) the entering into of the Loan Documents, (b) the entering into of the Term Loan Agreement and the Loan Documents (as defined in the Term Loan Agreement) required thereunder, (c) the entering into of the Senior Secured Notes Indenture and (d) payment of the transaction costs related to the foregoing.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Uniform Customs” shall have the meaning assigned to such term in Section 9.07.

“Unrestricted Domestic Cash and Cash Equivalents” shall mean domestic cash and Permitted Investments of Holdings and its Restricted Subsidiaries that are Domestic Subsidiaries, which cash and Permitted Investments are (a) free and clear of all Liens (other than Liens created under the Security Documents, the “Security Documents” (as defined in the Term Loan Agreement or any Permitted Refinancing Indebtedness in respect thereof) and Liens of banks permitted under Section 6.02(c) or (r)), (b) not subject to any contractual, regulatory or legal restrictions on the use thereof to repay the Loans and other obligations of any of the Loan Parties or any of their respective Subsidiaries under this Agreement or the other Loan Documents and (c) are held in accounts that are pledged to the Secured Parties pursuant to the Guarantee and Collateral Agreement and subject to one or more control agreements.

“Unrestricted Subsidiary” shall mean a Subsidiary which has been designated as such pursuant to Section 6.15(a) and which has not been re-designated as a Restricted Subsidiary pursuant to Section 6.15(b).

“Unused Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“U.S. Dollars” or “U.S.$” or “$” shall mean the lawful currency of the United States of America.

“U.S. Person” shall mean any “United States Person” within the meaning of Section 7701(a)(30) of the Code and any Person treated as a “domestic corporation” for purposes of the Code.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.26.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Voting Stock” shall mean, with respect to any Person as of any date, the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Waterfall” shall have the meaning assigned to such term in the second paragraph of Article VII.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly owned Domestic Subsidiary” of any person shall mean a Domestic Subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrowers, any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b) in relation to any other applicable Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail-In Legislation; and

(c) in relation to any UK Bail-In Legislation: (i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that UK Bail-In Legislation.

“Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, or interest rate “floor” that is greater than any corresponding interest rate “floor” for the applicable Revolving Credit Loans (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Percentage), or otherwise; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a four year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness), (ii) “Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees not generally paid to lenders in connection with such Indebtedness and (iii) any New Revolving Credit Commitment shall be deemed to be fully drawn at all times for purposes of determining the Yield thereof.

SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Where reference is made to “Holdings and its consolidated Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any agreement or document shall mean such agreement or document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions in any Loan Document on the amendment, restatement, supplement or other modification thereof) and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article VI, any other provision hereof or any related definition to eliminate the effect of any material change in GAAP or the application thereof occurring after the date of this Agreement on the operation of such covenant or provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VI, any other provision hereof or any related definition for such purpose), regardless of whether any such notice is given before or after such change in GAAP or the application thereof, then such covenant or provision shall be interpreted on the basis of GAAP in effect and applied immediately before such change became effective, until either such notice is withdrawn or such covenant or provision is amended in a manner satisfactory to the Borrowers and the Required Lenders. In addition, notwithstanding any other provision contained herein, the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on December 15, 2018. When any Reserve is to be established or a change in any amount, percentage, reserve or other item in the definitions of the terms “Bank Product Reserves”, “Borrowing Base”, “Rent Reserve” and “Reserves” is to be determined in each case in the Administrative Agent’s Permitted Discretion, such Reserve shall be implemented or such change shall become effective on the fifth day after the date of delivery of a written notice thereof to the Borrowers, or immediately, without prior written notice, during the continuance of an Event of Default.

SECTION 1.03 Pro Forma Calculations. Unless otherwise provided herein, the applicable components of the Financial Covenant, the Net First Lien Leverage Ratio, the Net Secured Leverage Ratio, the Net Total Leverage Ratio and Consolidated EBITDA for purposes of “Permitted Acquisition” and Sections 6.01(k), 6.01(m), 6.01(n), 6.01(v), 6.04(b), 6.04(t), 6.04(u), 6.04(v), 6.05(f) and 6.08(b) as of any date shall be calculated based on the most recently completed period of four consecutive fiscal quarters for which financial statements are available, and on a pro forma basis, shall be calculated after giving effect to the Transactions and any acquisition or disposition of assets with a value in excess of $5,000,000, or any incurrence, payment, refinancing, restructuring or retirement of Indebtedness, any designation of any Subsidiary as an Unrestricted Subsidiary and any re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary or any other applicable transaction for which any calculation herein is required to be made on a pro forma basis, in each case which occurred during the most recently completed period of four consecutive fiscal quarters for which financial statements are available or after the end of such period but on or prior to such date, as though each such transaction had occurred at the beginning of such period, including, without duplication, giving effect to (i) all pro forma adjustments permitted or required by Article 11 of Regulation S X under the Securities Act of 1933, as amended, and (ii) even if inconsistent with preceding clause (i), pro forma adjustments for cost savings (net of continuing associated expenses) not to exceed in the aggregate for any period of four consecutive fiscal quarters an amount equal to 15% of Consolidated EBITDA for such four fiscal quarter period without giving effect to this clause (ii) and to the extent such cost savings are factually supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized within 12 months following such transaction; provided that all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer of the Borrowing Agent), using, for purposes of making such calculations, the historical financial statements of Holdings and the Restricted Subsidiaries which shall be reformulated as if such transaction, and any other such transactions that have been consummated during the period, had been consummated on the first day of such period. Whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrowing Agent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account any Hedging Agreements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrowing Agent to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making a pro forma computation hereunder, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurodollar interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrowing Agent may designate.

SECTION 1.04 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Borrowing”).

SECTION 1.05 Delaware LLC Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.06 Limited Condition Transactions. In connection with any action being taken in connection with a Limited Condition Transaction, solely for the purpose of (i) measuring, testing availability under, or determining compliance with any provision that requires the calculation of, any applicable ratios (including, for the avoidance of doubt, Net First Lien Leverage Ratio, Net Secured Leverage Ratio, Net Total Leverage Ratio) and incurrence baskets (including, for the avoidance of doubt, any incurrence basket measured as a percentage of Consolidated EBITDA and, for the avoidance of doubt including with respect to the incurrence of any Indebtedness (including any New Loans), Liens, the making of any Acquisitions or other material Investments, Restricted Payments, prepayments of Subordinated Indebtedness, asset sales, fundamental changes or the designation or redesignation of any Restricted Subsidiaries or Unrestricted Subsidiaries, in each case, in connection with a Limited Condition Transaction) or (ii) determining compliance with the representations and warranties or the occurrence of any Default or Event of Default, if the Borrower makes an LCT Election, the date of determination, in determining whether any such transaction is permitted shall be deemed to be the LCT Test Date, and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred as of the date of determination, ending prior to the LCT Test Date on a pro forma basis, the Borrower could have taken such action on the relevant LCT Test Date in compliance with any such ratio, incurrence basket or other requirements, such ratio, incurrence basket or other requirements shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or incurrence baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or incurrence basket at or prior to the consummation of the relevant transaction or action, such incurrence baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If the Borrower has made a LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or incurrence basket (other than in connection with availability to make a Restricted Payment) on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires (or, if applicable, the irrevocable notice, declaration of dividend or similar event is terminated or expires or, as applicable, the offer in respect of a Public Offer for, such acquisition is terminated) without consummation of such Limited Condition Transaction, any such ratio or incurrence basket shall be calculated and tested on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated.

SECTION 1.07 [Reserved].

SECTION 1.08 Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with loan made pursuant to any New Revolving Credit Commitment or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in cash” or any other similar requirement.

SECTION 1.09 Certain Calculations and Tests. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that, for purposes of this Agreement, the Fixed Amounts under such section shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

ARTICLE II

The Credits

SECTION 2.01 Commitments.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Credit Loans to any Borrower, at any time and from time to time on or after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding the lesser of such Lender’s Revolving Credit Commitment and such Lender’s Pro Rata Percentage of the Borrowing Base. Within the limits of the foregoing, and subject to the terms, conditions and limitations otherwise set forth herein, each Borrower may borrow, pay or prepay and reborrow Revolving Credit Loans.

(b) The Administrative Agent shall be authorized, in its discretion, at any time that any conditions in Section 4.02 are not satisfied, to make Revolving Credit Loans in Dollars that are ABR Loans (any such Revolving Credit Loans made pursuant to this Section 2.01(b), “Protective Loans”) in an aggregate amount not to exceed $10,000,000 at any time outstanding, if the Administrative Agent reasonably deems such Protective Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; provided that no Protective Loan shall continue outstanding for more than 90 consecutive days (and no further Protective Loan may be made for at least five consecutive days after the repayment by the Borrowers of any outstanding Protective Loans). Protective Loans shall constitute Revolving Credit Loans and Obligations secured by the Collateral and shall be entitled to all of the benefits of the Loan Documents. Immediately upon the making of a Protective Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Administrative Agent a risk participation in such Protective Loan in an amount equal to such Lender’s Pro Rata Percentage of such Protective Loan. From and after the date, if any, on which any Lender is requested by the Administrative

Agent to fund, and has funded its participation in any Protective Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Loan (and prior to such date, all payments on account of the Protective Loans shall be payable to the Administrative Agent solely for its own account). The Supermajority Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Loans by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Loan is appropriate shall be conclusive. In no event shall Protective Loans cause any Lender’s Revolving Credit Exposure to exceed such Lender’s Revolving Credit Commitment. Protective Loans shall be payable by the applicable Borrower on demand.

SECTION 2.02 Loans and Borrowings.

(a) Each Revolving Credit Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the applicable Revolving Credit Lenders, as applicable, ratably in accordance with their applicable Commitments; provided, however, that the failure of any Revolving Credit Lender to make any Revolving Credit Loan, as applicable, shall not in itself relieve any other Revolving Credit Lender of its obligation to lend hereunder (it being understood, however, that no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make any Revolving Credit Loan required to be made by such other Revolving Credit Lender, as applicable). Except for Revolving Credit Loans deemed made pursuant to Section 2.02(f), the Revolving Credit Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or (ii) equal to the remaining available balance of the Revolving Credit Commitments.

(b) Subject to Sections 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than 10 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans made pursuant to Section 2.02(f)(ii), each Lender shall make each Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 1:00 p.m., Local Time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the applicable Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

(f) In the case of any L/C Disbursement with respect to a Letter of Credit, if the Issuing Bank shall not have received from the Borrowers the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., Local Time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), Local Time, on any day, not later than 10:00 a.m., Local Time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Section 4.02 have been satisfied, such amount shall be deemed to constitute an ABR Revolving Credit Loan of such Lender and, to the extent of such payment, the obligations of the Borrowers in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing, and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Revolving Credit Loan and shall not relieve any Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from any Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrowers severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable to the Revolving Credit Loans pursuant to Section 2.06(a) or 2.07 (as applicable) and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03 Borrowing Procedure. In order to request a Revolving Credit Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), a Borrower shall notify the Administrative Agent of such request by telephone or in writing (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., Local Time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the requested date of any proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, fax or electronic mail to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then such Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03(a) (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04 Evidence of Debt; Repayment of Loans.

(a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Maturity Date. Each Borrower hereby promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Credit Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class, Type and series thereof (as applicable) and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrowers. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05 Fees.

(a) Each Borrower agrees to pay to the Administrative Agent, in U.S. Dollars, for the account of each Revolving Credit Lender on the last Business Day of March, June, September and December of each year (commencing with the last Business Day of December 2019) during the period from and including the Closing Date to but excluding the Revolving Credit Maturity Date and on each date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein a fee (an “Unused Commitment Fee”) at a rate per annum equal to the Applicable Fee Percentage on the daily unused amount of the Revolving Credit Commitment of such Lender (but disregarding any of its share of any Swingline Exposure) during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated, as applicable); provided that no Borrower shall pay any Unused Commitment Fee for the account of any Revolving Credit Lender that is a Defaulting Lender. All Unused Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b) Each Borrower agrees to pay to the Administrative Agent, in U.S. Dollars, for the account of the parties entitled thereto, such fees as shall be payable under the Fee Letter at the times and in the amounts specified therein, if any (the “Other Fees”).

(c) Each Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year (commencing with the last Business Day of December 2019) during the period from and including the Closing Date to but excluding the Revolving Credit Maturity Date and on the date on which the Revolving Credit Commitment of such Revolving Credit Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Revolving

Credit Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Revolving Credit Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit issued by it, on the last Business Day of March, June, September and December of each year (commencing with the last Business Day of December 2019) during the period from and including the Closing Date to but excluding the Revolving Credit Maturity Date and on any earlier date upon which all the Revolving Credit Commitments terminate, a fronting fee calculated on the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) attributable to such Letters of Credit during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which such Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Revolving Credit Lenders shall have been terminated) at a rate per annum equal to 0.25%, and the Issuing Bank’s standard issuance, administration, amendment, extension and drawing fees specified from time to time by the Issuing Bank (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be payable in U.S. Dollars computed on the basis of the actual number of days elapsed in a year of 360 days.

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06 Interest on Loans.

(a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07 Default Interest. If at any time after the occurrence of and during the continuance of an Event of Default, all or a portion of the principal amount of any Loan, any interest on the Loans or any fees or other amounts owed hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), (a) such overdue amount shall bear interest payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans) and (b) the respective rates for the L/C Participation Fee and the Issuing Bank Fees as set forth in Section 2.05(c) shall be each increased by 2.00% per annum. Payment or acceptance of the increased rates of interest and fees provided for in this Section 2.07 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

SECTION 2.08 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Administrative Agent shall have determined that deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the relevant interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written, fax or electronic mail notice of such determination to the Borrowers and the Lenders. In the event of any such determination, and subject to the following paragraphs of this Section 2.08, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (a) any request by any Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing and (b) any request by any Borrower for a Eurodollar Borrowing pursuant to Section 2.10 shall be deemed a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be made in good faith and shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrowers delivered pursuant to Section 9.01) that the Required Lenders have determined, that:

(a) adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or LIBO Rate, as applicable for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b) the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement or publication of information identifying a specific date after which the LIBOR Screen Rate, the LIBO Rate or the Adjusted LIBO Rate shall no longer be made available, or used for determining the interest rate of loans, then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace the LIBOR Screen Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in the United States in lieu of the LIBOR Screen Rate (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (but, for the avoidance of doubt, such related changes shall not include a reduction in the Applicable Percentage); provided, that if such alternate rate of interest would be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement; provided further, that notwithstanding anything to the contrary in Section 9.08, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders, Issuing Banks and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) or (b) above exist, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Loans or Interest Periods). Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Eurodollar Borrowing or the conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for ABR Loans in the amount specified therein.

SECTION 2.09 Termination and Reduction of Commitments.

(a) Any Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date. Any L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date five days prior to the Revolving Credit Maturity Date. On the day a prepayment is required under Section 2.13(e), all Commitments shall automatically terminate on such day.

(b) Upon at least three Business Days’ prior irrevocable written, fax or electronic mail notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments (if any); provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000, and (ii) the Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time; provided further that, if a notice of termination of the Revolving Credit Commitments is given in connection with a conditional notice of optional prepayment as contemplated by Section 2.12(d), then such notice of termination may be revoked if such notice of optional prepayment is revoked in accordance with Section 2.12(d).

(c) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrowers shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the Unused Commitment Fees, as applicable, on the amount of the Revolving Credit Commitments, so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10 Conversion and Continuation of Borrowings. The Borrowers shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 1:00 p.m., Local Time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 1:00 p.m., Local Time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 1:00 p.m., Local Time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrowers request be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrowers shall not have given notice in accordance with this Section 2.10 to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.

SECTION 2.11 Repayment of Revolving Credit Loans.

(a) All Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(b) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12 Optional Prepayment.

(a) Subject to paragraph (d) below, the Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, (i) in the case of a Eurodollar Borrowing, upon at least three Business Days’ (or such shorter period as Administrative Agent may allow) prior written, fax or electronic mail notice (or telephone notice promptly confirmed by written, fax or electronic mail notice) or (ii) in the case of an ABR Borrowing, upon at least one Business Day’s prior written, fax or electronic mail notice (or telephone notice promptly confirmed by written, fax or electronic mail notice), in each case to the Administrative Agent before 1:00 p.m., Local Time; provided, however, that (i) each partial prepayment shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) any prepayment of a Borrowing pursuant to this Section 2.12(a) shall be made on a pro rata basis among the Loans comprising such Borrowing based on the aggregate principal amount of such Loans then outstanding.

(b) [Intentionally omitted]

(c) [Intentionally omitted]

(d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein; provided that, a notice of optional prepayment may state that such notice is conditioned upon the receipt of net proceeds from other Indebtedness or the closing of another material related transaction, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent) on or prior to the prepayment date specified therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Credit Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13 Mandatory Prepayments.

(a) In the event of any termination of all the Revolving Credit Commitments, each Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) all outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments (if any), the Aggregate Revolving Credit Exposure would exceed the lesser of the Borrowing Base and the Total Revolving Credit Commitment, then the Borrowers shall, on the date of such reduction, repay or prepay the Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and, after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess.

(b) [Intentionally omitted]

(c) Each Borrower shall, on each Business Day, if applicable, prepay (with no corresponding Commitment reduction) an aggregate principal amount of the Loans in an amount equal to the amount, if any, by which (i) the Aggregate Revolving Credit Exposure exceeds (ii) the lesser of the Borrowing Base and the Total Revolving Credit Commitment (except as a result of Protective Loans made under Section 2.01(b) and not outstanding for more than 90 consecutive days); provided that in respect of any prepayment under this Section 2.13(c) directly attributable to any adjustment of Reserves, such prepayment shall be made not later than the Business Day immediately following the date such adjusted Reserves became effective; provided that in respect of any prepayment under this Section 2.13(c) directly attributable to the funding of a Protective Loan by the Administrative Agent, such prepayment shall be due on the earlier of (x) 90 days after the funding of such Protective Loan and (y) one Business Day after demand by the Administrative Agent.

(d) During any Cash Dominion Period, the Borrowers shall prepay outstanding Obligations in accordance with Section 5.15(a)(iii).

SECTION 2.14 Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law: (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate); (ii) subjects the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) shall impose on such Lender or the Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that in the case of any Change in Law only applicable as a result of the proviso set forth in the definition thereof, such Lender or Issuing Bank, as the case may be, will only be compensated to the extent the applicable Lender or Issuing Bank is imposing such charges on other generally similarly situated borrowers (but not necessarily all such borrowers) under comparable syndicated credit facilities.

(b) If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrowers shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, and if applicable, with calculations thereof, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120 day period. The protection of this Section 2.14 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15 Change in Legality.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert such a Eurodollar Loan into an ABR Loan, as the case may be); and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.15, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

SECTION 2.16 Indemnity. The Borrowers shall indemnify each Lender against any loss or expense (other than any loss of the Applicable Percentage or other profit margin) that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor (including pursuant to a required assignment pursuant to Section 2.21(a)), (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by a Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall be equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16, with calculations thereof, shall be delivered to the Borrowers and shall be conclusive absent manifest error. Failure or delay on the part of any Lender to demand indemnification under this Section 2.16 shall not constitute a waiver of such right to demand such indemnification; provided that the Borrowers shall not be under any obligation to indemnify any Lender under this Section 2.16 for any claim made more than 180 days after the applicable Breakage Event.

SECTION 2.17 Pro Rata Treatment. Except as provided below in this Section 2.17 with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Unused Commitment Fees, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of the applicable Class). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Loan Parties expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by any Loan Party to such Lender by reason thereof as fully as if such Lender had made a Loan directly to a Borrower in the amount of such participation. The provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement.

SECTION 2.19 Payments.

(a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., Local Time, on the date when due in immediately available U.S. Dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its address set forth in Section 9.01. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.20 Taxes.

(a) Any and all payments by or on account of any obligation of a Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, unless required by applicable law. If any applicable law (as determined in good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from such payment by such Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction and withholding of such Tax and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. If such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) In addition, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after receipt of the certificate referred to below, for the full amount of any Indemnified Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and any other reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that if the Borrower reasonably believes that any such Indemnified Taxes were not correctly or legally asserted by the relevant Governmental Authority, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, will use reasonable efforts to cooperate with such Borrower to obtain a refund of such Taxes so long as such efforts would not result in any additional cost, expense or risk or be otherwise disadvantageous to any of the Administrative Agent, such Lender or such Issuing Bank. A certificate as to the amount of such payment or liability setting forth in reasonable detail the calculation thereof delivered to the Borrowers by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on behalf of itself, a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower or any other Loan Party to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at such other time or times prescribed by applicable law or as reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. In addition, each Foreign Lender shall, to the extent legally entitled to do so, (i) furnish on or before it becomes a party to this Agreement to the Borrowers (with a copy to the Administrative Agent) either (a) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or executed copies of IRS Form W-8ECI (or successor form), as applicable, certifying, in either case, such Foreign Lender’s legal entitlement to an exemption from U.S. federal withholding tax with respect to all payments hereunder or (b) to the extent the Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (together with a certificate substantially in the form of Exhibit I-1, I-2, I-3 or I-4 (as applicable), if the beneficial owner providing the IRS Form W-8BEN or IRS Form W-8BEN-E is relying on the so-called portfolio interest exemption), IRS Form W-9 or other certification documents from each beneficial owner, as applicable, and, if applicable further IRS Forms W-8IMY with the accompanying documentation described in this clause (b), and (ii) provide a new Form W-8BEN or IRS Form W-8BEN-E (or successor form) or IRS Form W-8ECI (or successor form) to the Borrowers (with a copy to the Administrative Agent) (a) upon the expiration or obsolescence of any previously delivered form or if the information on such form is or becomes incorrect, (b) at such other time or times prescribed by applicable law, or (c) as reasonably requested by the Borrowers or the Administrative Agent, to reconfirm any exemption from U.S. federal withholding tax with respect to any payment hereunder; provided that any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and is relying on the so called “portfolio interest exemption” shall also furnish a statement substantially in the form of Exhibit I-1, I-2, I-3 or I-4 (as applicable), together with the applicable form. Any Lender or Issuing Bank that is a U.S. Person shall deliver to the Borrowers (with a copy to the Administrative Agent), (w) on or before the date such Lender becomes a party to this Agreement, (x) upon the expiration or obsolescence of any previously delivered form or if the information on such form is or becomes incorrect, (y) at such other time or times prescribed by applicable law, or (z) as reasonably requested by the Borrowers, two accurate and complete originally executed copies of IRS Form W-9, or any successor form certifying that such Lender or Issuing Bank is exempt from U.S. backup withholding.

(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If the Administrative Agent, any Lender or any Issuing Bank determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Borrower pursuant to this Section 2.20, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant Governmental Authority attributable thereto) to such Borrower, net of all out of pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund to the Administrative Agent, Lender or Issuing Bank, as applicable); provided, that a Borrower, upon the request of the

Administrative Agent, Lender or Issuing Bank, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, Lender or Issuing Bank to the extent that Administrative Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent, any Lender, or any Issuing Bank be required to pay any amount pursuant to this paragraph (h) the payment of which would place the Administrative Agent, any Lender, or any Issuing Bank in a less favorable net after Tax position than such Administrative Agent, Lender, or Issuing Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.20 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other person.

(i) Notwithstanding anything to the contrary in this Agreement, each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document

SECTION 2.21 Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

(a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) a Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrowers that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrowers may, at their sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require any such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consents shall not unreasonably be withheld or delayed, and (z) the Borrowers or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby agrees that, in the event a Borrower exercises its rights under and in accordance with this Section 2.21 to effect a transfer and assignment of such Lender’s interests, rights and obligations under this Agreement (which may be effected without such Lender’s consent or execution and delivery of any Assignment and Acceptance), such Lender shall no longer be a party hereto or have any rights or obligations hereunder; provided that (i) the obligations of the Borrowers to such Lender under this Agreement which by their terms survive the termination of this Agreement or the transfer and assignment of the interests of a Lender hereunder and (ii) the obligations of such Lender under Section 9.05 (with respect to unreimbursed expenses or indemnity payments sought before or as a result of such assignment) shall, in each case, survive the Borrowers’ exercise of such rights.

(b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) a Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. Each Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22 Swingline Loans.

(a) Swingline Facility. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, at any time after the Closing Date that any Revolving Credit Commitment shall exist hereunder, the Swingline Lender agrees that, in its sole discretion, it may make loans to a Borrower in U.S. Dollars at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding the Swingline Limit or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the lesser of the Borrowing Base and the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000 and not less than $1,000,000. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

(b) Swingline Loans. The Borrowers shall notify the Swingline Lender (with a copy to the Administrative Agent) by fax, or by telephone (promptly confirmed by fax or electronic mail), not later than 12:00 (noon), Local Time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the wire transfer instructions for the account of the Borrowers to which the proceeds of the Swingline Loan should be disbursed. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrowers pursuant to this paragraph (b). If the Swingline Lender shall decide to make such Swingline Loan, it shall make such Swingline Loan by wire transfer to the account specified in such request. The Borrower shall repay the outstanding principal amount of each Swingline Loan made by the Swingline Lender on the earlier of (x) the tenth Business Day following the making of such Swingline Loan and (y) the Revolving Credit Maturity Date.

(c) Prepayment. The Borrowers shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written, fax or electronic mail notice (or telephone notice promptly confirmed by written, fax or electronic mail notice) to the Swingline Lender (with a copy to the Administrative Agent) before 1:00 p.m., Local Time, on the date of prepayment at the Swingline Lender’s address for notices specified in Section 9.01.

(d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

(e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., Local Time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other person on behalf of a Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower (or other person liable for obligations of a Borrower) of any default in the payment thereof.

SECTION 2.23 Letters of Credit.

(a) General. (i) At any time after the Closing Date that any Revolving Credit Commitment shall exist hereunder, a Borrower may request the issuance of a Letter of Credit for its own account or for the account of any of its wholly owned Subsidiaries (in which case such Borrower and such wholly owned Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the L/C Commitment in respect of any Revolving Credit Commitment remains in effect.

(ii) Each Letter of Credit shall be denominated in U.S. Dollars. This Section 2.23 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

(iii) The Lenders (including each Lender that issued any Existing Letter of Credit) and the Borrowers agree that effective as of the Closing Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement as Letter of Credit.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an outstanding Letter of Credit), a Borrower shall hand deliver, fax or email to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed the L/C Commitment and (ii) the Aggregate Revolving Credit Exposure shall not exceed the lesser of the Borrowing Base and the Total Revolving Credit Commitment.

(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date unless such Letter of Credit is Cash Collateralized prior to 12:00 noon, Local Time on the date that is five Business Days prior to the Revolving Credit Maturity Date; provided, however, that a Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but no such renewal shall be effected if such renewal would cause the then expiry of such Letter of Credit to extend beyond the date referred to in clause (ii) above) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Credit Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Credit Lender’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank in respect of Letters of Credit and not reimbursed by the Borrowers (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f)(ii). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of the Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of any Letter of Credit, the Borrowers shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, Local Time, on the next Business Day after the Borrowers receive notice of such L/C Disbursement.

(f) Obligations Absolute. Each Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii) the existence of any claim, setoff, defense or other right that such Borrower, any other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.23, constitute a legal or equitable discharge of such Borrower’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of each Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank’s gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or wilful misconduct of the Issuing Bank.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax or electronic mail, to the Administrative Agent and the applicable Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Issuing Bank and the applicable Revolving Credit Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of any Letter of Credit, then, unless a Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by a Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum then applicable under this Agreement to ABR Revolving Credit Loans; provided that, if such Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (e) of this Section 2.23, then Section 2.07 shall apply.

(i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to the Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrowers shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof and of the amount to be deposited, deposit in an account (or accounts) with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash necessary to Cash Collateralize the L/C Exposure as of such date. Such deposits shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account (or accounts). Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account (or accounts) shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy the Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

(k) Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

SECTION 2.24 Incremental Facilities.

(a) The Borrowers may, by written notice to the Administrative Agent from time to time, elect to request prior to the Revolving Credit Maturity Date, one or more increases of the Revolving Credit Commitments (any such increase, a “Facility Increase”) and/or the establishment of revolving credit commitments under one or more new revolving credit tranches (any such revolving credit commitment, a “New Revolving Credit Commitment”; any Loan made in respect thereof, a “New Revolving Credit Loan”) in amounts that are (i) not to exceed, in the aggregate for all Facility Increases and New Revolving Credit Commitments, $100,000,000 and (ii) individually not less than $20,000,000 (or any lesser amount that is approved by the Administrative Agent) and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrowers propose that the Facility Increase or New Revolving Credit Commitments shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or Affiliate of a Lender or other Eligible Assignee that is consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) to whom the Borrowers propose any portion of such Facility Increase or New Revolving Credit Commitments be allocated (any such lender, a “New Revolving Credit Lender”) and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the Facility Increase or New Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a portion of such Facility Increase or New Revolving Credit Commitments. Such Facility Increase or New Revolving Credit Commitments, as applicable, shall become effective as of such Increased Amount Date; provided that (1) no Event of Default shall exist on such Increased Amount Date before or after giving effect to such Facility Increase or New Revolving Credit Commitments, as the case may be, except, in the case of (x) a provision of any New Revolving Credit Loan in connection with a Permitted Acquisition or an Acquisition, to the extent such condition is omitted by the applicable Incremental Facility Joinder Agreement and (y) that the proceeds of such New Loans are being used to finance a Limited Condition Transaction, in which case no Event of Default under Sections 7.01(b), 7.01(c), 7.01 (g) or 7.01(h) shall exist on such Increased Amount Date before or after giving effect to such New Commitments; (2) such Facility Increase or New Revolving Credit Commitments, as applicable, shall be effected pursuant to one or more Incremental Facility Joinder Agreements executed and delivered by the Loan Parties to the Administrative Agent and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.20; (3) the Borrowers shall make any payments required pursuant to Section 2.16 in connection with such Facility Increase or New Revolving Credit Commitments, as applicable; (4) the Borrowers shall be in pro forma compliance with the Financial Covenant (disregarding whether a Testing Period is then in effect) after giving effect to such Facility Increase or New Revolving Credit Commitments, as applicable and the Revolving Credit Loans to be made thereunder and the application of proceeds therefrom as if made and applied on such date; (5) the interest rate margins, original issue discount, upfront fees (if any) and interest rate floors (if any) for any New Revolving Credit Loan shall be determined by Borrowers and the applicable Lender; provided that if the Yield in respect of any New Revolving Credit Loans exceeds the Yield with respect to the Revolving Credit Loans by more than 50 basis points, the Applicable Percentage with respect to the Revolving Credit Loans shall be automatically increased on the Increased Amount Date with respect to the Revolving Credit Loans so that the Yield for the Revolving Credit Loans is equal to the Yield with respect to such New Revolving Credit Loans minus 50 basis points; provided further that, if the Adjusted LIBO Rate in respect of such New Revolving Credit Loan includes a floor greater than the floor applicable to the Revolving Credit Loan and such floor is greater than the Adjusted LIBO Rate in effect for a 3-month interest period at such time, such excess amount (above the greater of such floor and such Adjusted LIBO Rate) shall be equated to such interest rate for purposes of determining the applicable interest rate under such New Revolving Credit Loan; (6) any New Revolving Credit Loan shall have a Weighted Average Life to Maturity no shorter than that of the remaining Revolving Credit Loans; (7) the final maturity date of any New Revolving Credit Loan shall be no earlier than the Revolving Credit Maturity Date; (8) all representations and warranties made in the Loan Documents shall be true and correct in all material respects (or if already qualified by materiality or Material Adverse Effect, true and correct in all respects) immediately prior to, and after giving effect to, such New Revolving Credit Loan on such date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; (9) the New Revolving Credit Loans shall be senior secured obligations and shall rank pari passu in right of security and payment with the Revolving Credit Loans; and (10) the Borrowers shall deliver or cause to be delivered any other documents reasonably requested by Administrative Agent in connection with any such transaction. Once any Facility Increase or New Revolving Credit Commitments shall become effective as of their respective Increased Amount Dates in accordance with this Section 2.24(a), extensions of credit may be made thereunder in accordance with the terms of the applicable Incremental Facility Joinder Agreement without any additional conditions thereto; provided that, with respect to each such extension of credit, each of the conditions set forth in Sections 4.02 shall be satisfied.

Notwithstanding the foregoing, if the proceeds of any New Revolving Credit Loan will be used to consummate a Limited Condition Transaction, the condition set forth in clause (8) above that representations and warranties made in the Loan Documents shall be true and correct in all material respects immediately prior to, and after giving effect to, such New Revolving Credit Loans on such date may instead be limited in accordance with the terms of the applicable Incremental Facility Joinder Agreement to the accuracy in all material respects of (i) the representations and warranties made by the Loan Parties in Sections 3.01(a), 3.01(d), 3.02(a), 3.02(b)(i)(A), 3.03, 3.11(b), 3.12, 3.19, 3.22 and 3.26 and (ii) in the case of a Permitted Acquisition or an Acquisition that is a Limited Condition Transaction, any representations and warranties made by or with respect to the target, its Subsidiaries and respective businesses in the acquisition, sale or purchase documentation in connection with such Permitted Acquisition or an Acquisition as are material to the interests of the Lenders (in their capacities as such) but only to the extent that Holdings or any of its Affiliate has the right to terminate its obligations under the applicable acquisition, sale or purchase documentation or decline to consummate the applicable acquisition as a result of a breach of such representation.

(b) To the extent that the Facility Increase is being established on a date when Revolving Credit Commitments exist, subject to the satisfaction of the foregoing terms and conditions, (i) each of the then existing Revolving Credit Lenders, if any, shall assign to each of the Revolving Credit Lenders providing such Facility Increase, and each of such Revolving Credit Lenders shall purchase from each of such existing Revolving Credit Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by all Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to such Facility Increase.

(c) The Administrative Agent shall notify Lenders promptly upon receipt of the Borrowers’ notice of each Increased Amount Date and in respect thereof the Facility Increase or the New Revolving Credit Commitments, as applicable, the Lenders providing such Facility Increase or New Revolving Credit Commitments and their respective interests therein.

(d) The terms and provisions of the New Revolving Credit Loans shall be identical to the Revolving Credit Loans, except as otherwise reasonably satisfactory to the Administrative Agent and permitted by this Section 2.24; provided that (x) any applicable Incremental Facility Joinder Agreement in respect of any New Revolving Credit Commitment may establish an additional letter of credit (any such letter of credit commitment, a “New L/C Commitment”; any Letter of Credit issued in respect thereof, a “New Letter of Credit”) or swingline subfacility (any such swingline commitment, a “New Swingline Commitment”; any Swingline Loan made in respect thereof, a “New Swingline Loan”) and (y) any New Revolving Credit Loans may have different terms that are effective after the Revolving Credit Maturity Date with respect to the Revolving Credit Loans.

(e) Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility Joinder Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the terms of the Facility Increase or New Revolving Credit Commitments evidenced thereby, and to increase the Applicable Percentage if, and to the extent, designated in the applicable Incremental Facility Joinder Agreement. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrowers’ consent (not to be unreasonably withheld) and furnished to the other parties hereto.

SECTION 2.25 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.08 or 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender; fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.25(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (a) No Defaulting Lender shall be entitled to receive any Unused Commitment Fee or L/C Participation Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(A) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non- Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to the Borrowers hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Swingline Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.25(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Cash Collateral.

(i) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.25(a)(iv) and any Cash Collateral provided by such Defaulting Lender). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided or that the total amount of such Cash Collateral is less than 100% of the Fronting Exposure of such Defaulting Lender, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.25 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.25 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.26 Flood Compliance Event. Any Flood Compliance Event described in part (b), (c) or (d) of the definition thereof shall be subject to and conditioned upon: (1) the prior delivery of all Flood Insurance Documents and evidence of Flood Insurance with respect to all Mortgaged Properties as required by the Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and any Lender (as requested by such Lender through the Administrative Agent) and (2) the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been satisfactorily completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders on the Closing Date and, pursuant to (and subject to the limitations set forth in) Section 4.02(b), on the date of each Credit Event that:

SECTION 3.01 Organization; Powers. Each of Holdings and the Restricted Subsidiaries (a) is duly organized or incorporated, validly existing and, to the extent recognized by the laws of the jurisdiction of its organization, in good standing under the laws of such jurisdiction, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.

SECTION 3.02 Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by laws of Holdings or any Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings or any Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents or permitted Liens that are subject to an Intercreditor Agreement).

SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document when executed and delivered by each Loan Party will constitute (to the extent such persons are a party thereto), a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally or by general principles of equity.

SECTION 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) filings with the U.S. Securities and Exchange Commission and (d) such as have been made or obtained and are in full force and effect.

SECTION 3.05 Intentionally Deleted.

SECTION 3.06 Intentionally Deleted.

SECTION 3.07 Title to Properties; Possession Under Leases.

(a) Each of Holdings and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Properties), except for (i) Liens permitted by Section 6.02, (ii) minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and (iii) where the failure to have such title in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(b) Each of Holdings and the Restricted Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect except for such noncompliance or ineffectiveness which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) As of the Closing Date, neither Holdings nor any Subsidiary has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

(d) As of the Closing Date, none of Holdings or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

SECTION 3.08 Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries, including the correct legal name thereof, the jurisdiction in which each such person is organized or incorporated, the percentage ownership interest (whether direct or indirect) of Holdings therein and whether such Subsidiary is a Not for Profit Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable (to the extent applicable) and are owned by Holdings, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents, Liens permitted by clause (l), (q), (s), (t) (with respect to the other clauses listed in this provision), (u), (v), (x) or (cc) of Section 6.02 and in the case of Liens permitted under Section 6.02(v), (x) or (cc), subject to an Intercreditor Agreement). Each Not for Profit Subsidiary is exempt from U.S. federal income taxation under Section 501(a) of the Code, or if any Not for Profit Subsidiary is not so exempt from United States Federal income taxation, then such Not for Profit Subsidiary is a Subsidiary Guarantor in accordance with Section 5.12.

SECTION 3.09 Litigation; Compliance with Laws.

(a) Except as set forth on Schedule 3.09, there are no actions, suits, investigations or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrowers, threatened in writing against or affecting Holdings or any Restricted Subsidiary, or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(c) None of Holdings or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 Agreements.

(a) None of Holdings or any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) None of Holdings or any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11 Federal Reserve Regulations.

(a) None of Holdings or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12 Investment Company Act. Neither Holdings nor any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13 Use of Proceeds. The proceeds of Revolving Credit Loans and Swingline Loans will be used to provide liquidity for working capital and for other general corporate purposes of the Loan Parties and their Subsidiaries. Letters of Credit will be used to support payment obligations of Holdings and the Subsidiaries.

SECTION 3.14 Taxes. Each of Holdings and the Restricted Subsidiaries has timely filed or caused to be timely filed all Federal, and all state, local and foreign, Tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves or (ii) Taxes and Tax returns for which the failure to so pay or file, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15 No Material Misstatements. None of (a) the Borrowers’ presentation materials to the Lenders dated November 1, 2019 or (b) any other written information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or any Restricted Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain (in each case, when furnished, and taken as a whole) any material misstatement of fact or omitted, omits or will omit (in each case, when furnished, and taken as a whole) to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading; provided that to the extent any such information, report, exhibit or schedule was based upon or constitutes a forecast or projection or other forward-looking information, the Loan Parties represent only that such information, report, exhibit or schedule was prepared in good faith based upon assumptions that the Loan Parties believed to be reasonable at the time made and at the time such information, report, exhibit or schedule was or is so furnished. It is understood that any forecast, projection or other forward-looking information is not to be viewed as facts and that actual results during the periods covered thereby may differ from projected results.

SECTION 3.16 Employee Benefit Plans.

(a) Each Plan is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan by an amount which could reasonably be expected to result in a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

(b) Each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of Holdings, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Holdings or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with the ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17 Environmental Matters.

(a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings or any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any facts or circumstances that would be reasonably likely to result in any Environmental Liability.

(b) Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18 Insurance. Schedule 3.18 sets forth a true, complete and correct description of all material insurance maintained by Holdings or the Restricted Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. Holdings and the Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice. Either (i) no Mortgaged Property is a Flood Hazard Property or (ii) if a Mortgaged Property is a Flood Hazard Property, the Borrowers or the applicable Loan Party has delivered to the Administrative Agent the Flood Insurance Documents with respect to such Mortgaged Property.

SECTION 3.19 Security Documents.

(a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent (or its bailee pursuant to the provisions of the ABL Intercreditor Agreement), the Lien created under Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other person (other than the “Secured Parties” as defined in the Term Loan Agreement and the Noteholders as defined in the Senior Secured Notes Indenture whose relative rights in the Collateral are set forth in the ABL Intercreditor Agreement and the holders of Permitted Pari Passu Term Collateral Liens whose respective relative rights in the Collateral are set forth in the applicable Intercreditor Agreement), and (ii) when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party to the Guarantee and Collateral Agreement in such Collateral to the extent perfection can be obtained by filing Uniform Commercial Code financing statements (other than Patents, Trademarks and Copyrights described in Section 3.19(b)), in each case prior and superior in right to any other person, other than (x) the “Secured Parties” as defined in the Term Loan Agreement and the Noteholders as defined in the Senior Secured Notes Indenture whose respective relative rights in the Collateral are set forth in the ABL Intercreditor Agreement and the holders of Permitted Pari Passu Term Collateral Liens whose relative rights in the Collateral are set forth in the applicable Intercreditor Agreement and (y) with respect to Liens permitted by Section 6.02 that by operation of law or contract have priority over the Liens securing the Obligations.

(b) Upon the timely recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrowers and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified in the Perfection Certificate, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party to the Guarantee and Collateral Agreement in the Patents, Trademarks and Copyrights owned by and registered (or subject to an application for registration) in the name of the Loan Parties, and in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior in right to any other person other than the “Secured Parties” as defined in the Term Loan Agreement whose relative rights in the Collateral are set forth in the ABL Intercreditor Agreement and the holders of Permitted Pari Passu Collateral Liens whose relative rights in the Collateral are set forth in the applicable Intercreditor Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered Trademarks and Patents, Trademark and Patent applications and registered Copyrights and Copyright Applications).

(c) [Intentionally omitted].

(d) Each Security Document (other than the Guarantee and Collateral Agreement, any short-form security agreement referred to in clause (b) above and the Mortgages) that purports (i) to create a Lien on any Collateral, when executed and delivered, will be effective under applicable law to create in favor of the Collateral Agent for the ratable benefit of the applicable Secured Parties a valid and enforceable Lien on the Collateral subject thereto, and (ii) to create a Guarantee of any of the Obligations, when executed and delivered, will be effective under applicable law to create in favor of the Collateral Agent for the ratable benefit of the applicable Secured Parties a valid and enforceable Guarantee of the Obligations subject thereto.

SECTION 3.20 Location of Real Property and Leased Premises.

(a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all Material Real Property owned by Holdings and the Restricted Subsidiaries and the addresses, record owner and book and estimated fair value thereof. As of the Closing Date, Holdings and the Restricted Subsidiaries have good and marketable fee title to all the real property set forth on Schedule 3.20(a), in each case, free and clear of all Liens other than those Liens permitted under the Loan Documents.

(b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all Material Real Property leased by Holdings and the Restricted Subsidiaries and the addresses, lessor, lessee and expiration date thereof. Holdings and the Restricted Subsidiaries have valid leases, subleases or licenses in, or rights to use and occupy, all the real property set forth on Schedule 3.20(b), except where such invalidity, inability, and/or limitation on use and occupation, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.21 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings or any Restricted Subsidiary pending or, to the knowledge of Holdings or the Borrowers, threatened in writing. The hours worked by and payments made to employees of Holdings and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any Restricted Subsidiary is bound.

SECTION 3.22 Solvency. On the Closing Date, immediately after giving effect to the consummation of the Transactions on and as of such date (a) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date. As of the Closing Date, immediately after giving effect to the consummation of the Transactions, Holdings does not intend to, and Holdings does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such Subsidiary.

SECTION 3.23 No Default. No Default shall have occurred and be continuing.

SECTION 3.24 Intellectual Property. Each of Holdings and the Restricted Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property necessary for the conduct of its business except for those for which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted in writing or is pending by any Person challenging the use by Holdings or any of the Restricted Subsidiaries of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim, except, in either case, for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Holdings and the Restricted Subsidiaries does not infringe on the Intellectual Property rights of any Person, nor has any claim been asserted in writing or is any claim pending with respect to the foregoing, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.25 Existing Indebtedness, Liens and Investments.

(a) Set forth on Schedule 6.01 is a complete and accurate list as of the Closing Date of all Indebtedness for borrowed money (other than Indebtedness in an aggregate amount not exceeding $50,000,000), showing as of the Closing Date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

(b) Set forth on Schedule 6.02 hereto is a complete and accurate list as of the Closing Date of all Liens on the property or assets of any Loan Party or any of its Subsidiaries securing any Indebtedness for borrowed money (other than Indebtedness in an aggregate amount not exceeding $50,000,000), showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

(c) Set forth on Schedule 6.04 is a complete and accurate list as of the Closing Date of all Investments (other than Investments in wholly owned Subsidiaries of Holdings, Permitted Investments and other Investments in an aggregate amount not exceeding $50,000,000), showing as of the Closing Date the amount and description (including the parties thereto) of each such Investment.

SECTION 3.26 USA PATRIOT Act etc. To the extent applicable, each of Holdings and its Restricted Subsidiaries is in compliance, in all material respects, with all Anti-Terrorism Laws. Neither Holdings nor, to the knowledge of Holdings, any Loan Party or any director, officer, agent, or employee of any Loan Party, is currently subject to any Sanctions, and the Loan Parties will not, knowingly, directly or indirectly use the proceeds from the Revolving Credit Loans or any Letter of Credit or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any Sanctions or for the purpose of funding any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as a Lender, Issuing Bank, underwriter, advisor, investor or otherwise) of any Sanctions. No part of the proceeds of the Revolving Credit Loans or any Letter of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anticorruption Laws. Holdings and, to the knowledge of Holdings, its Restricted Subsidiaries have conducted their businesses in compliance, in all material respects, with all Anticorruption Laws and Holdings and its Restricted Subsidiaries will conduct their business in a manner reasonably designed to promote and achieve compliance, in all material respects, with Anticorruption Laws and Anti-Terrorism Laws and, in all material respects, not in violation of any Sanctions, and with the representations and warranties contained herein.

SECTION 3.27 EEA Financial Institution. Neither any Borrower nor any other Loan Party is an EEA Financial Institution.

SECTION 3.28 Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification (to the extent required to be provided) is true and correct.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Revolving Credit Loans and of the Issuing Bank to issue Letters of Credit (other than an Existing Letter of Credit) hereunder are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

SECTION 4.01 Conditions Precedent to Initial Extension of Credit. The obligation of the Lenders to provide the Commitments, and to make Loans, and of the Issuing Bank to issue Letters of Credit (other than any Existing Letters of Credit) hereunder on the Closing Date is subject to the satisfaction or waiver in accordance with Section 9.08 of the following conditions precedent:

(a) Each of the Loan Documents and other documentation relating to the Loans provided hereunder shall be in form and substance reasonably satisfactory to the Administrative Agent and duly executed and delivered by each of the Loan Parties and other parties thereto;

(b) Administrative Agent shall have received, in respect of each Loan Party;

(i) the notes payable to the order of the Lenders to the extent requested at least three Business Days prior to the Closing Date in accordance with Section 2.04(e);

(ii) copies of each organizational or constitutive document (along with any amendments thereto) certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority;

(iii) certificate of the secretary or an assistant secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(iv) resolutions of the board of directors (or similar governing body) of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and

(v) a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation dated the Closing Date or a recent date prior thereto;

(c) All reasonable and documented out-of-pocket fees and expenses (including reasonable and documented fees and expenses of outside counsel) required to be paid to the Administrative Agent on or before the Closing Date shall have been paid (including fees owed to the Lenders to be paid to the Administrative Agent for the accounts of the Lenders) to the extent invoiced at least three Business Days prior to the Closing Date;

(d) The Administrative Agent and Lenders and their respective counsel shall have received originally executed copies of a favorable written opinion of (i) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Loan Parties and (ii) local counsel for the Loan Parties in states in which the Loan Parties are organized or formed, in each case, dated as of the Closing Date, addressing such matters as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent;

(e) Since December 31, 2018, there has been no event or occurrence that has had a Material Adverse Effect;

(f) The Administrative Agent shall have received a certificate from the chief financial officer of Holdings substantially in the form of Exhibit K;

(g) The Administrative Agent shall have received a completed Perfection Certificate, dated as of the Closing Date and signed by a Financial Officer of the Borrowers, together with all attachments contemplated thereby;

(h) (i) Each Lender shall have received at least one Business Day prior to the Closing Date all documentation and other information reasonably requested in writing by them at least three Business Days prior to the Closing Date in order to allow the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act and (ii) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Closing Date, any Lender that has requested, in a written notice to Holdings at least five Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Loan Party, shall have received such Beneficial Ownership Certification;

(i) (i) The refinancing of the outstanding indebtedness under the Existing Term Loan Agreement shall have occurred or shall be consummated substantially concurrently with the Closing Date and (ii) the Closing Date (as defined in the Term Loan Agreement) under the Term Loan Agreement shall have occurred or will occur substantially concurrently with the Closing Date and the Loan Documents (as defined in the Term Loan Agreement) required by the terms of the Term Loan Agreement shall have been, or substantially concurrently with the Closing Date shall be, executed and delivered;

(j) The Senior Notes shall have been, or substantially concurrently with the Closing Date shall be, issued;

(k) The ABL Intercreditor Agreement, the Guarantee and Collateral Agreement and each other Security Document shall have been duly executed and delivered by each of the applicable Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent and together therewith, the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) Proper uniform commercial code financing statements for all applicable jurisdictions of the Loan Parties as deemed necessary by the Administrative Agent in order to perfect and protect the Liens and security interests created or purported to be created pursuant to the Security Documents covering the Collateral;

(ii) Copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties;

(iii) [Intentionally omitted];

(iv) Evidence of all insurance required to be maintained pursuant to Section 5.02, and evidence that the Administrative Agent shall have been named as an additional insured or loss payee, as applicable, on all insurance policies covering loss or damage to Collateral; and

(v) Evidence that such other documents, instruments or actions deemed necessary or advisable by the Administrative Agent to perfect and protect the Liens and security interests (and the first priority thereof with respect to Revolving Facility First Lien Collateral and the second priority thereof with respect to Term Facility First Lien Collateral) created or purported to be created pursuant to the Guarantee and Collateral Agreement shall have been duly delivered or completed, including, without limitation, the delivery of Uniform Commercial Code financing statements in proper form for filing for all applicable jurisdictions of the Loan Parties and provision having been made for the payment of any fees or taxes required in connection with the filing of such documents, instruments or financing statements;

provided, however, that, each of the requirements set forth above, (except for the (I) execution and delivery of the Guarantee and Collateral Agreement, and (II) to the extent that a Lien on such Collateral may be perfected (x) by the filing of a financing statement under the Uniform Credit Code or customary “short form” intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office or (y) by the delivery of stock certificates of the Borrowers) shall not constitute conditions precedent to the Commitment hereunder on the Closing Date after the Borrowers’ use of commercially reasonable efforts to provide such items on prior to the Closing Date if the Borrowers agree to deliver, or cause to be delivered, such search results, documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Closing Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).

(l) On the Closing Date, after giving effect to the Transactions, none of Holdings or any of its Subsidiaries shall have any third party Indebtedness for borrowed money other than (i) the Term Loan Facility, (ii) the facilities provided under the Revolving Credit Agreement, (iii) the Senior Notes and (iv) other Indebtedness permitted by Section 6.01.

The making of the initial Commitment to the Borrowers by the applicable Lenders hereunder on the Closing Date shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each such Lender that each of the conditions precedent set forth in this Section 4.01 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

SECTION 4.02 Conditions to All Credit Extensions. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including each Borrowing of a Swingline Loan, and on the date of each issuance, extension or renewal of a Letter of Credit (other than the issuance of an Existing Letter of Credit) (each such event being called a “Credit Event”), except as otherwise provided in the applicable Incremental Facility Joinder Agreement with respect to any New Revolving Credit Loan incurred in connection with a Permitted Acquisition, Acquisition or Limited Condition Transaction to the extent contemplated by Section 2.24(a):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, extension or renewal of a Letter of Credit (other than the issuance of an Existing Letter of Credit), the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) on and as of the date of such Credit Event (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) as of such earlier date).

(c) At the time of and immediately after such Credit Event, no Default shall have occurred and be continuing.

(d) The making of such Loan shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

(e) Each Credit Event shall be deemed to constitute a representation and warranty by Holdings and the Borrowers on the date of such Credit Event as to the matters specified in paragraphs (b) through (d) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Each Loan Party party to this Agreement jointly and severally with all of the other Loan Parties, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until all Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts (other than contingent indemnification liabilities to the extent no claim giving rise thereto has been asserted) payable under any Loan

Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, or such Letters of Credit shall have been Cash Collateralized, or other arrangements reasonably satisfactory to the Issuing Bank shall have been made with respect to such Letters of Credit (which arrangements result in the release of the Revolving Credit Lenders from their obligation to make payments in respect of L/C Disbursements pursuant to Section 2.23(d)), unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrowers will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01 Existence; Compliance with Laws; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted under Section 6.05.

(b) Other than as could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations and Intellectual Property necessary or desirable to the conduct of its business, (ii) comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) maintain and preserve all property useful to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.02 Insurance.

(a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b) Cause within thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree) all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent; deliver evidence of such coverage to the Collateral Agent; use commercially reasonable efforts to cause each such policy to provide that it shall not be canceled (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent.

(c) (i) If any Responsible Officer of any Borrower becomes aware that any Mortgaged Property is at any time a Flood Hazard Property (or if the Administrative Agent or any Secured Party has provided notice to a Borrower that any Mortgaged Property is a Flood Hazard Property), promptly, provide to the Administrative Agent the Flood Insurance Documents with respect to such Mortgaged Property. The Administrative Agent shall provide to the Secured Parties copies of the Flood Insurance Documents (including any Flood Insurance Documents delivered in connection with a Flood Compliance Event), to the extent received from the Borrowers. The Administrative Agent agrees to request such Flood Insurance Documents at the request of any Secured Party. Unless the Borrowers provide the Administrative Agent with the Flood Insurance Documents, the Administrative Agent may purchase Flood Insurance meeting the requirements of clause (iii) of the definition of “Flood Insurance Documents” at the Borrowers’ expense to protect the interests of the Administrative Agent and the Secured Parties. Each of Holdings and the Borrowers shall cooperate with the Administrative Agent and any Secured Party in connection with compliance with the Flood Insurance Laws, including by providing any information reasonably required by the Administrative Agent (or by any Secured Party through the Administrative Agent) in order to confirm compliance with the Flood Insurance Laws.

(ii) If a Flood Redesignation shall occur with respect to any Mortgaged Property, the Administrative Agent shall obtain a completed Flood Hazard Determination with respect to the applicable Mortgaged Property. If any Responsible Officer of any Borrower becomes aware that a Flood Redesignation has occurred with respect to any Mortgaged Property (or if the Administrative Agent or any Secured Party has provided notice to a Borrower that any such Flood Redesignation has occurred), the Borrowers shall promptly provide to the Administrative Agent the Flood Insurance Documents with respect to such Mortgaged Property. The Administrative Agent shall provide to the Secured Parties copies of the Flood Insurance Documents (including any Flood Insurance Documents delivered in connection with a Flood Compliance Event), to the extent received from the Borrowers. The Administrative Agent agrees to request such Flood Insurance Documents at the request of any Secured Party. Unless the Borrowers provide the Administrative Agent with the Flood Insurance Documents, the Administrative Agent may purchase Flood Insurance meeting the requirements of clause (iii) of the definition of “Flood Insurance Documents” at the Borrowers’ expense to protect the interests of the Administrative Agent and the Secured Parties.

SECTION 5.03 Obligations and Taxes. Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as either (A) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no material risk of forfeiture of such property, or (B) to the extent that the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Financial Statements, Reports, etc. In the case of the Borrowers, furnish to the Administrative Agent, which shall furnish to each Lender:

(a) within 90 days after the end of each fiscal year Holdings’ consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Restricted Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Restricted Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by PricewaterhouseCoopers or other independent registered public accounting firm of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without “going concern” or like qualifications or exceptions and without any qualification or exception as to the scope of such audit (other than solely with respect to, or resulting solely from an upcoming maturity date with respect to the Revolving Credit Loans, the Senior Notes, the Term Loan Agreement or any Permitted Refinancing Indebtedness in respect of the foregoing occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant under the Term Loan Agreement (or any New Loan or Refinancing Debt, each as defined in the Term Loan Agreement) or this Agreement on a future date or in a future period) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP; provided that the financial statements for each such fiscal year shall cover a period of four consecutive fiscal quarters ending on December 31;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, Holdings’ consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Restricted Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Restricted Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by a Financial Officer of the Borrowing Agent as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP;

(c) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm, and concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrowing Agent opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.11 (any such certificate furnished pursuant to this clause (c), a “Compliance Certificate”); provided that if there has been any material change in GAAP or in the application of GAAP referred to in Section 1.03, the Compliance Certificate from the Financial Officer shall identify such change and the effect of such change on the financial statements accompanying such certificate;

(d) as soon as available, and in any event no later than 60 days after the beginning of each fiscal year of Holdings, a detailed consolidated budget for Holdings and its Restricted Subsidiaries for such fiscal year (including a projected consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the end of such fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget with respect to such fiscal year (the “Budget”);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(f) [Intentionally omitted];

(g) promptly after the receipt thereof by Holdings or any Restricted Subsidiary, a copy of any “management letter” received by any such person from its certified public accountants and the management’s response thereto to the extent such certified public accountants have consented to the delivery of such management letter to the Administrative Agent upon the request of the Borrowers;

(h) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;

(i) promptly following any request therefor, copies of (i) any documents described in Section 101(k)(1) of ERISA that Holdings, any Borrower or any ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that any Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if any Borrower or any of its ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Holdings, any Borrower or its ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(j) a Borrowing Base Certificate, in each case with supporting documentation (including, without limitation, the documentation described in Exhibit J), (i) on a monthly basis (as of the last day of each calendar month), within 15 days following the last day of each calendar month, commencing with the calendar month ending November 30, 2019 (or if such day is not a Business Day, the next succeeding Business Day); and (ii) on a weekly basis (as of the last day of each calendar week), on or before the third Business Day following the last day of each calendar week, at any time during a Testing Period; provided that the Borrowing Agent may, at its option, deliver Borrowing Base Certificates more frequently than required by the foregoing provisions of this Section 5.04;

(k) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

(l) within 45 days after the end of each of the first three fiscal quarter of Holdings and within 90 days after the end of the fourth fiscal quarter of Holdings, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year.

Notwithstanding the foregoing, the obligations in clauses (a), (b) and (l) of this Section 5.04 may be satisfied with respect to financial information of Holdings and its consolidated Restricted Subsidiaries by furnishing Holdings’ (or any direct or indirect parent thereof; provided that such parent holds no material assets other than cash and Equity Interests of Holdings or of any direct or indirect parent of Holdings (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3 10 of Regulation S-X promulgated by the SEC (or any successor provision)) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, to the extent such information is in lieu of information required to be provided under clause (a) of this Section 5.04, such materials are accompanied by a report and opinion of PriceWaterhouseCoopers or other independent public accountants of recognized national standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than solely with respect to, or resulting solely from an upcoming maturity date with respect to the Revolving Credit Loans, the Senior Notes, the Term Loan Agreement or any Permitted Refinancing Indebtedness in respect of the foregoing occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant under the Term Loan Agreement (or any New Loan, the Senior Notes or Refinancing Debt, each as defined in the Term Loan Agreement) or this Agreement on a future date or in a future period).

Documents required to be delivered pursuant to clauses (a), (b), (e) or (l) of this Section 5.04 may at Holdings or the Borrowers’ election be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest of (i) the date on which such documents are electronically delivered to the Administrative Agent for posting if delivered before 5:00 p.m. Local Time on a Business Day or otherwise on the following Business Day, (ii) the date on which such documents are posted on Holdings or the Borrowers’ behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.

SECTION 5.05 Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender written notice of the following promptly after any Responsible Officer of any Loan Party becomes aware thereof:

(a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against HMHP or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings and the Restricted Subsidiaries in an aggregate amount exceeding $35,000,000, setting forth the details as to such ERISA Event and the action, if any, that Holdings or the Borrowers proposes to take with respect thereto; and

(d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06 [Reserved].

SECTION 5.07 Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.

(a) Keep proper books of record and account in which entries that are full, true and correct in all material respects and in conformity with GAAP and all applicable requirements of law are made of all material dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of such person upon reasonable notice, at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor, in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract; provided that (i) unless an Event of Default shall have occurred and be continuing, such visits and inspections shall occur not more than once in any fiscal year and shall be arranged by one or more Lenders through the Administrative Agent and (ii) the Administrative Agent shall provide the Borrowers with the opportunity to participate in any such discussions with such accountants. In addition, each Loan Party will permit the Administrative Agent to conduct, at the sole cost and expense of the Loan Parties, field audits and examinations of receivables and inventory, and appraisals of inventory; provided that such field audits and examinations and appraisals may be conducted not more than once per any twelve-month period. Notwithstanding the foregoing, if and for so long as (i) an Event of Default has occurred and is continuing or (ii) Availability is less than the Availability Limit, up to two such field audits and examinations and appraisals may be conducted at the Loan Parties’ expense per any twelve-month period at any time at the reasonable request of the Administrative Agent.

(b) Use commercially reasonable efforts to maintain (i) a public corporate rating from S&P and (ii) a public corporate family rating from Moody’s.

SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in Section 3.13.

SECTION 5.09 Employee Benefits. Comply with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan, except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10 Compliance with Environmental Laws. Comply, and use commercially reasonable efforts to cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws, except in each case with respect to this Section 5.10, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.11 Preparation of Environmental Reports. If at any time (x) there are any Mortgaged Properties securing the Obligations and (y) a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without Holdings or any Restricted Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12 Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Holdings and the Borrowers will cause each wholly owned Subsidiary of Holdings that is a Domestic Subsidiary (other than: (i) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary of Holdings, (ii) any Unrestricted Subsidiary, (iii) any Immaterial Subsidiary, (iv) any Not for Profit Subsidiary, (v) any Domestic Subsidiary that is treated as a Foreign Subsidiary for United States federal income tax purposes, (vi) any

Subsidiary that is prohibited by applicable law, rule, regulation or contract from providing the Guarantee or which would require governmental (including regulatory) consent, approval, license or authorization to provide the Guarantee (unless such consent, approval, license or authorization has been received), (vii) any Subsidiary for which the provision of the Guarantee with respect to which the Collateral Agent and the Borrowers reasonably agree in writing that the costs or other consequences (including material adverse tax consequences as reasonably determined by the Borrowers in good faith in consultation with the Collateral Agent) of providing such a Guarantee is excessive in view of the benefits to be obtained by the Secured Parties, and (viii) any special purpose receivables or securitization Subsidiary (each, an “Excluded Subsidiary”)) on the Closing Date to become a Subsidiary Guarantor and Guarantee and secure the Obligations by becoming a party to the Guarantee and Collateral Agreement.

If any Not for Profit Subsidiary that is a wholly owned Domestic Subsidiary ceases to be exempt from U.S. federal income taxation under Section 501(a) of the Code or any wholly owned Domestic Subsidiary ceases to be an Unrestricted Subsidiary, Immaterial Subsidiary or special purpose receivables or securitization Subsidiary (and, in each case, is not otherwise an Excluded Subsidiary), then Holdings and the Borrowers will cause such Subsidiary to become a Subsidiary Guarantor and Guarantee and secure the Obligations by becoming a party to the Guarantee and Collateral Agreement. With respect to any provision or restriction affecting a wholly owned Domestic Subsidiary the reason for which such Subsidiary is not required to become a Guarantor in the foregoing paragraph, promptly upon the ineffectiveness, lapse or termination of such provision or restriction, Holdings and the Borrowers will cause such Subsidiary to become a Subsidiary Guarantor and Guarantee and secure the Obligations by becoming a party to the Guarantee and Collateral Agreement.

(b) In addition, from and after the Closing Date, Holdings and the Borrowers will cause any subsequently acquired or organized wholly owned Restricted Subsidiary (other than any Foreign Subsidiary or any Excluded Subsidiary) to become a Loan Party by executing the Guarantee and Collateral Agreement and/or each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, Holdings and the Borrowers will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of the assets and properties of Holdings and the wholly owned Restricted Subsidiaries (other than any Foreign Subsidiary or any Excluded Subsidiary) as the Administrative Agent shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured (i) by substantially all the assets of Holdings and the wholly owned Restricted Subsidiaries (other than any Foreign Subsidiary or any Excluded Subsidiary), including Material Real Property (and not any other real property or interest therein) and personal property (other than Excluded Accounts or Excluded Assets) acquired subsequent to the Closing Date and (ii) in the case of Foreign Subsidiaries that are first tier Foreign Subsidiaries (or treated as first tier Foreign Subsidiaries for U.S. federal income tax purposes) or any Domestic Subsidiary which is treated as a first tier Foreign Subsidiary for U.S. federal income tax purposes, in each case, of a Loan Party, by 66% of the voting stock and 100% of the non-voting stock of such Subsidiary). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and Holdings and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. Holdings and the Borrowers shall be in compliance with the requirements of this clause (b) if they shall cause such subsequently acquired or organized wholly-owned Restricted Subsidiary to become a Loan Party, pledge its assets and deliver such instruments and documents (except with respect to Mortgages and related items in respect of Material Real Property, which shall be governed by the last sentence of this clause (b)) within 30 days (or such longer period as the Administrative Agent may reasonably agree) after the acquisition or organization of such Restricted Subsidiary. Holdings and the Borrowers agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, Holdings and the Borrowers will give prompt notice to the Administrative Agent of the acquisition by Holdings or any of the other Loan Parties of any Material Real Property and will, within 60 days (or such longer period as the Administrative Agent may reasonably agree) following the acquisition of such Material Real Property, deliver to the Administrative Agent Mortgages and the Flood Insurance Documents as applicable to such Material Real Property, as well as such other items as may be reasonably requested by the Administrative Agent (or any Lender through the Administrative Agent); provided, that the Administrative Agent and the Borrowers may agree in writing that a mortgage on a parcel of Material Real Property located in the State of New York is not required if they reasonably determine that the costs or other consequence of providing a Mortgage is excessive in view of the benefits to be obtained by the Secured Parties therefrom.

SECTION 5.13 Intentionally Omitted.

SECTION 5.14 Intentionally Omitted.

SECTION 5.15 Cash Dominion.

(a) Maintain with the Collateral Agent or another depository reasonably acceptable to the Administrative Agent one or more deposit accounts (i) to be used by the Loan Parties as their principal concentration accounts, (ii) into which shall be swept or deposited, on each Business Day, during any Cash Dominion Period, all cash of the Loan Parties from any and all of their other deposit accounts and bank or securities accounts (other than the Excluded Accounts), (iii) from which cash shall be withdrawn and applied (A) in accordance with the Waterfall on each Business Day during any Cash Dominion Period, if an Event of Default shall have occurred and be continuing, or (B) to prepay outstanding Loans and to the extent due and payable, any fees, interest and other amounts owing under this Agreement, on each Business Day during any Cash Dominion Period, if an Event of Default shall not have occurred and be continuing, and (iv) which shall be subject to a control agreement reasonably acceptable to the Administrative Agent and shall be under the sole control and dominion of the Administrative Agent and Collateral Agent during any Cash Dominion Period.

SECTION 5.16 Sanctions; Anticorruption Laws and Anti-Terrorism Laws.

(a) Comply in all material respects with Anti-Terrorism Laws and anti-money laundering rules and regulations (including the USA PATRIOT Act).

(b) Maintain in effect and enforce policies and procedures reasonably designed to promote compliance, in all material respects, by Holdings, its Subsidiaries and their respective directors, officers, employees and agents with Anticorruption Laws and applicable Sanctions.

(c) Will not request any Loan, and the Borrowers will not use, and will procure, and Holdings will procure, that their respective Subsidiaries and their and their respective Subsidiaries’ respective directors, officers, employees and agents do not use, the proceeds of any Loan, or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anticorruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, except as otherwise permitted by applicable law or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI

Negative Covenants

Each Loan Party party to this Agreement jointly and severally with all of the other Loan Parties covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until all Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts (other than contingent indemnification liabilities to the extent no claim giving rise thereto has been asserted) payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, or such Letters of Credit shall have been Cash Collateralized, or other arrangements reasonably satisfactory to the Issuing Bank shall have been made with respect to such Letters of Credit (which arrangements result in the release of the Revolving Credit Lenders from their obligation to make payments in respect of L/C Disbursements pursuant to Section 2.23(d)), unless the Required Lenders shall otherwise consent in writing, neither Holdings nor any Borrower will, nor will they cause or permit any of the Restricted Subsidiaries to:

SECTION 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) (i) Indebtedness created hereunder and under the other Loan Documents and (ii) other Indebtedness existing on the Closing Date that is listed on Schedule 6.01;

(b) intercompany Indebtedness of Holdings and the Restricted Subsidiaries to the extent permitted by Section 6.04(b); provided that any such intercompany Indebtedness owed by any Loan Party to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations;

(c) Indebtedness incurred by Holdings or any of the Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price, earnouts or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Holdings or any such Restricted Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or Acquisitions or permitted dispositions of any business or assets of Holdings or any of the Restricted Subsidiaries;

(d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(e) Indebtedness in respect of netting services, overdraft protections, any cash management services arrangement and otherwise in connection with deposit accounts;

(f) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and the Restricted Subsidiaries;

(g) (i) Indebtedness under the Term Loan Agreement in an aggregate principal amount outstanding at any time not to exceed the aggregate of (A) $380,000,000 and (B) the aggregate outstanding principal amount of any Indebtedness incurred under any Incremental Facilities (as defined in the Term Loan Agreement), (ii) Indebtedness represented by the Senior Notes in an aggregate principal amount outstanding at any time not to exceed $306,000,000 and (iii) any Permitted Refinancing Indebtedness in respect of the Indebtedness referenced in clause (i) or (ii) above;

(h) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to Holdings or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

(i) Indebtedness of Holdings or the Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and any extension, renewal or refinancing thereof to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

(j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(k) Indebtedness with respect to Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by any Restricted Subsidiary prior to or within 270 days after the acquisition, lease, construction, repair, replacement or improvement of the respective asset (whether through the direct purchase of such asset or the Equity Interest of any person owning such asset) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement (including any Indebtedness acquired in connection with a Permitted Acquisition or an Acquisition); provided, any such Indebtedness (i) shall be secured only by the assets acquired, leased, constructed, repaired or improved in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 75% of the aggregate consideration paid with respect to such asset, and any Indebtedness that Refinanced such Indebtedness pursuant to the definition of Permitted Refinancing Indebtedness (disregarding clause (v) thereof), in an aggregate principal amount which, immediately after giving effect to the incurrence thereof, when aggregated with the principal amount of all other Indebtedness then outstanding that was incurred pursuant to this clause (k), is not in excess of the greater of (A) 23% of the Consolidated EBITDA for the most recently ended four fiscal quarter period ending with a fiscal quarter for which financial statements are required to have been delivered pursuant to Section 5.04(b) and (B) $75,000,000;

(l) Indebtedness of any Restricted Subsidiary supported by a Letter of Credit in a principal amount not in excess of the stated amount of such Letter of Credit;

(m) (i) Indebtedness of a Restricted Subsidiary of Holdings acquired after the Closing Date and Indebtedness of a person merged or consolidated with or into a Restricted Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets or Equity Interests, which Indebtedness in each case exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement and (ii) any Indebtedness that Refinanced such Indebtedness pursuant to the definition of Permitted Refinancing Indebtedness (disregarding clause (v) thereof); provided that (A) the aggregate outstanding principal amount of all Indebtedness acquired or assumed by non-Loan Parties under subclause (i) of this clause (m) shall not exceed $50,000,000 at any time and (B) at the time of such acquisition, merger or consolidation and at the time of the incurrence or assumption of such Indebtedness by a Restricted Subsidiary, on a pro forma basis after giving effect thereto, no Event of Default shall have occurred and be continuing;

(n) Indebtedness of Restricted Subsidiaries of Holdings that are not Loan Parties in an aggregate principal amount which, immediately after giving effect to the incurrence thereof, when aggregated with the principal amount of all other Indebtedness then outstanding that was incurred pursuant to this clause (n), is not in excess of the greater of (i) $25,000,000 and (ii) 10% of the Consolidated EBITDA for the most recently ended four fiscal quarter period ending with a fiscal quarter for which financial statements are required to have been delivered pursuant to
Section 5.04(b);

(o) Indebtedness incurred or assumed at any time when, on a pro forma basis after giving effect thereto, the RP Payment Conditions are satisfied at such time;

(p) [Intentionally Omitted];

(q) [Intentionally Omitted];

(r) all premiums (if any), interest, fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (o) above;

(s) Guarantees of obligations of third parties to the extent treated as Investments in such third parties (in an amount equal to the aggregate amount of the obligations so Guaranteed) and permitted by Section 6.04;

(t) Indebtedness consisting of Indebtedness issued by any Loan Party to future, current or former officers, managers, directors, consultants and employees of Holdings, its subsidiaries or its direct or indirect parent companies, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent described in Section 6.06(a)(i); provided that the terms of any such Indebtedness with a principal amount in excess of $2,000,000 shall be approved by the board of directors of Holdings;

(u) Indebtedness with respect to Hedging Agreements permitted under Section 6.04(h);

(v) Indebtedness if, after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof: (i) in the case of Indebtedness that will be secured by the Collateral on a pari passu basis with the obligations under the Term Loan Agreement, the Net First Lien Leverage Ratio on a pro forma basis is not greater than 2.25 : 1.00, (ii) in the case of Indebtedness that will be secured by the Collateral by Liens that are junior and subordinated to the Liens securing the obligations under the Term Loan Agreement, the Net Secured Leverage Ratio on a pro forma basis is not greater than 2.50 : 1.00, and (iii) in the case of other Indebtedness, the Net Total Leverage Ratio on a pro forma basis is not greater than 4.00 : 1.00;

(w) (i) Indebtedness in an aggregate principal amount not to exceed at the time of incurrence an amount equal to the amount determined pursuant to clause (a) of the definition of “Incremental Amount” (as defined in the Term Loan Agreement) at such time; provided that (I) there shall be no obligor in respect of any such Indebtedness that is not a Loan Party and there shall be no borrower in respect of any such Indebtedness that is not a Borrower, (II) in the case of Indebtedness that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings, the Borrowers or any Restricted Subsidiary other than any asset constituting Collateral, (III) such Indebtedness shall be senior secured obligations and shall rank pari passu in right of security with the Liens securing the Term Facility Obligations or, at the Borrowers’ option, junior in right of security to the Liens securing the Obligations and such Indebtedness shall be subject to an Intercreditor Agreement, (IV) the final maturity date of such Indebtedness shall be no earlier than the Term Loan Maturity Date (as defined in the Term Loan Agreement) and such Indebtedness shall have a Weighted Average Life to

Maturity no shorter than that of the term loans then outstanding under the Term Loan Agreement, and (V) the terms of such Indebtedness shall not be subject to mandatory redemption, repurchase or prepayment (except with respect to change of control, asset sale and casualty event mandatory offers to purchase or prepayment events and customary acceleration rights after an event of default), in each case prior to the Term Loan Maturity Date, and (ii) Permitted Refinancing Indebtedness in respect thereof, in each case, other than any Indebtedness that takes the form of term loan facilities which are secured obligations and rank pari passu with the rights of the “Secured Parties” as defined in the Term Loan Agreement;

(x) Indebtedness of Joint Ventures and/or Indebtedness incurred on behalf of any Joint Venture or any Guarantees of Indebtedness of joint ventures, in an aggregate outstanding principal amount not to exceed $50,000,000 at any time; and

(y) any other Indebtedness in an aggregate outstanding principal amount not exceed $100,000,000 at any time, so long as such Indebtedness is not secured by the Revolving Facility First Lien Collateral.

For the avoidance of doubt, the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

SECTION 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Restricted Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of Holdings or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) with respect to real property of the Restricted Subsidiaries, covenants, conditions, easements, rights-of-way, restrictions, encroachments, encumbrances and other imperfections or irregularities in title, in each case which were not incurred in connection with and do not secure Indebtedness for borrowed money and do not or will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of the Restricted Subsidiaries or with the use of such real property for its intended use;

(f) any interest or title of a lessor or sublessor under any lease of property permitted hereunder, and any Lien to which such interest or title is subject;

(g) Liens solely on any cash earnest money deposits made by Holdings or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business and Liens on a Specified Warehouse created in connection with a Sale and Lease Back Transaction involving such Specified Warehouse;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) licenses of Patents, Trademarks, Copyrights, trade secrets, service marks, tradenames and any other intellectual property rights granted by Holdings or any of the Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the conduct of the business of Holdings or such Restricted Subsidiary;

(k) construction liens arising in the ordinary course of business, including liens for work performed for which payment has not been made, securing obligations that are not due and payable or, in the case of any amounts overdue for a period in excess of 30 days, are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings or the relevant Restricted Subsidiary thereof shall have set aside on its books reserves as shall be required by GAAP;

(l) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $5,000,000 in the aggregate, or which are being contested in good faith by appropriate proceedings or for property taxes on property (other than Mortgaged Property or property that, pursuant to the terms hereof, is required to become Mortgaged Property) that Holdings or one of the Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(m) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature made or incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(n) zoning restrictions, easements, trackage rights, leases (other than Capital Leases), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which were not incurred in connection with and do not secure Indebtedness for borrowed money, and, individually or in the aggregate, do not materially interfere with the ordinary conduct of the business of Holdings or any of the Restricted Subsidiaries or with the use of such real property for its intended use;

(o) purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by any Restricted Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(k), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition (or construction), including transaction costs incurred by Holdings or any Restricted Subsidiary in connection with such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Holdings or any Restricted Subsidiary (other than to accessions to such equipment or other property or improvements; provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

(p) Liens arising out of operating lease or Capital Lease transactions permitted under Section 6.01(k) and transactions permitted by Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(q) Liens securing judgments for the payment of money in an aggregate amount not in excess of $10,000,000 (except to the extent covered by insurance, and the Administrative Agent shall be reasonably satisfied with the credit of such insurer), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

(r) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of Holdings and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Restricted Subsidiaries;

(s) any Lien on any property or asset of Holdings or a Restricted Subsidiary securing Indebtedness (including Permitted Refinancing Indebtedness) permitted by Section 6.01(m); provided that such Lien does not apply to any other property or assets of Holdings or any of the Restricted Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and permitted hereunder which contains a requirement for the pledging of after acquired property, it being agreed that such after acquired property shall not include property of Holdings and the Restricted Subsidiaries, other than any such acquired Restricted Subsidiary of Holdings, that would have been included but for such acquisition);

(t) the replacement, extension or renewal of any Lien permitted above; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(u) Liens on any property or asset of a non-Loan Party securing Indebtedness of non-Loan Parties permitted by Section 6.01 or other obligations (other than Indebtedness) of a non-Loan Party not prohibited hereunder;

(v) subject to the ABL Intercreditor Agreement, the Liens securing Indebtedness permitted by Section 6.01(g);

(w) [Intentionally Omitted];

(x) Liens securing Indebtedness permitted under Section 6.01(v) or (w), in each case subject to an Intercreditor Agreement, so long as any first priority Lien on the Collateral will be pari passu with the Lien thereon securing the Term Facility Obligations or any junior Lien on the Collateral will be junior and subordinated to the Lien thereon securing the Obligations;

(y) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business, consistent with past practices and not for speculative purposes;

(z) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(aa) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of Holdings, any Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(bb) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(cc) Liens securing Other Secured Obligations (under and as defined in the Term Loan Agreement);

(dd) Liens on cash or Permitted Investments used to satisfy or discharge Indebtedness; provided that, such satisfaction or discharge is permitted hereunder; and

(ee) Liens not otherwise permitted by this Section 6.02; provided that, the aggregate amount of Indebtedness and other obligations secured thereby does not exceed $100,000,000 at any time and such Liens are not secured by the Revolving Credit First Lien Collateral.

SECTION 6.03 Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease Back Transaction”) unless (a) the sale or transfer of such property is permitted by clause (f) of Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04 Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, make or permit to exist any investment or any other interest in, or enter into any Hedging Agreement with, any other person (collectively, “Investments”), except:

(a) Permitted Investments and Investments that were Permitted Investments when made;

(b) Investments as of the Closing Date in Holdings or any Restricted Subsidiary and Investments made after the Closing Date in Holdings or any Restricted Subsidiary; provided that (i) the aggregate amount of Investments made after the Closing Date by Loan Parties in, and Guarantees by Loan Parties of Indebtedness or other obligations of, Restricted Subsidiaries that are not Loan Parties (determined at the time of the making thereof without regard to any write-downs or write-offs of such Investments) shall not exceed the greater of (A) $35,000,000 and (B) 15% of the Consolidated EBITDA for the most recently ended four fiscal quarter period ending with a fiscal quarter for which financial statements are required to have been delivered pursuant to Section 5.04(b) and (ii) no Event of Default under Sections 7.01(b), 7.01(c), 7.01(g) or 7.01(h) shall have occurred and be continuing; provided further that, for purposes of determining compliance with the foregoing limitation in clause (i) above as of any date, the amount of each Investment made on or prior to such date pursuant to this clause (b) that is subject to such limitation shall be deemed reduced (to not less than zero) by the aggregate amount of cash, dividends, interest, returns of principal or capital, repayments or other distributions returned to the applicable Loan Party in respect of such Investment prior to the date of determination;

(c) Capital Expenditures;

(d) (i) Loans and advances to officers, directors and employees of Holdings and the Restricted Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $10,000,000 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof); provided that any such loans with a principal amount in excess of $2,000,000 shall be approved by the board of directors of Holdings and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

(e) Permitted Acquisitions;

(f) (i) any Investment acquired by a Loan Party (x) in exchange for any other Investment or accounts receivable held by a Loan Party in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable, (y) as a result of a foreclosure by a Loan Party with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (z) as a result of litigation, arbitration or other disputes with Persons who are not Affiliates, (ii) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (iii) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and the Restricted Subsidiaries;

(g) Investments held by a Person acquired in a Permitted Acquisition or an Acquisition so long as such Investment is not made in anticipation or contemplation of such acquisition;

(h) Holdings and the Restricted Subsidiaries may enter into and perform their obligations under (i) Hedging Agreements or other derivative instruments entered into in the ordinary course of business and so long as any such Hedging Agreement or other derivative instrument is not speculative in nature and (ii) to the extent constituting Investments, Convertible Bond Hedge Transactions entered into in connection with Convertible Bond Indebtedness;

(i) Investments existing as of the Closing Date and set forth in Schedule 6.04;

(j) Investments arising out of the receipt by Holdings or any Restricted Subsidiary of non-cash consideration with respect to sales of assets permitted under Section 6.05; provided that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Guarantee and Collateral Agreement to the extent required thereby;

(k) Investments resulting from pledges and deposits referred to in Section 6.02;

(l) [Intentionally Omitted];

(m) [Intentionally Omitted];

(n) Investments in the ordinary course of business consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing, joint development or similar arrangements with other Persons;

(o) any advances, loans, extensions of credit to suppliers, customers and vendors or other Investments in receivables owing to a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as such Restricted Subsidiary deems reasonable under the circumstances;

(p) [Intentionally Omitted];

(q) Investments (not consisting of any Eligible Receivables or Eligible Inventory) in Restricted Subsidiaries that are not Loan Parties or a series of Investments from one Restricted Subsidiary to another solely to provide a Restricted Subsidiary that is consummating a Permitted Acquisition or an Acquisition with funds to pay the consideration in respect thereof in an aggregate amount not to exceed the amount of such consideration;

(r) Investments in HMH IP Company in the ordinary course of business in respect of operating expenses of HMH IP Company and other expenses incurred by HMH IP Company in connection with the digital development of Intellectual Property owned by the Borrowers and the Restricted Subsidiaries; provided that the amounts of such Investments shall be no more than amounts that would be otherwise payable to an unaffiliated third party providing such digital development services and in the aggregate shall not exceed $100,000,000 in any fiscal year;

(s) Investments made at any time when, on a pro forma basis after giving effect thereto, the Investment/Acquisition Payment Conditions are satisfied at such time;

(t) Investments (not consisting of any Eligible Receivables or Eligible Inventory) in an aggregate amount (determined at the time of the making thereof without regard to any write-downs or write-offs of such Investments) not to exceed the sum of (i) the greater of $75,000,000 and 20% of the Consolidated EBITDA for the most recently ended fiscal year for which financial statements are required to have been delivered pursuant to Section 5.04(b) plus (ii) the Cumulative Credit at any time outstanding; provided that, both before and after giving effect to such Investment, on a pro forma basis, no Event of Default shall have occurred and be continuing; provided, further that, for purposes of determining compliance with the foregoing limitation as of any date, the amount of each Investment made on or prior to such date pursuant to this clause (t) shall be deemed reduced (to not less than zero) by the aggregate amount of cash, dividends, interest, returns of principal or capital, repayments or other distributions returned to the applicable person in respect of such Investment prior to the date of determination;

(u) Investments (not consisting of any Eligible Receivables or Eligible Inventory) in Joint Ventures in an amount (determined at the time of the making thereof without regard to any write-downs or write-offs of such Investments) not to exceed the greater of (i) $25,000,000 and (ii) 10% of the Consolidated EBITDA for the most recently ended four fiscal quarter period ending with a fiscal quarter for which financial statements are required to have been delivered pursuant to Section 5.04(b); provided that, both before and after giving effect thereto, on a pro forma basis, no Event of Default shall have occurred and be continuing; provided, further that, for purposes of determining compliance with the foregoing limitation as of any date, the amount of each Investment made on or prior to such date pursuant to this clause (u) shall be deemed reduced (to not less than zero) by the aggregate amount of cash, dividends, interest, returns of principal or capital, repayments or other distributions returned to the applicable person in respect of such Investment prior to the date of determination; provided, further, that if any Investment pursuant to this clause (u) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a wholly owned Subsidiary thereafter, then such Investment may, at the option of the Borrowers, upon such person becoming a wholly owned Subsidiary and so long as such person remains a wholly owned Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(u); and

(v) other Investments (not consisting of any Eligible Receivables or Eligible Inventory) so long as on a pro forma basis after giving effect thereto, (i) no Event of Default shall have occurred and be continuing, (ii) the Net Total Leverage Ratio is not greater than 1.75 : 1.00.

The amount of any Investment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrowers in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

SECTION 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of the assets (whether now owned or hereafter acquired) of Holdings or any Restricted Subsidiary or less than all the Equity Interests of any Restricted Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) any Equity Interests in or assets of any other person, except:

(a) purchases or other acquisitions of inventory, materials, equipment or other assets in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary of Holdings (other than a Borrower) into (or with) Holdings in which Holdings is the survivor, (ii) the merger, consolidation or amalgamation of any Borrower in a transaction in which such Borrower is the survivor, (iii) the merger, consolidation or amalgamation or consolidation of any Subsidiary (other than any Borrower) into or with any Loan Party in a transaction in which the surviving or resulting entity is a Loan Party and, in the case of each of clauses (ii) and (iii), no person other than the Borrower or the Loan Party receives any consideration, (iv) the merger or consolidation of any Subsidiary that is not a Loan Party into or with any other Subsidiary that is not a Loan Party, or (v) any Subsidiary may merge, consolidate or amalgamate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging, consolidating or amalgamating Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with the requirements of Section 5.12;

(c) sales or other dispositions of assets described in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) of the definition of “Asset Sale”;

(d) pursuant to Permitted Acquisitions;

(e) Investments made in accordance with Section 6.04 and Liens permitted by Section 6.02;

(f) any sale, transfer, lease or other disposition (including any Sale and Lease Back Transactions permitted by Section 6.03) of property; provided that (i) either (A) at the time of any such transaction, on a pro forma basis, the Investment/Acquisition Payment Conditions are satisfied at such time or (B) no Event of Default shall have occurred and be continuing, or would result therefrom, and the fair market value of property so sold, transferred, leased or otherwise disposed shall not exceed $75,000,000 in the aggregate in any fiscal year, (ii) the consideration received for such property shall be not less than 75% in cash and/or Permitted Investments; provided however, for the purposes of this clause (f)(ii), each of the following shall be deemed to be cash: (1) the amount of any liabilities (as shown on Holdings’ or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (2) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value as determined by the Borrowers in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause that is at that time outstanding, not in excess of the greater of (x) $25,000,000 and (y) 7.5% of the Consolidated EBITDA for the most recently ended four fiscal quarter period ending with a fiscal quarter for which financial statements are required to have been delivered pursuant to Section 5.04(b), at the time of receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and (3) any non-cash proceeds received in the form of Indebtedness or Equity Interests are pledged to the Collateral Agent to the extent required under Section 5.12 and (iii) to the extent the property subject to such sale, transfer, lease or other disposition (or series of related such transactions) constitutes Eligible Receivables or Eligible Inventory with an aggregate fair market value in excess of $35,000,000, the Borrowing Agent shall deliver a Borrowing Base Certificate; provided further, that no sale of the Equity Interests of any Subsidiary may be made pursuant to this clause (f) except in connection with the sale of all its outstanding Equity Interests that is held by Holdings and any other Subsidiary;

(g) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(h) the sale or other disposition of Term Facility First Lien Collateral (as defined in the ABL Intercreditor Agreement);

(i) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve into, and in connection therewith, transfer its assets and liabilities to, Holdings or another Restricted Subsidiary if the board of directors of Holdings or HMHP determines in good faith that such liquidation or dissolution is in the best interests of Holdings and HMHP and is not materially disadvantageous to the Lenders;

(j) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or any part of its assets or business to any other Restricted Subsidiary; provided that such transaction complies with Section 6.04 and Section 6.07; and

(k) the unwinding of any Hedging Agreement or Convertible Bond Hedge Transaction pursuant to its terms.

SECTION 6.06 Restricted Payments; Restrictive Agreements.

(a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) Holdings may repurchase, or may pay cash dividends or distributions with respect to its Equity Interests so that one or more of its parent holding companies (if any) may repurchase, its own Equity Interests owned by present or former officers or employees of Holdings or the Restricted Subsidiaries or make payments to present or former officers or employees of Holdings or the Restricted Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability, retirement or termination of employment of such present or former officers or employees; provided, that the aggregate amount of such Restricted Payments under this clause (i) shall not exceed in any calendar year $2,000,000; provided that any unused amount in any calendar year may be carried forward into any succeeding calendar year (plus the amount of net proceeds received by Holdings during such calendar year from Employee Equity Sales and the amount of net proceeds of any key-man life insurance received during such calendar year); and provided further, that the aggregate amount of such purchases or redemptions that may be made pursuant to this clause (i) shall not exceed $10,000,000 (plus the amount of net proceeds received by Holdings after the date of this Agreement from Employee Equity Sales); (ii) this Section 6.06(a) shall not apply to repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; (iii)

any Restricted Subsidiary of Holdings may declare and make Restricted Payments to, repurchase its Equity Interests from or make other distributions to Holdings or to any wholly owned Restricted Subsidiary of Holdings (or, in the case of non-wholly owned Restricted Subsidiaries, to Holdings or any Restricted Subsidiary that is a direct or indirect parent of such Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary on a pro rata basis (or more favorable basis from the perspective of Holdings or such Restricted Subsidiary) based on their relative ownership interests; (iv) Holdings may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 6.06(a)(iv) shall be deemed to have utilized capacity under such other provision of this Agreement); (v) Holdings and any Subsidiary may declare and pay regularly scheduled or accrued dividends to holders of a class or series of Disqualified Stock of Holdings or any of its Subsidiaries issued not in violation of Section 6.01; (vi) Restricted Payments may be made at any time in an aggregate amount not exceeding $25,000,000 when, on a pro forma basis after giving effect thereto, no Event of Default shall have occurred and be continuing; and (vii) Restricted Payments may be made at any time when, on a pro forma basis after giving effect thereto, the RP Payment Conditions are satisfied at such time.

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Holdings or any Restricted Subsidiary or to Guarantee Indebtedness of Holdings or any Restricted Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law, any Loan Document, agreement governing any Indebtedness permitted under Section 6.01(a), (g) or (v) or to the extent such restrictions and conditions do not contravene the Loan Documents, under Section 6.01(m) or (n) (with respect to Restricted Subsidiaries that are not Loan Parties), (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of, or sale of the assets of, a Restricted Subsidiary pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary that is or such assets that are to be sold and such sale is permitted hereunder, (C) restrictions or conditions imposed by any agreement relating to Liens permitted by Section 6.02 if such restrictions or conditions apply only to the property or assets subject to such Liens, (D) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (E) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by the Term Loan Agreement or other Permitted Refinancing Indebtedness in respect thereof and other “Loan Documents” defined therein or the Senior Secured Notes Indenture, (F) the foregoing shall not apply to any Not for Profit Subsidiary, (G) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business and (H) any agreement in effect at the time a person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary.

SECTION 6.07 Transactions with Affiliates. Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except (a) that Holdings or any Restricted Subsidiary may (i) engage in any of the foregoing transactions upon terms no less favorable to Holdings or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (ii) in the case of a Restricted Subsidiary that is a Loan Party, make an Investment in any Affiliate that provides services to any Borrower or its Restricted Subsidiaries; provided that (x) such Investment is made pursuant to Section 6.04(g), (t), (u) or (v) and is permitted thereby, and (y) the board of directors of Holdings determines that such Investment is in the best interests of Holdings and the Restricted Subsidiaries, (b) Restricted Payments permitted by Section 6.06(a), (c) the indemnification of, and the payment of reasonable and customary fees and indemnities to, directors, officers and employees of Holdings and the Restricted Subsidiaries in the ordinary course of business, (d) Investments permitted by clause (b), (d), (q) or (r) of Section 6.04, Investments in joint ventures and non-Loan Parties permitted by clause (s), (t), (u) or (v) of Section 6.04 and transfers permitted under Section 6.05 of work-in-process and products in the ordinary course of business among Holdings and its Subsidiaries in connection with the digital development of Intellectual Property owned by the Loan Parties, (e)(i) any employment agreement entered into by Holdings or any Restricted Subsidiary in the ordinary course of business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (iii) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto, (f) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into by Holdings or any Restricted Subsidiary in the ordinary course of business and approved by the board of directors of Holdings or HMHP, (g) the existence of, or the performance by Holdings, any Borrower or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent with the stockholders of Holdings or any direct or indirect parent of a Borrower (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter, (h) transactions by and among non-Loan Parties, (i) payments by Holdings, any Borrower or any Restricted Subsidiary to an Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the board of directors of Holdings in good faith, (j) transactions with respect to which Holdings, the Borrowers or any Restricted Subsidiary, as the case may be, delivers a letter from an independent financial advisor addressed to the Lenders and the Administrative Agent stating that such transaction is fair to Holdings, the Borrowers or such Restricted Subsidiary from a financial point of view, (k) investments by Affiliates in securities or Indebtedness of Holdings or any Restricted Subsidiary so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the aggregate investment by Affiliates constitutes less than 50% of the proposed or outstanding issue amount of such class of securities or Indebtedness; (l) any transaction with an Affiliate in which the consideration paid by Holdings, the Borrowers or any Restricted Subsidiary consists only of Equity Interests of Holdings or any direct or indirect parent company of Holdings, and (m) any merger, consolidation or reorganization of Holdings with an Affiliate of Holdings not materially adverse to the interests of the Lenders and solely for the purpose of (i) forming or collapsing a holding company structure or (ii) reincorporating Holdings in a new jurisdiction.

SECTION 6.08 Other Indebtedness and Agreements.

(a) Permit (i) any waiver, supplement, modification or amendment of any indenture, instrument or agreement pursuant to which any Subordinated Indebtedness in an aggregate principal amount exceeding $35,000,000 of Holdings or any of the Restricted Subsidiaries is outstanding other than any such waiver, supplement, modification or amendment (A) that does not increase the obligations of the obligor or confer additional rights on the holder of such Subordinated Indebtedness in a manner adverse in any material respect to Holdings, any of the Restricted Subsidiaries or the Lenders or (B) otherwise complies with the definition of “Permitted Refinancing Indebtedness” or (ii) except in connection with a transaction permitted by Section 6.05(b), any waiver, supplement, modification or amendment of its certificate of incorporation, by laws, operating, management or partnership agreement or other organizational documents, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.

(b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions) or from the proceeds of Permitted Refinancing Indebtedness, in respect of, or pay, or commit to pay, or, directly or indirectly (including pursuant to any Synthetic Purchase Agreement), redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Subordinated Indebtedness in an aggregate outstanding principal amount exceeding $35,000,000 (or Permitted Refinancing Indebtedness in respect thereof), or (ii) pay in cash any amount in respect of any Subordinated Indebtedness in an aggregate outstanding principal amount exceeding $35,000,000 or Preferred Stock that may at the obligor’s option be paid in kind or in other securities, except, in each case, (I) payments at any time in an aggregate amount not exceeding the Cumulative Credit when, on a pro forma basis after giving effect thereto, no Event of Default shall have occurred and be continuing and the Net Total Leverage Ratio on a pro forma basis is not greater than 2.50 : 1.00 or (II) if, at the time of any such distribution or payment, on a pro forma basis after giving effect thereto, the RP Payment Conditions are satisfied.

SECTION 6.09 Intentionally Omitted.

SECTION 6.10 Intentionally Omitted.

SECTION 6.11 Minimum Fixed Charge Coverage Ratio. At any time during a Testing Period, permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter for which financial statements were required to be delivered to be less than 1.0:1.0.

SECTION 6.12 Fiscal Year. (a) Without the consent of the Administrative Agent, make or permit any changes in accounting policies or reporting practices, except as permitted or required by generally accepted accounting principles or (b) with respect to Holdings and any Borrower, change their fiscal year end to a date other than December 31.

SECTION 6.13 Intentionally Omitted.

SECTION 6.14 Business of Holdings, Borrowers and Restricted Subsidiaries. (a) Except in the case of Holdings, engage at any time in any business or business activity other than a Permitted Business, or (b) in the case of Holdings, (i) engage in any business or activity other than (A) the ownership of Equity Interests in its Subsidiaries (and any promissory note issued to it by any Subsidiary, provided that such promissory note is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and pledged as Collateral) and activities incidental thereto, (B) performance of its obligations under the Loan Documents and other Indebtedness permitted hereunder, (C) issuance of Equity Interests or (D) as otherwise required by law or incidental to its being a public company, (ii) own or acquire any assets (other than Equity Interests in its Subsidiaries or any other Loan Party, any such promissory note or any cash or other assets received as a dividend or other distribution in respect of such Equity Interests, its books and records and deposit accounts) or (iii) incur any liabilities other than liabilities under the Loan Documents and guarantees of Indebtedness of the Borrowers and their Subsidiaries permitted hereunder, liabilities imposed by law (including tax liabilities) and other liabilities incidental to its existence and permitted business and activities.

SECTION 6.15 Designation of Unrestricted Subsidiaries and Re-Designation of Restricted Subsidiaries. (a) Designate any Subsidiary as an Unrestricted Subsidiary unless such designation is made by Holdings delivering to the Administrative Agent a certificate of a Responsible Officer of Holdings certifying the resolutions of its board of directors authorizing such designation and the satisfaction of the following conditions: (i) neither such Subsidiary nor any of its Subsidiaries that have been (or concurrently with such designation will be) designated as Unrestricted Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Holdings or any of its Restricted Subsidiaries, (ii) any Investment in such Subsidiary by Holdings or any of its Restricted Subsidiaries existing at the time of or subsequent to such designation shall be permitted by Section 6.04, (iii) no Event of Default shall have occurred and be continuing or would result therefrom and Holdings shall be in compliance with the Financial Covenant on a pro forma basis and (iv) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such designation, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(b) Re-designate any Unrestricted Subsidiary as a Restricted Subsidiary unless such re-designation is made by Holdings delivering to the Administrative Agent a certificate of a Responsible Officer of Holdings certifying the resolutions of its board of directors authorizing such re-designation and certifying that both before and after giving effect to such re-designation, (i) such Unrestricted Subsidiary shall be a wholly owned Subsidiary of the Borrowers, (ii) no Event of Default shall have occurred and be continuing or would result therefrom and Holdings shall be in compliance with the Financial Covenant on a pro forma basis and (iii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such re-designation, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(c) Holdings represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders on the Closing Date that as of the Closing Date, there are no Unrestricted Subsidiaries.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document, the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified by materiality in the text thereof;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any Fee, any interest on any Loan or L/C Disbursement, or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by Holdings, any Borrower or any other Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to Holdings and any Borrower), 5.05(a) or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by Holdings, any Borrower or any other Restricted Subsidiary of any covenant, condition or agreement contained in (i) Section 5.15 and such default shall continue unremedied for a period of five days after notice thereof from the Administrative Agent or any Lender to the Borrowers or (ii) any Loan Document (other than those specified in clause (b), (c), (d) or (e)(i) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrowers;

(f) (i) Holdings or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (with all applicable grace periods having expired), or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (y) any conversion of Convertible Bond Indebtedness in accordance with its terms unless such conversion results from any default or event of default by any Loan Party or Restricted Subsidiary thereunder or a “change of control”, “fundamental change” or similar occurrence thereunder, or (z) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for an Acquisition; provided that such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such Acquisition to be consummated;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings or any Restricted Subsidiary, or of a substantial part of the property or assets of Holdings or a Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, administration, insolvency, receivership, examinership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for Holdings or any Restricted Subsidiary or for a substantial part of the property or assets of Holdings or a Restricted Subsidiary or (iii) the winding-up or liquidation of Holdings or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Holdings or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, administration, insolvency, receivership, examinership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for Holdings or any Restricted Subsidiary or for a substantial part of the property or assets of Holdings or any Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments shall be rendered against Holdings, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Restricted Subsidiary to enforce any such judgment and such judgment for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent not covered by independent third-party insurance not disputing coverage);

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(k) any Guarantee under the Guarantee and Collateral Agreement or any other material provision of the Guarantee and Collateral Agreement or any other Security Document for any reason shall cease to be in full force and effect (other than in accordance with its terms or the terms of any other Loan Document), or any Loan Party shall deny in writing that it has any further liability under the Guarantee in the Guarantee and Collateral Agreement or under any material provision of the Guarantee and Collateral Agreement or any other Security Documents (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement, any other Loan Document or such Security Document) security interest in the securities, assets or properties covered thereby, except (i) to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement, (ii) to the extent that any such loss is covered by a lender’s title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy and (iii) to the extent that all such losses of perfection or priority do not involve a material portion of the Collateral; or

(m) there shall have occurred a Change of Control;

then, and in every such event (other than an event with respect to any event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

After the occurrence and during the continuance of any Event of Default and acceleration of the Loans, all proceeds realized from any Loan Party or on account of any Collateral owned by any Loan Party, any payments in respect of any Obligations and all proceeds of the Collateral, shall be applied in the following order (the “Waterfall”):

(i) first, ratably to pay the Obligations in respect of any fees and expenses, indemnities and other amounts (including, without limitation, amounts in respect of any Loans advanced by the Administrative Agent on behalf of a Lender for which the Administrative Agent has not been reimbursed) then due to the Administrative Agent and Collateral Agent, until paid in full;

(ii) second, to the Administrative Agent on behalf of the Swingline Lender and any Lender that has acquired and fully paid for its participating interest in the applicable Swingline Loans, ratably to pay Obligations in respect of Swingline Loans then due to the Swingline Lender and each such Lender, until paid in full;

(iii) third, to the Administrative Agent on behalf of the Issuing Banks and any Lender that has acquired and fully paid for its participating interest in the applicable Letters of Credit, ratably to pay Obligations in respect of such Letters of Credit then due to the Issuing Banks and each such Lender, until paid in full;

(iv) fourth, ratably to pay any expenses, indemnities, and fees then due to the Lenders and Issuing Banks, until paid in full;

(v) fifth, ratably to pay the accrued but unpaid interest and fees in respect of the Loans, until paid in full;

(vi) sixth, ratably (A) to pay the unpaid principal in respect of the Loans and to Cash Collateralize L/C Exposure and (B) to the extent a Bank Product Reserve has been established therefor by the Administrative Agent in accordance with the terms hereof, to pay or cash collateralize unpaid Other Pari Passu Secured Obligations, until paid in full;

(vii) seventh, ratably to pay other Obligations then due, including Other Secured Obligations that are not Other Pari Passu Secured Obligations, until paid in full; and

(viii) eighth, to the Borrowers or such other person entitled thereto under applicable law.

ARTICLE VIII

Agents

SECTION 8.01 Authorization and Action.

(a) Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Each Lender hereby further irrevocably appoints Citibank, N.A. to act on its behalf as Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent shall act on behalf of the Lenders and shall have all of the benefits and immunities (i) provided to the Collateral Agent in this Article VIII with respect to any acts taken or omissions suffered by the Collateral Agent in connection with its activities in such capacity as fully as if the term “Agent” as used in this Article VIII included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Collateral Agent.

(c) The provisions of this Article (except Sections 8.07 and 8.11) are solely for the benefit of the Agents, the Arrangers, the Co-Manager, the Issuing Banks and the Lenders, and neither Holdings nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (except Sections 8.07 and 8.11).

SECTION 8.02 Agent Individually.

(a) The Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings or any of its Subsidiaries or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

(b) Each Lender understands that the Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, an “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 8.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, each Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in Holdings or another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender understands and agrees that in engaging in the Activities, each Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of such Agent’s Group. None of the Agents nor any member of any Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders.

(c) Each Lender further understands that there may be situations where members of an Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender agrees that no member of an Agent’s Group is or shall be required to restrict its activities as a result of the person serving as Agent being a member of such Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by any Agent’s Group of information (including Information) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by any Agent or any member of any Agent’s Group to any Lender including any such duty that would prevent or restrict any Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

SECTION 8.03 Duties of Agents; Exculpatory Provisions.

(a) The Agents’ duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and an Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (i) an Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) an Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that an Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose any Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law and (iii) an Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b) An Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.08) or (ii) in the absence of its own gross negligence or willful misconduct. An Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the Borrowers or any Lender shall have given notice to such Agent describing such Default and such event or events.

(c) Neither any Agent nor any member of an Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, any other Loan Document or the information presented to the other Lenders by any Borrower, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by the Collateral Documents or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agents.

(d) Nothing in this Agreement or any other Loan Document shall require any Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to an Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by an Agent or any of its Related Parties.

SECTION 8.04 Reliance by Agents.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, an Agent may presume that such condition is satisfactory to such Lender unless an officer of such Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit, and in the case of a Borrowing, such Lender shall not have made available to such Agent such Lender’s ratable portion of such Borrowing. Each Agent may consult with legal counsel (who may be counsel for a Borrower or any other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Indemnification.

(a) Each Lender severally agrees to indemnify the Agents (to the extent not promptly reimbursed by the Borrowers to the extent required by Section 9.05) from and against such Lender’s pro rata share (based on the Loans and unused Commitments held by such Lender relative to the total Loans and unused Commitments then outstanding) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any action taken or omitted by any Agent under this Agreement (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from such Agent’s gross negligence or willful misconduct as found in a non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not promptly reimbursed for such expenses by the Borrowers to the extent required by Section 9.05. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party.

(b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Borrowers) from and against such Lender’s Pro Rata Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of the issuance of the Letters of Credit or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence or willful misconduct as found in a non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.05, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

(c) The failure of any Lender to reimburse any Agent or any Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or any Issuing Bank for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse any Agent or any Issuing Bank for such other Lender’s Pro Rata Percentage of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the promissory notes, if any. Each of the Agents and each Issuing Bank agrees to return to the Lenders their respective ratable shares of any amounts paid under this Section 8.05 that are subsequently reimbursed by the Borrowers.

SECTION 8.06 Delegation of Duties.

Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more co-agents or sub-agents appointed by such Agent. Any Agent and any such co-agent or sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such co-agent and sub-agent and the Related Parties of an Agent and each such co-agent and sub-agent (including their respective Affiliates in connection with the syndication of the revolving credit facility provided pursuant to this Agreement) shall be entitled to the benefits of all provisions of this Article VIII and Article IX (as though such co-agents and sub-agents were such “Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.07 Resignation of Agent.

(a) The Agents may at any time give notice to the Lenders and the Borrowers of its resignation. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the applicable Lenders, appoint a successor Agent meeting the qualifications set forth above, which successor may not be a Defaulting Lender or a Disqualified Lender. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrowers and the Lenders that no qualifying person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and under the other Loan Documents as to which it has resigned and (ii) all payments, communications and determinations provided to be made by, to or through the retiring Agent shall instead be made by or to each applicable Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) Agent as to which it has resigned, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 8.05 and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(b) Any resignation pursuant to this Section by a Person acting as Agent shall, unless such Person shall notify the Borrowers and the Lenders otherwise, also act to relieve such Person and its Affiliates of any obligation to issue new, or extend existing, Letters of Credit where such issuance or extension is to occur on or after the effective date of such resignation. Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents arising on or after the effective date of such successor’s appointment, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 8.08 Non-Reliance on Agent and Other Lenders.

(a) Each Lender confirms to the Agents, the Arrangers, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on any Agent, any Arranger, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon any Agent, any Arranger, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon any Agent, any Arranger, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(A) the financial condition, status and capitalization of the Borrowers and each other Loan Party;

(B) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(C) determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(D) the adequacy, accuracy and/or completeness of any information delivered by any Agent, any Arranger, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

SECTION 8.09 No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Persons acting as Arranger or Co-Manager listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or as a Lender hereunder.

SECTION 8.10 Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or obligation in respect of any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, obligations in respect of Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, interim receiver, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

SECTION 8.11 Other Secured Agreements.

(a) The Borrowers and any Other Secured Party may from time to time designate an agreement that otherwise would qualify as an Other Secured Agreement as an Other Secured Agreement upon written notice to the Administrative Agent from the Borrowers and such Other Secured Party, in form reasonably acceptable to the Administrative Agent, which form shall include a description of such Other Secured Agreement, the maximum amount of obligations thereunder which are to constitute Other Pari Passu Secured Obligations (each, a “Designated Pari Passu Amount”); provided that any such Designated Pari Passu Amount of obligations shall constitute Other Pari Passu Secured Obligations only to the extent that such Designated Pari Passu Amount, together with all other Designated Pari Passu Amounts under all other Other Secured Agreements that have been theretofore designated as Other Pari Passu Secured Obligations and that remain in effect, does not exceed in the aggregate $70,000,000.

(b) The Borrowers and each applicable Other Secured Party may increase, decrease or terminate any Designated Pari Passu Amount in respect of each applicable Other Secured Agreement upon written notice to the Administrative Agent; provided that any increase in a Designated Pari Passu Amount shall be deemed to be a new designation of a Designated Pari Passu Amount, as the case may be, and shall be subject to the limitations set forth in Section 8.11(a). No obligations under any Other Secured Agreement in excess of the applicable Designated Pari Passu Amount shall constitute Obligations hereunder or the other Loan Documents.

(c) No counterparty to an Other Secured Agreement that obtains the benefits of the Waterfall, the Guarantee and Collateral Agreement or any Collateral by virtue of the provisions hereof or of the Guarantee and Collateral Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Obligations arising under any Other Secured Agreement unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as such Agent may request, from each applicable counterparty to such Other Secured Agreement.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.

(a) All notices and other communications provided for hereunder shall be either (x) in writing (including telegraphic, telecopy or electronic communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 9.01(b) and in the proviso to this Section 9.01(a), in an electronic medium and delivered as set forth in Section 9.01(b), if to Holdings or to any Borrower, to the attention of Joseph Abbott, Chief Financial Officer, Houghton Mifflin Harcourt Company, 125 High Street, Boston, MA 02110-2777, Tel: (617) 351-5200, Fax: (617) 249-1673, Email Joe.Abbott@hmhco.com, with copies to William Bayers, Executive Vice-President & General Counsel, Houghton Mifflin Harcourt Company, 125 High Street, Boston, MA 02110-2777, Tel: (617) 351-5125, Fax: (617) 249-2118, Email Bill.Bayers@hmhco.com, Joseph Flaherty, Senior Vice-President & Treasurer, Houghton Mifflin Harcourt Company, 125 High Street, Boston, MA 02110-2777, Tel: (617) 351-5223, Fax: (617) 351-1104, Email Joe.Flaherty@hmhco.com and David Mills, Assistant Treasurer, Houghton Mifflin Harcourt Company, 125 High Street, Boston, MA 02110-2777, Tel: (617) 351-3766, Fax: (617) 933-7632, Email David.Mills@hmhco.com; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent, (i) in the case of any Borrowing Request and notice of conversion or continuation regarding the Type of any Loan, at the following address: Citibank, N.A., 1615 Brett Road, New Castle, DE 19720, Attn: ABTF Global Loans, Email: glabfunitloansops@citi.com and (ii) in other cases, at the following address: Citibank, N.A., 390 Greenwich St, 1st Floor, New York, NY 10014, Att: Thomas Halsch, Email: thomas.halsch@citi.com; or, as to any Borrower or any Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to such Borrower and the Administrative Agent; provided, however, that materials and information described in Section 9.01(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrowers by the Administrative Agent. All such notices and other communications shall, when mailed, telecopied, or emailed, be effective when deposited in the mails, transmitted by telecopier or sent by electronic communication, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent and, in the case of notice sent by email, until replied to by such Agent confirming expressly receipt thereof. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or any Loan Document shall be effective as delivery of an original executed counterpart thereof.

(b) Each Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other Credit Event (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Credit Event hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic mail address specified by the Administrative Agent to such Borrower. In addition, each Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. Each Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the “Platform”).

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its email address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such email address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and as long as all Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

SECTION 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04 Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Loan Parties, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) in the case of an assignment of a Revolving Credit Commitment and Revolving Credit Loan, each of the Borrowers, the Issuing Bank and the Swingline Lender must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided, that (A) the consent of the Borrowers shall not be required to any such assignment (x) made to another Lender or an Affiliate or a Related Fund of a Lender, or (y) after the occurrence and during the continuance of any Event of Default under Section 7.01(b), 7.01(c), 7.01(g) or 7.01(h) and (B) the Borrowers shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten Business Days after having received written notice thereof from the Administrative

Agent, (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $5,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class) without the prior written consent of the Administrative Agent; provided that (A) such minimum amount shall be aggregated for two or more simultaneous assignments to or by two or more Related Funds and (B) this clause (ii) shall not apply to assignments to a Lender, an Affiliate of a Lender or a Related Fund, (iii) each such assignment of Commitments and/or Loans shall be of a constant, and not varying, percentage of all the assigning Lender’s rights and obligations under this Agreement in respect of such Lender’s Commitments and/or Loans so assigned, (iv) the parties to each such assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed to by the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, together, in each case, with a processing and recording fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms and (vi) the consent of the Administrative Agent shall not be required as to any assignment to a Lender, an Affiliate of a Lender or a Related Fund. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Revolving Credit Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings or any Subsidiary or the performance or observance by Holdings or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrowers, the Swingline Lender and the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Loan Parties, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation) and provided such participant complies with Sections 2.20(f) and (g) as if it were a Lender and (iv) the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing or all or substantially all of the value of the Guarantees under the Security Documents or all or substantially all of the Collateral. Each Lender that sells a participation shall, acting solely for this purpose as an agent of a Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to Holdings and the Subsidiaries furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may, without the consent of any Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, any Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) No Loan Party shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05 Expenses; Indemnity.

(a) The Borrowers and Holdings agree, jointly and severally, to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Co-Manager and the Arrangers in connection with the syndication of the Commitments and Loans and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Co-Manager, the Arrangers or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including without limitation, the fees, charges and disbursements of Shearman & Sterling LLP, as counsel to the Administrative Agent and the Collateral Agent and any other local or foreign counsel for the Administrative Agent or the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender. Expenses payable under this clause shall include, without limitation, as expenses incurred in connection with the protection of the rights of the Administrative Agent, the Collateral Agent, the Co-Manager, the Arrangers or any Lender, the fees, charges and disbursements of Shearman & Sterling LLP, as counsel to the Administrative Agent. Notwithstanding the foregoing, the Borrowers’ and Holdings’ obligation to reimburse the fees and expenses of outside counsel under this Section 9.05(a) shall be limited to one firm of counsel for the Co-Manager, the Arrangers, the Administrative Agent and the Lenders, taken as a whole and, if necessary, of a single local counsel in each appropriate jurisdiction and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel for such affected party, each such additional retained counsel.

(b) The Borrowers and Holdings agree, jointly and severally, to indemnify each Arranger, the Administrative Agent, the Collateral Agent, the Co-Manager, each Lender, the Issuing Bank, the Swingline Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements of counsel (which shall be limited to one counsel in each relevant jurisdiction and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel for such affected party, each such additional retained counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, Holdings or any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by

Holdings or any of the Subsidiaries, or any Environmental Liability related in any way to Holdings or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available (A) to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct, bad faith or Hazardous Materials first Released at any property after such property is transferred to any Indemnitee or its successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer where such Release is not attributable to a condition existing on or prior to the date of such foreclosure or other transfer or (y) relate to claims between the Lenders that do not involve an act or omission of any Loan Party or any of their Affiliates (other than claims against any Arranger, the Administrative Agent, the Co-Manager, or the Collateral Agent or any of their Affiliates in their capacities, or in fulfilling roles, as such (or any similar roles) in connection with the credit facilities provided for herein) and (B) in the event of any settlement entered into by such Indemnitee without the Borrowers’ written consent (such consent not to be unreasonably withheld or delayed); provided, however, that this clause (B) shall not apply to any such settlement that occurs after the Borrowers were offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense. This Section 9.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

(c) To the extent that Holdings and the Borrowers fail to pay any amount required to be paid by them to an Arranger, the Administrative Agent, the Co-Manager, the Collateral Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section (and without limiting their obligation to do so), each Lender severally agrees to pay to such Arranger, the Administrative Agent, the Co-Manager, the Collateral Agent, any Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Arranger, the Administrative Agent, the Co-Manager, the Collateral Agent, any Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate amount of outstanding Aggregate Revolving Credit Exposure and unused Revolving Credit Commitments for all Lenders at the time (or, if there shall be no outstanding Revolving Credit Exposure or unused Revolving Credit Commitments at such time, based upon such Lender’s share of the aggregate amount of outstanding Aggregate Revolving Credit Exposure and unused Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments).

(d) To the extent permitted by applicable law, neither any Loan Party nor any Indemnitee shall assert, and each hereby waives, any claim against any Indemnitee or any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof in connection with which an Indemnitee is otherwise entitled to indemnification or reimbursement hereunder.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of either Arranger, the Administrative Agent, the Collateral Agent, the Co-Manager, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower or Holdings against any of and all the obligations of any Borrower or Holdings now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender exercises any right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.25(a)(ii) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08 Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower, or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or Holdings in any case shall entitle any Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, Holdings and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party (to the extent such Loan Party is a party thereto), in each case with the consent of the Required Lenders; provided, however, that no such agreement shall (i) decrease or forgive the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby, (ii) except as provided in Section 2.24, increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender (it being understood that the waiver of any Default, or any mandatory prepayment, or the mandatory reduction of the Commitments, shall not, in each case, constitute an extension or increase of any Commitment of any Lender), (iii) amend or modify the pro rata requirements of Section 2.17 or the sharing of payments provisions of Section 2.18 or the provisions of this Section or release all or substantially all of the value of the Guarantees under the Security Documents or all or substantially all of the Collateral (except in a transaction expressly permitted in the Loan Documents), without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC, (vi) reduce the percentage contained in the definition of the term “Required Lenders” or the term “Supermajority Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolving Credit Commitments on the date hereof), (vii) amend the term “Borrowing Base” or any definition related thereto to increase the advance rates set forth therein or amend any other provision of the Loan Documents (excluding any modifications effected pursuant to the exercise of the Administrative Agent’s Permitted Discretion permitted under the Loan Documents) that causes the Borrowing Base or Availability under the Credit Facilities provided for herein to be increased, without the consent of the Supermajority Lenders, (viii) amend or modify the provisions of this Section 9.08(b) without the prior written consent of each Lender directly adversely affected thereby or (ix) amend or modify any provision of the second paragraph of Section 7.01 of the Credit Agreement or Section 5.02 of the Guarantee and Collateral Agreement that alters the priority of payments under the Waterfall without the prior written consent of each Lender directly adversely affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as applicable. Notwithstanding the foregoing, any Loan Document may be amended or modified pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrowers and each other Loan Party that is a party thereto, without the consent of any of the Lenders, if such amendment or modification is beneficial to the Lenders (or the Lenders holding Loans or Commitments of any Class) and does not adversely affect the rights or obligations of any Lender under any Loan Document.

SECTION 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10 Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER

PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15 Jurisdiction; Consent to Service of Process.

(a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any of the Loan Parties or their respective properties in the courts of any jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, trustees, employees and agents, including accountants, legal counsel, and other advisors and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners); provided that other than with respect to requests or requirements by such regulatory authority pursuant to its oversight or supervisory function over such Agents, Issuing Bank or Lender (or their affiliates) such Agents, Issuing Bank or Lender shall (i) give the applicable Loan Party written notice prior to disclosing the information to the extent permitted by such requirement, (ii) cooperate with the Loan Party to obtain a protective order or similar confidential treatment (or, in the case of any requests or requirements by a Governmental Authority pursuant to its oversight or supervisory function, inform such Governmental Authority of the confidential nature of such information) and (iii) only disclose that portion of the Information as counsel for such Agents, Issuing Bank or Lender advises such Person it must disclose pursuant to such requirement, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents (including any actual or prospective pledgee or assignee of a pledge or assignment effected pursuant to Section 9.04(h)) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of Holdings or a Borrower, or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from any Borrower or Holdings and related to any Borrower or Holdings, their Subsidiaries or their or their Subsidiaries’ business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by such Borrower or Holdings. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17 USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and each Borrower, which information includes the name and address of Holdings and each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and each Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.18 Joint and Several Liability of the Borrower Group.

(a) In order to induce the Lenders and the Issuing Bank to extend credit hereunder, HMHP, Publishers and HMCo (collectively, the “Borrower Group”) agree that they will be jointly and severally liable for all the Obligations, including the principal of and interest on all Loans made to, and reimbursement obligations in respect of Letters of Credit issued for the accounts of, any Borrower. Each member of the Borrower Group further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound hereunder notwithstanding any such extension or renewal of any Obligation.

(b) Each member of the Borrower Group waives presentment to, demand of payment from and protest to any other member of the Borrower Group of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The Obligations of any Borrower hereunder shall not be affected by (i) the failure of any Lender, the Issuing Bank or the Administrative Agent to assert any claim or demand or to enforce or exercise any right or remedy against any member of the Borrower Group under the provisions of this Agreement or otherwise or (ii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement (other than the payment in full in cash of all the Obligations and except to the extent that such Obligations have been explicitly modified pursuant to an amendment or waiver that has become effective in accordance with Section 9.08).

(c) Each member of the Borrower Group further agrees that its agreement under this Section 9.18 constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by any Lender, the Issuing Bank or the Administrative Agent to any balance of any deposit account or credit on the books of such Lender, the Issuing Bank or the Administrative Agent in favor of any member of the Borrower Group or any other Person.

(d) The obligations of each member of the Borrower Group under this Section 9.18 shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the member of the Borrower Group under this Section 9.18 shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, (ii) any waiver or modification in respect of any thereof, (iii) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations or (iv) any other act or omission that may or might in any manner or to any extent vary the risk of such member of the Borrower Group or otherwise operate as a discharge of such member of the Borrower Group or any member of the Borrower Group as a matter of law or equity.

(e) Each member of the Borrower Group further agrees that its obligations under this Section 9.18 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or any Lender upon the bankruptcy or reorganization of any other member of the Borrower Group or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender may have at law or in equity against any member of the Borrower Group by virtue of this Section 9.18, upon the failure of any other member of the Borrower Group to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each member of the Borrower Group hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation.

(g) If by virtue of the provisions set forth herein, any member of the Borrower Group is required to pay and shall pay Obligations of another member of the Borrower Group, all rights of such member of the Borrower Group against such other member of the Borrower Group arising as a result thereof by way of right of subrogation, right of contribution or otherwise shall in all respects be subordinated and junior in right of payment to the prior payment in full of all the Obligations, and any of these rights among members of the Borrower Group shall not be due or paid until all Obligations shall have been paid in full.

SECTION 9.19 Borrowing Agent. Each member of the Borrower Group hereby irrevocably and unconditionally appoints HMHP as borrowing agent (the “Borrowing Agent”) hereunder and under the other Loan Documents to act as agent for each other member of the Borrower Group for all purposes of the Loan Documents, including, as applicable, (A) requesting Loans (including pursuant to Section 2.02 or 2.24 hereof) and Letters of Credit, (B) delivering certificates, (C) receiving and allocating (to the extent permitted in the Loan Documents) the proceeds of the Loans, (D) taking any other action or receiving any communication on behalf of the Borrower Group in connection with the Loan Documents, and (E) taking such other actions and having such other powers as are reasonably incidental thereto. The Borrowing Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. No fees shall be payable to the Borrowing Agent for acting as the Borrowing Agent. In performing its functions and duties under this Agreement and the other Loan Documents, the Borrowing Agent shall act solely as an agent of the members of the Borrower Group. The Administrative Agent and each Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the Borrowing Agent. The Administrative Agent and each Lender also may rely upon any statement made to them orally or by telephone and believed by them to have been made by the Borrowing Agent, and shall not incur any liability for relying thereon. Any oral or written statement, certificate, representation or commitment made, given or delivered by the Borrowing Agent under this Agreement or the other Loan Documents shall be deemed to have been approved by, made, given and delivered on behalf of, and shall bind the members of the Borrower Group, jointly and severally, as fully as if any member of the Borrower Group had made, given or delivered such statement, certificate, representation or commitment. The provisions of this Section 9.19 are solely for the benefit of the Borrowers, the Administrative Agent and Lenders, and no other Person shall have any rights as a third party beneficiary of any of such provisions.

SECTION 9.20 LEGEND. THE ISSUE PRICE, AMOUNT OF OID (IF ANY), ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY WRITING TO THE BORROWERS AT THE ADDRESS SET FORTH IN SECTION 9.01.

SECTION 9.21 No Fiduciary Duty. The Administrative Agent, Collateral Agent, the Co-Manager, each Arranger, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of a Borrower. Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and any Borrower, its stockholders or its Affiliates. Each Borrower acknowledges and agree that (i) the transactions contemplated by the Loan Documents are arm’s length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising any Borrower on other matters) or any other obligation to any Borrower except the obligations expressly set forth in the Loan Documents and (iv) each Borrower has consulted its own legal and financial advisors to the extent deemed appropriate. Each Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower, in connection with such transaction or the process leading thereto.

SECTION 9.22 Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests of any Loan Party or any assets to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, any Liens created by any Loan Document in respect of such Equity Interests or assets shall be automatically released and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and/or the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrowing Agent and at the Borrowers’ expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Loan Party in a transaction permitted by Section 6.05, and as a result of which such Subsidiary would cease to be a Loan Party, such Loan Party’s obligations under the Guarantee and Collateral Agreement shall be automatically terminated and the Administrative Agent and/or the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and/or the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrowing Agent to terminate such Loan Party’s obligations under the Guarantee and Collateral Agreement. In addition, the Administrative Agent and/or the Collateral Agent agrees to take such actions as are reasonably requested by the Borrowing Agent and at the Borrowers’ expense to terminate the Liens and security interests created by the Loan Documents when all Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts (other than contingent indemnification liabilities to the extent no claim giving rise thereto has been asserted) payable under any Loan Document have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, or such Letters of Credit shall have been Cash Collateralized, or other arrangements reasonably satisfactory to the Issuing Bank shall have been made with respect to such Letters of Credit (which arrangements result in the release of the Revolving Credit Lenders from their obligation to make payments in respect of L/C Disbursements pursuant to Section 2.23(d)) and the Administrative Agent and/or Collateral Agent shall have received satisfactory evidence that all Other Secured Obligations either are not due or shall have been paid in full or arrangements with respect thereto reasonably satisfactory to the applicable Other Secured Parties shall have been made (and the applicable Other Secured Parties have notified the Collateral Agent of their consent to terminating such Liens and security interests).

SECTION 9.23 Intercreditor Agreements. The Administrative Agent and the Collateral Agent are authorized to enter into each Intercreditor Agreement and the parties hereto acknowledge that each Intercreditor Agreement is binding upon them. Each Lender (a) hereby consents to the provisions of the ABL Intercreditor Agreement and each other Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the ABL Intercreditor Agreement and, if applicable, any other Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. Notwithstanding anything to the contrary herein, the Administrative Agent and the Collateral Agent, without the consent of any Lender, may enter into one or more written amendments, supplements or modifications, in each case, pursuant to procedures and documentation reasonably required by the Administrative Agent or Collateral Agent, to any Intercreditor Agreement as may be required or permitted under the Loan Documents (i) to add other parties (or any authorized agent or representative thereof or trustee therefor) holding Indebtedness that is incurred in compliance with this Agreement that is secured by Liens on the Collateral permitted under this Agreement, and (ii) to amend, supplement or modify other provisions of any Intercreditor Agreement to implement any of the foregoing as reasonably acceptable to the Administrative Agent or Collateral Agent. The authority provided to the Administrative Agent and Collateral Agent under this Section 9.23 shall be deemed to constitute the approval and consent of the Lenders with respect to the amendments, supplements and modifications described in this Section 9.23 for purposes of any Intercreditor Agreement.

SECTION 9.24 Lender Representations.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender to the effect that the Lender’s entry into the Loans, the Letters of Credit, the Commitments and the Agreement is not a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that neither the Administrative Agent nor any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

SECTION 9.25 Acknowledgement and Consent to Bail-In of Certain Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges and accepts that any liability of any Lender arising under any Loan Document, may be subject to Bail-In Action by the relevant Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by the effect of:

(a) any Bail-In Action in relation to any such liability, including (without limitation):

(i) a reduction in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; and

(iii) a cancellation of any such liability and

(b) the variation of the terms of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

SECTION 9.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution

Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.27 Amendment and Restatement; No Novation.

Until this Agreement becomes effective in accordance with the requirements of Section 4.01, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby. On the Closing Date, the Existing Credit Agreement will be automatically amended and restated to read as set forth in this Agreement. The rights and obligations of the parties hereto shall be governed (i) prior to the Closing Date, by the Existing Credit Agreement and (ii) on and after the Closing Date, by this Agreement. Once the Closing Date has occurred, all references to the “Credit Agreement” in any Loan Document or any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended and restated hereby. The execution and delivery of this Agreement shall not serve to effect a novation of the Obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HOUGHTON MIFFLIN HARCOURT COMPANY, as Holdings

By:	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN HARCOURT PUBLISHERS, INC., as a Borrower

By:	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

HMH PUBLISHERS LLC, as a Borrower

By:	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, as a Borrower

By:	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

[Signature Page to the Second Amended and Restated Revolving Credit Agreement]

GREENWOOD PUBLISHING GROUP, LLC as a Subsidiary Guarantor

By:	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN COMPANY INTERNATIONAL, INC. as a Subsidiary Guarantor

By:	/s/ William F. Bayers
Name: William F. Bayers
Title: Executive Vice President, Secretary and General Counsel

[Signature Page to the Second Amended and Restated Revolving Credit Agreement]

CITIBANK, N.A., as the Administrative Agent, the Collateral Agent, a Lender and an Issuing Bank

By:	/s/ David L. Smith
Name: David L. Smith
Title: Vice President and Director

[Signature Page to the Second Amended and Restated Revolving Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Joanne Braidi
Name: Joanne Braidi
Title: Authorized Signatory

[Signature Page to the Second Amended and Restated Revolving Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Omarleen Richardson
Name: Omarleen Richardson
Title: Credit Officer

[Signature Page to the Second Amended and Restated Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Bank

By:	/s/ Marc J. Breier
Name: Marc J. Breier
Title: Authorized Signatory

[Signature Page to the Second Amended and Restated Revolving Credit Agreement]

CITIZENS BANK, N.A., as a Lender

By	/s/ Peter Yelle
Name: Peter Yelle
Title: VP

[Signature Page to the Second Amended and Restated Revolving Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ William D. Jentsch
Name: William D. Jentsch
Title: Vice President

By:	/s/ Sonia Vargas
Name: Sonia Vargas
Title: Sr. Loan Closer

[Signature Page to the Second Amended and Restated Revolving Credit Agreement]

Exhibit A

[Form of Administrative Questionnaire]

(Refer to the following page)

ADMINISTRATIVE QUESTIONNAIRE

Name of company:

Agent Address:	1615 Brett Rd	Return form to:	Denise Perry
	New Castle, DE	Telephone:	212-723-3744
	19720	Facsimile:	646-291-3358
		E-mail:	denise.perry@citi.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

Signing Credit Agreement	☐ Yes	☐ No
Coming in via Assignment	☐ Yes	☐ No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Domestic Address	Eurodollar Address

1

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Primary Disclosure Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Bid Contact	L/C Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

2

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Agent’s Wire Instructions

Bank Name:	Citibank N.A.

ABA/Routing No.:	021-000-089

Account Name:	Agency/Medium Term Finance

Account No.:	3685-2248

Reference:	HMH - ABL

3

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

4

Exhibit B

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit_Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify
Lender][1][Affiliated Lender]]

3.	Borrowers:	Houghton Mifflin Harcourt Publishers Inc., HMH
Publishers LLC, Houghton Mifflin Harcourt Publishing
Company

[1]	Select as applicable.

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, the entities listed on the signature pages thereto as subsidiary guarantors, the Lenders party thereto, Citibank, N.A., as Administrative Agent for the Lenders, and Citibank, N.A. as Collateral Agent for the Lenders.

6. Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$		%
	$	$		%
	$	$		%

Effective Date:    _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, unless the Assignee is a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and] Accepted:

CITIBANK, N.A., as Administrative Agent

By

Title:

By

Title:

[Consented to and] Accepted:

[NAME OF RELEVANT PARTY], as Borrower,

By

Title:

By

Title:

[Consented to:][4]

[NAME OF RELEVANT PARTY]

By

Title:

[4]

In the case of an assignment of a Revolving Credit Commitment and Revolving Credit Loan, each of the Borrowers, the Issuing Bank and the Swingline Lender must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided, that (A) the consent of the Borrowers shall not be required to any such assignment (x) made to another Lender or an Affiliate or Related Fund of a Lender, or (y) after the occurrence and during the continuance of any Event of Default under Section 7.01(b), 7.01(c), 7.01(g) or 7.01(h) and (B) the Borrowers shall be deemed to have consented to any such assignment unless they shall have objected thereto by written notice to the Administrative Agent within ten Business Days after having received written notice thereof from the Administrative Agent.

ANNEX 1

TO

FORM OF ASSIGNMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04(a), (b) and (c) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C

Form of Borrowing Request

Citibank, N.A., as Administrative Agent

Attention: ABTF Global Loans

1615 Brett Road

New Castle, DE 19720

glabfunitloansops@citi.com

[DATE]

Ladies and Gentlemen:

The undersigned, HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., a corporation organized under the laws of the State of Delaware (“HMHP”), is the Borrowing Agent under the Second Amended and Restated Revolving Credit Agreement November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HOUGHTON MIFFLIN HARCOURT COMPANY (“Holdings”), HMH PUBLISHERS LLC (“Publishers”), HMHP, HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY (“HMCo”), and together with HMHP and Publishers, collectively, the “Borrowers”), the entities listed on the signature pages thereto as subsidiary guarantors and the other lenders from time to time party thereto (the “Lenders”), CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and CITIBANK, N.A. as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Type of Borrowing:[1]

(B)	Date of Borrowing:[2]

(C)	Account number and location to which funds are to be disbursed:

(D)	Principal amount and currency of Borrowing:

(E)	Interest Period:[3]

[1]	Specify whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing.
[2]	Date of Borrowing must be a Business Day.
[3]	Not applicable in the case of an ABR Borrowing.

The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that, on the date of the Borrowing requested hereby and after giving effect thereto, the conditions to lending specified in Section 4.02 of the Credit Agreement are satisfied.

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.,

By:

Name:
Title:

Exhibit D

[Form of Guarantee and Collateral Agreement]

(Refer to the following page)

Execution Version

SECOND AMENDED AND RESTATED REVOLVING FACILITY GUARANTEE AND

COLLATERAL AGREEMENT

dated as of

November 22, 2019

among

HOUGHTON MIFFLIN HARCOURT COMPANY,

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.,

HMH PUBLISHERS LLC,

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY,

the Subsidiaries of HOUGHTON MIFFLIN HARCOURT COMPANY

from time to time party hereto

and

CITIBANK, N.A.,

as Collateral Agent

Reference is made to (i) that certain Second Amended and Restated Term Loan / Notes / Revolving Facility Lien Subordination and Intercreditor Agreement, dated as of November 22, 2019, among Citibank, N.A., as agent for the Revolving Facility Secured Parties referred to therein, Citibank, N.A., as agent for the Term Facility Secured Parties referred to therein, Citibank, N.A., as agent for the Notes Secured Parties referred to therein, Holdings, the Borrowers referred to therein, such other agents as may subsequently become parties thereto, and the Subsidiary Guarantors named therein (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”) and (ii) that certain Pari Passu Intercreditor Agreement dated as of November 22, 2019, among Citibank, N.A., as agent for the Term Facility Secured Parties referred to therein, Citibank, N.A, as agent for the Notes Secured Parties referred to therein, such other agents as may subsequently become parties thereto, Holdings, the Borrowers referred to therein and the Subsidiary Guarantors named therein (as amended, restated, amended and restated, supplemented or otherwise modified from time to time the “Pari Passu Intercreditor Agreement” and together with the ABL Intercreditor Agreement, the “Intercreditor Agreements”). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreements and, to the extent provided therein, the applicable Junior Secured Obligations Security Documents (as defined in the ABL Intercreditor Agreement).

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

SECTION 1.01	Credit Agreement	2
SECTION 1.02	Other Defined Terms	2

ARTICLE II

Guarantee

SECTION 2.01	Guarantee	6
SECTION 2.02	Guarantee of Payment	6
SECTION 2.03	No Limitations, Etc.	7
SECTION 2.04	Reinstatement	8
SECTION 2.05	Agreement to Pay; Subrogation	8
SECTION 2.06	Information	8

ARTICLE III

Pledge of Securities

SECTION 3.01	Pledge	8
SECTION 3.02	Delivery of the Pledged Collateral	9
SECTION 3.03	Representations, Warranties and Covenants	10
SECTION 3.04	Certification of Limited Liability Company Interests and Limited Partnership Interests	11
SECTION 3.05	Registration in Nominee Name; Denominations	12
SECTION 3.06	Voting Rights; Dividends and Interest, Etc	12

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01	Security Interest	14
SECTION 4.02	Representations and Warranties	17
SECTION 4.03	Covenants	19
SECTION 4.04	Other Actions	22
SECTION 4.05	Covenants Regarding Patent, Trademark and Copyright Collateral	23

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Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Intellectual Property Security Agreement
Exhibit C	Form of Intellectual Property Security Agreement Supplement

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This SECOND AMENDED AND RESTATED REVOLVING FACILITY GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among HOUGHTON MIFFLIN HARCOURT COMPANY, a corporation organized under the laws of the State of Delaware (“Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., a corporation organized under the laws of the State of Delaware (“HMHP”), HMH PUBLISHERS LLC, a limited liability company organized under the laws of the State of Delaware (“Publishers”), HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts (“HMCo”, and, together with HMHP and Publishers, collectively, the “Borrowers” and each a “Borrower”), the subsidiaries of Holdings from time to time party hereto and Citibank, N.A. (together with its affiliates, “Citibank”), as collateral agent (in such capacity, together with any successor in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Holdings, the Borrowers, the Subsidiary Guarantors (as defined therein), Citibank, N.A., as administrative agent (the “Administrative Agent”), the Collateral Agent, each of the lenders party thereto and the other parties thereto entered into an Amended and Restated Term Loan Credit Agreement dated as of July 22, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) pursuant to which the lenders thereto extended certain credit facilities to the Borrowers.

Holdings, the Borrowers, the Subsidiary Guarantors (as defined therein) and the Collateral Agent entered into an Amended and Restated Revolving Facility Guaranty and Collateral Agreement dated as of July 22, 2015 (as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”) pursuant to which each Grantor granted to the Collateral Agent a security interest in its respective Collateral (as defined therein).

Holdings, the Borrowers and the Subsidiary Guarantors desire to obtain liquidity for working capital and for other general corporate purposes of the Loan Parties and their Subsidiaries by extending the maturity of the commitments under the Existing Credit Agreement. Holdings, the Borrowers, and the Subsidiary Guarantors have requested that (a) the Existing Credit Agreement be amended and restated in the form of that certain Second Amended and Restated Revolving Credit Agreement, dated as of the date hereof (as so amended and restated, and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (b) the lenders party to the Credit Agreement (the “Lenders”) provide them with a senior secured revolving credit facility in an aggregate principal amount not to exceed $250,000,000 on the terms and conditions set forth in the Credit Agreement.

The obligations of the Lenders and the Issuing Bank to extend credit to the Borrowers pursuant to the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrowers and each Guarantor. Each Guarantor is an affiliate of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement, and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Bank to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Credit Agreement. (a) Terms used in this Agreement that are defined in the Credit Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms used in this Agreement that are defined in the New York UCC (as such term is defined herein) and not otherwise defined in this Agreement have the meanings specified in the New York UCC. All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” shall have the meaning assigned to such term in the legend on the cover page of this Agreement.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Applicable Collateral Agent” shall have the meaning assigned to such term in the Pari Passu Intercreditor Agreement; provided that if the Pari Passu Intercreditor Agreement is terminated in accordance with the terms thereof and not replaced by an intercreditor agreement on substantially similar terms, then “Applicable Collateral Agent” shall mean the Collateral Agent.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01(a).

“Borrowers” shall have the meaning assigned to such term in the preamble of this Agreement.

“CFC” shall mean any direct or indirect foreign subsidiary of Holdings that is a “controlled foreign corporation” within the meaning of 957 of the code.

“CFC Holding Company” means any direct or indirect subsidiary of Holdings or its subsidiaries materially all of its assets of which consists of equity interests of a CFC.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

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“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Assets” shall have the meaning assigned to such term in Section 4.01.

“Excluded Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor pursuant to the Guarantee of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee pursuant to the Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving pro forma effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and relevant Other Secured Party applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

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“Existing Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“Grantors” shall mean the Borrowers and the Guarantors.

“Guarantee” shall mean the guarantee made by each Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties hereunder.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including, without limitation: (a) inventions, designs, internet websites, Patents, Copyrights, Licenses, and Trademarks, (b) trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information of a similar nature (collectively, “Trade Secrets”), (c) all computer software, programs, and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, and (d) all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreements” shall have the meaning assigned to such term in the legend on the cover page of this Agreement.

“Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party including those listed on Schedule III.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Pari Passu Intercreditor Agreement” shall have the meaning assigned to such term in the legend on the cover page of this Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

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“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, extensions or reexaminations thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Publishers” shall have the meaning assigned to such term in the preamble of this Agreement.

“Registered” means issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority.

“Security Interest” shall have the meaning assigned to such term in Section 4.01(a).

“Senior Representative” shall have the meaning assigned to such term in the ABL Intercreditor Agreement; provided, that if the ABL Intercreditor Agreement is terminated in accordance with the terms thereof and not replaced by an intercreditor agreement on substantially similar terms, then “Senior Representative” shall mean the Collateral Agent.

“Subsidiary Guarantor” shall mean (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Domestic Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

“Swap” shall mean any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean any obligation to pay or perform under any Swap.

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“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Guarantee

SECTION 2.01 Guarantee. (a) Each of the Guarantors unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents and any Other Secured Agreement shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors and (ii) the maximum liability of a Borrower under this Section 2 shall in no event exceed the amount which can be guaranteed by such Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors.

SECTION 2.02 Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (including interest accruing at the then applicable rate in accordance with Section 2.07 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding (including all such amounts which would become due but for the existence of a bankruptcy reorganization or similar proceeding involving a Loan Party)) and not

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of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrowers or any other person.

SECTION 2.03 No Limitations, Etc. (a) Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 9.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions, or any lack of validity or enforceability of, of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, or any defense based on right of setoff or counterclaim against or in respect of such Guarantor’s obligations hereunder, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, (v) any changes to, or restructuring or termination of the corporate structure or existence of any Loan Party or Subsidiary, or (vi) any failure on the part of any Secured Party or Agent to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any Loan Party, or any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor hereby unconditionally waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Obligations, whether existing now or in the future. Each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any

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Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04 Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

SECTION 2.05 Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each of the Grantors hereby pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests (all the foregoing collectively referred to herein

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as the “Pledged Stock”); provided, however, that the Pledged Stock shall not include the following (collectively, the “Excluded Pledged Stock”): (A) more than 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, any Domestic Subsidiary which is treated as a Foreign Subsidiary for United States federal income tax purposes, or any CFC Holding Company, (B) any Equity Interest in any Not for Profit Subsidiary, Immaterial Subsidiary, Unrestricted Subsidiary, special purpose receivables or securitization Subsidiary or Margin Stock, (C) Equity Interests, the pledge of which is prohibited by applicable law, rule or regulation, or which would require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received), (D) any Equity Interests in joint ventures or any non-wholly owned Subsidiaries, but only to the extent that any applicable organizational documents, joint venture agreements, shareholder agreements or other agreements with other equity holders do not permit or otherwise restrict the pledge of such Equity Interest, (E) any Equity Interest to the extent a pledge thereof could reasonably be expected to result in material adverse tax consequences to Holdings and its Restricted Subsidiaries as determined in good faith by Holdings in consultation with the Applicable Collateral Agent, or (F) any Equity Interest with respect to which Holdings and the Applicable Collateral Agent reasonably agree, in writing, that the cost or other consequence of obtaining a security interest or perfection thereof are excessive in relation to the collateral value afforded thereby, and (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Collateral Agent (or its bailee) pursuant to the terms of this Section 3.01, (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the items referred to in clauses (a) and (b) above, (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral” subject to the exclusions set forth in Section 4.01(d) below).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02 Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Applicable Collateral Agent (or its bailee) any and all certificates, instruments or other documents representing or evidencing Pledged Securities to the extent required by Section 4.04(c).

(b) Each Grantor agrees promptly to deliver or cause to be delivered to the Applicable Collateral Agent (or its bailee) any and all Pledged Debt Securities to the extent required by Section 4.04(a).

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(c) Upon delivery to the Applicable Collateral Agent (or its bailee), (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03 Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) as of the date hereof, Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement), each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted by Section 6.02(a), (b), (g), (l), (q), (s), (t), (u), (v), (x) or (cc) of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than assignments, pledges, hypothecations or transfers made in compliance with the Credit Agreement (including Liens permitted by Section 6.02 and restrictive agreements permitted by Section 6.06(b) of the Credit Agreement) and (iv) subject to Section 3.06, will cause any and all certificated securities representing Pledged Stock of any of its Subsidiaries, whether for value paid by such Grantor or otherwise, to be delivered to the Applicable Collateral Agent (or its bailee) and pledged or assigned hereunder on the Closing Date (with respect to Subsidiaries owned on the Closing Date), or within 30 days (or such longer period as the Applicable Collateral Agent may reasonably agree) after the acquisition or organization of any Subsidiary after the Closing Date in accordance with Section 5.12(b) of the Credit Agreement;

(c) except for restrictions and limitations imposed by (i) the Loan Documents, (ii) securities laws generally and other applicable law if the Pledged Collateral is issued by an issuer organized under the laws of a jurisdiction outside of the United States, by agreements related to any Pledged Collateral that is a General Intangible that is described in clause (a) of Section 4.01(d) but constitutes Pledged Collateral by operation of the parenthetical clause in subclause (i)(z) thereof, (iii) the organizational documents of any joint ventures or any non-wholly owned Subsidiary, the Equity Interests of which are included in the Pledged Collateral,

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(iv) the Revolving Facility Debt Documents (as defined in the ABL Intercreditor Agreement), (v) agreements governing Indebtedness secured by Permitted Pari Passu Collateral Liens, (vi) the Notes Documents (as defined in the Pari Passu Intercreditor Agreement) and (vii) agreements governing Indebtedness that is subject to a Second Lien Intercreditor Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(d) by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Collateral Agent (or its bailee) in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien (subject only to liens permitted by Section 6.02(l) of the Credit Agreement, and liens securing the Shared Obligations (as defined in the ABL Intercreditor Agreement) upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

(e) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein and in the Intercreditor Agreements and all action by any Grantor necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken;

(f) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

SECTION 3.04 Certification of Limited Liability Company Interests and Limited Partnership Interests. (a) Each Grantor acknowledges and agrees that each interest in any limited liability company or limited partnership pledged hereunder that is represented by a certificate, a “security” within the meaning of Article 8 of the UCC and governed by Article 8 of the New York UCC, shall at all times hereafter be represented by a certificate, a “security” within the meaning of Article 8 of the UCC and governed by Article 8 of the UCC.

(b) Each Grantor further acknowledges and agrees that (i) the interests in any limited liability company or limited partnership pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the UCC and shall not be governed by Article 8 of the UCC and (ii) the Grantors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC or issue any certificate representing such interest (except that the Grantors may elect to so treat any such interest as a “security” and issue any certificate representing such interest if simultaneously therewith the Grantors deliver such certificate to the Applicable Collateral Agent (or its bailee)).

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SECTION 3.05 Registration in Nominee Name; Denominations. Subject to the terms of the Pari Passu Intercreditor Agreement, the Applicable Collateral Agent (or its bailee), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities required to be delivered hereunder in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Senior Representative. Each Grantor will promptly give to the Collateral Agent copies of any material notices or other material communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. The Applicable Collateral Agent (or its bailee) shall at all times have the right to exchange the certificates representing Pledged Securities required to be delivered hereunder for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06 Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Section 7.01 of the Credit Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could reasonably expected to be materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and shall be subject to the provisions of this Agreement.

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(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to the first parenthetical of Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Senior Representative, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Senior Representative upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Senior Representative pursuant to the provisions of this paragraph (b) shall be retained by the Senior Representative in an account to be established by the Senior Representative upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Senior Representative shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to the first parenthetical of Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Senior Representative, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 3.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

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ARTICLE IV

Security Interests in Personal Property

SECTION 4.01 Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a lien and security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”), subject to the exclusions set forth in Section 4.01(d) below:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Intellectual Property, and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims;

(xiii) all books and records pertaining to the Article 9 Collateral;

(xiv) all Goods; and

(xv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

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(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or security registrations or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 3.01 or 4.01 hereof attach to the following (collectively, the “Excluded Assets”) (a) any lease, license, General Intangible, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder to the extent that (and for as long as) (i) such lease, license, General Intangible, contract or agreement, or assets subject thereto, are (x) not assignable, (y) a grant of a security interest therein would violate or invalidate, or create a right of termination under (in favor of any other party thereto other than a Grantor), any such agreement, or (z) is not capable of being encumbered as a matter of law or under the terms of the lease, license, franchise, charter, authorization, General Intangible, contract or agreement applicable thereto (but, in each case of the foregoing, solely to the extent that any such restriction shall be enforceable under applicable law, including Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC, in respect of the grant of a security interest hereunder), without the consent of the licensor or lessor thereof, or Governmental Authority, or other applicable party thereto and (ii) such consent has not been obtained; (b) any United States intent-to-use application for a Trademark to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application for a Trademark under federal law, provided that, upon submission and acceptance by the United States Patent and Trademark Office of a statement of use pursuant to 15 U.S.C. Section 1051 or an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (c) any vehicle or other

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assets owned by any Grantor that is subject to a certificate of title, (d) Excluded Pledged Stock, (e) assets that are subject to or secured by Liens (i) permitted by Section 6.02(d), (g) or (m) of the Credit Agreement, (ii) permitted by Section 6.02(s) of the Credit Agreement securing Indebtedness described in Section 6.01(m)(i) of the Credit Agreement (but only to the extent that (x) the documentation pursuant to which such Liens were granted prohibits the granting of a Lien hereunder, (y) such documentation and Liens were in effect prior to such acquisition and (z) such Liens were not incurred, and such documentation was not entered into, by a Grantor in anticipation of such acquisition) of the Credit Agreement, (iii) securing a purchase money obligation or Capital Lease Obligations permitted to be incurred pursuant to the provisions of the Credit Agreement, in each case to the extent the documentation relating to such Lien prohibits, or requires any consent for, any other Lien on such asset, or (iv) securing a Sale and Lease Back Transaction permitted by the Credit Agreement, (f) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, (g) any Letter-Of-Credit Rights to the extent perfection of a Lien in such Letter-Of-Credit Rights cannot be obtained by filing financing statements, (h) any Commercial Tort Claims with respect to which notice is not required to be delivered under Section 4.04(f), (i) any fee owned real property with a fair market value of less than $5,000,000 on the date of acquisition (or on the date of substantial completion of any material improvement thereon or new construction thereof) and all real property leasehold interests, (j) any property with respect to which the Collateral Agent and Holdings reasonably agree in writing that the costs or other consequences of granting or perfecting a security interest therein is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (k) any property to the extent a security interest in such assets could reasonably be expected to result in adverse tax consequences to Holdings and its Restricted Subsidiaries as determined in good faith by Holdings, (l) any property the pledge of which or security interest in is prohibited by applicable law, rule or regulation, or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received), (m) assets subject to liens securing permitted receivables or securitization financings, (n) any accounts or funds held or received on behalf of third parties, and (o) other customary exclusions to be agreed by Holdings and Collateral Agent under applicable local law or in applicable local jurisdictions. With respect to any provision or restriction affecting the Collateral the reason for which such Collateral constitutes an Excluded Asset, immediately upon the ineffectiveness, lapse or termination of such provision or restriction with respect to such Excluded Asset, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, the rights and interests in such Collateral as if such provision or restriction had never been in effect and if and when such property shall cease to be an Excluded Asset, such property shall be deemed at all times from and after the date thereof to constitute Collateral.

(e) Notwithstanding anything herein to the contrary, in no event shall any Grantor be required to (i) take actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction in order to create any security interests in Collateral located or titled outside of the United States or to perfect such security interests, including any Intellectual Property Registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (ii) obtain any landlord, mortgagee or bailee waivers, or (iii) send any notice to account debtors or other contractual parties of, or relating to, the Grantors.

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SECTION 4.02 Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (x) with respect to the exact legal name of each Grantor and the jurisdiction of organization of each Grantor, is correct and complete in all respects, and (y) with respect to all other information, is correct and complete in all material respects, in each case as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Administrative Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from Holdings to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 4.03(m) hereof or 5.12 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights owned by and Registered in the name of a Grantor) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral (excluding any Intellectual Property that is not owned and Registered in the name of a Grantor) in which the Security Interest may be perfected by filing, recording or registering in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or to the extent that any of the changes described in Section 4.03(m) occurs. Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent), and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights owned by a Grantor (other than certain Intellectual Property registered before January 1, 1994), has been or will be substantially contemporaneously herewith, delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights owned by and Registered

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in the name of a Grantor in which a security interest may be perfected by filing, recording or registering in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the filing of Uniform Commercial Code financing statements and such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights owned by and Registered in the name of a Grantor (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral (excluding any Intellectual Property that is not owned and Registered in the name of a Grantor) in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) upon completion of the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to the Credit Agreement. No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Credit Agreement. As of the date hereof, no Grantor holds any Commercial Tort Claims except as indicated on the Perfection Certificate.

(e) As to each Grantor and its Collateral consisting of Intellectual Property: Schedule III hereto sets forth a list of each of the Registered Patents, Trademarks and Copyrights owned by such Grantor as of the date hereof (other than certain Intellectual Property Registered before January 1, 1994), including the descriptions with respect thereto that are true and complete in all material respects. Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Collateral consisting of Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, and to the best of such Grantor’s knowledge, is valid and enforceable; (ii) a Grantor is the exclusive owner of or otherwise has the right to use each item of Collateral consisting of Intellectual Property that is owned by such Grantor (other than

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Licenses); (iii) the operation of such Grantor’s business and the use of the Collateral consisting of Intellectual Property in connection therewith do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person, nor has any claim been asserted in writing or is any claim pending with respect to the foregoing; (iv) no Person is engaging in any activity that infringes, misappropriates, dilutes otherwise violates the Collateral consisting of Intellectual Property or such Grantor’s rights in or use thereof, nor has any claim been asserted in writing or is any claim pending with respect to the foregoing; and (v) each License included in the Collateral is valid and binding and in full force and effect, and the rights of such Grantor thereunder shall not be altered as a result of the rights and interest granted herein.

SECTION 4.03 Covenants. (a) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged. Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Credit Agreement.

(b) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item of a Grantor that may, in the Collateral Agent’s judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 30 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(c) The Collateral Agent and such persons as the Collateral Agent may designate shall have the right to visit and inspect the records and properties of the Grantors in accordance with Section 5.07(a) of the Credit Agreement.

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(d) At its option and upon written notice to the Grantors, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 days of written demand therefor for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e) If at any time any Grantor shall take a security interest in any property with a value individually in excess of $5,000,000 of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly notify the Collateral Agent thereof and, upon the request of the Collateral Agent, promptly assign such security interest to the Collateral Agent for the ratable benefit of the Secured Parties, but only to the extent not deemed to have already granted such a security interest pursuant to Section 9-203 of the New York UCC. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(f) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by the Credit Agreement. No Grantor shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(h) No Grantor will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business, in a manner otherwise consistent with past practices or consistent with commercially reasonable conduct.

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(i) Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may upon written notice to the Grantors, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, 10 days after written demand therefor, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(j) Each Grantor shall maintain, in accordance with prudent and standard industry practices, records of its Chattel Paper in excess of $5,000,000 and its books, records and documents evidencing or pertaining thereto.

(k) Each Grantor shall use commercially reasonable efforts to maintain the security interest created by this Agreement as a perfected security interest in all material portions of the Collateral to the extent required hereunder having at least the priority described in Section 4.02(c).

(l) Each Grantor will not, except upon prior notice to the Collateral Agent and delivery to the Collateral Agent of any additional documents reasonably requested by the Collateral Agent that are necessary to maintain the validity, perfection and priority of the security interests provided for herein, effect any change (i) in name, (ii) in its identity or type of organization or corporate structure, (iii) in its federal taxpayer identification number or organizational identification number or (iv) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest (with the same priority as immediately before such change) in all the Article 9 Collateral. Holdings and the Borrowers also agree promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(m) Subject to the rights of each Grantor under the Credit Agreement to dispose of the Collateral, each Grantor shall, at its own expense, use commercially reasonable efforts to (x) defend title to material portions of the Article 9 Collateral against all Persons and (y) defend the Security Interest of the Collateral Agent in material portions of the Article 9 Collateral and the priority thereof, in each case against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

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SECTION 4.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments the fair market value of which equals or exceeds $5,000,000 individually, such Grantor shall promptly notify the Collateral Agent thereof and, upon the request of the Collateral Agent, endorse, assign and deliver the same to the Applicable Collateral Agent (or its bailee), accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b) Deposit Accounts. For each Deposit Account (excluding the Excluded Accounts) that any Grantor at any time opens or maintains in the United States, such Grantor shall notify the Collateral Agent thereof and, upon the Collateral Agent’s request, cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other person, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing; provided, however, that the Grantors shall not be required to comply with this Section 4.04(b) with respect to any Excluded Accounts. The provisions of this paragraph shall not apply to any Deposit Account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein.

(c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities the value of which at the time acquired equals or exceeds $5,000,000 individually, such Grantor shall endorse, assign and deliver the same to the Applicable Collateral Agent (or its bailee), accompanied by such undated instruments of transfer or assignment duly executed in blank as the Applicable Collateral Agent may from time to time specify. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, use commercially reasonable efforts to, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with instructions from the Senior Representative to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Senior Representative to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee; provided, however, that, except as otherwise provided in Article III, the Grantors shall not be required to comply with the foregoing provisions of this sentence with respect to Excluded Accounts. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary,

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and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.

(d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, and the value of such Electronic Chattel Paper or “transferable record” equals or exceeds $5,000,000 individually, such Grantor shall notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Senior Representative control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Senior Representative’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e) [Reserved].

(f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, the Grantor shall notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and thereafter, upon the request of the Collateral Agent, grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05 Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will (i) pursue all application for a Patent included in the Collateral and (ii) not, and will not authorize any of its licensees to, do any act, or omit to do any act, whereby any Patent included in the Collateral may become invalidated, unenforceable or dedicated to the public.

(b) Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will (i) pursue all applications for a Trademark included in the Collateral, (ii) maintain all applications for and registrations of a Trademark included in the Collateral in

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full force free from any claim of abandonment or invalidity for non-use, (iii) maintain the quality of products and services offered under such Trademark, consistent with the quality of the products and services as of the date hereof, (iv) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (v) not knowingly use or knowingly permit the use of such Trademark in violation of any third person rights.

(c) Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not, and will not authorize any of its licensees to, do any act, or omit to do any act, whereby any Copyright included in the Collateral may become invalidated, unenforceable or dedicated to the public.

(d) [Reserved].

(e) With respect to Collateral consisting of United States Registered Patents, Trademarks and Copyrights owned by each Grantor on the Closing Date, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the same form set forth on Exhibit B hereto (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Collateral consisting of Registered Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in the Collateral consisting of Intellectual Property.

(f) Each Grantor agrees that should it obtain an ownership interest in any item of Intellectual Property that is not on the date hereof a part of the Collateral consisting of Intellectual Property (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral consisting of Intellectual Property subject to the terms and conditions of this Agreement with respect thereto. On or before the time the next Compliance Certificate is due under Section 5.04(c) of the Credit Agreement, Holdings shall deliver to the Collateral Agent written notice identifying the Registered After-Acquired Intellectual Property acquired or filed during such fiscal quarter, and such Grantor shall execute and deliver to the Collateral Agent, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto (an “IP Security Agreement Supplement”) covering such Registered After-Acquired Intellectual Property, which such IP Security Agreement Supplement shall be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Registered After-Acquired Intellectual Property. Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such IP Security Agreement Supplement for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(g) [Reserved].

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(h) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is being materially infringed, misappropriated or diluted by a third person, such Grantor shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Grantor reasonably deems are appropriate under the circumstances to protect such Article 9 Collateral.

(i) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon the request of Collateral Agent, use its best efforts to obtain all requisite consents or approvals by the licensor of each material Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE V

Remedies

SECTION 5.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Applicable Collateral Agent or its bailee on demand, and it is agreed that the Collateral Agent shall have the right, to the extent permitted by law, to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice (other than the notice required pursuant to the following paragraph) or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

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The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Subject to the prior written consent of the Collateral Agent, at any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash in accordance with the Waterfall. Notwithstanding the foregoing, no amounts received from any Grantor shall be applied to any Excluded Swap Obligation of such Grantor.

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The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the proceeds thereof by the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement after the occurrence and during the continuance of an Event of Default, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor (subject, in the case of Trademarks, to quality control measures sufficient to maintain the validity of and such Grantor’s rights in such Trademarks), and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that this license shall not violate the express terms of any agreement between a Grantor and a third party governing such Grantor’s use of such Intellectual Property in effect on the date hereof and those granted by any Grantor hereafter, as permitted under the Loan Documents, to the extent conflicting. The Applicable Collateral Agent shall have the right, but not the obligation, after the occurrence and during the continuance of an Event of Default, to bring suit in its own name to enforce the Article 9 Collateral consisting of Intellectual Property of each Grantor and, if the Applicable Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Applicable Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Applicable Collateral Agent in aid of such enforcement. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04 Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of

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the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 6.03), Holdings and each Borrower jointly and severally agree that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, Holdings and each Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, Holdings and each Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02 Contribution and Subrogation. Each Subsidiary Guarantor (each, a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Contributing Guarantor hereunder in respect of any Obligation, or assets of any other Contributing Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Contributing Guarantor (the

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“Claiming Guarantor”) shall not have been fully indemnified by Holdings or the Borrowers as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Guarantors on the date hereof (or, in the case of any Contributing Guarantor becoming a party hereto pursuant to Section 9.14, the date of the supplement hereto executed and delivered by such Contributing Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03 Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) Each Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to Holdings or any Restricted Subsidiary shall be fully subordinated to the Obligations until the indefeasible payment in full in cash of the Obligations (other than contingent indemnification liabilities to the extent no claim giving rise thereto has been asserted).

ARTICLE VII

[Intentionally Omitted.]

ARTICLE VIII

[Intentionally Omitted]

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of Holdings or the Borrower as provided in Section 9.01 of the Credit Agreement.

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SECTION 9.02 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional unless such Grantor is released from its obligations hereunder in a writing signed by the Collateral Agent pursuant to Section 9.13 or this Agreement is terminated in accordance with its terms, irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement (other than a defense of payment in full of all Obligations (other than contingent indemnification liabilities to the extent no claim giving rise thereto has been asserted).

SECTION 9.03 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or Issuing Bank or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document (other than contingent indemnification liabilities to the extent no claim giving rise thereto has been asserted) is outstanding and unpaid or the aggregate L/C Exposure does not equal zero and so long as the Commitments have not expired or terminated.

SECTION 9.04 Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

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SECTION 9.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 9.06 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.07 Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 9.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.

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SECTION 9.09 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Jurisdiction; Consent to Service of Process. (a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 9.12. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

32

(c) Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of the Collateral Agent or any Loan Party to serve process in any other manner permitted by law.

SECTION 9.13 Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other Liens and security interests created by the Loan Documents hereby shall terminate when (i) all the Loan Document Obligations have been paid in full and all Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts (other than contingent indemnification liabilities to the extent no claim giving rise thereto has been asserted) payable under any Loan Document have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, or such Letters of Credit shall have been Cash Collateralized, or other arrangements satisfactory to the Issuing Bank have been made with respect thereto, and (ii) all Other Secured Obligations have been indefeasibly paid in full and the related Other Secured Agreements have been terminated or such other arrangements satisfactory to each Other Secured Party with respect to the Other Secured Obligations owing to it and the Other Secured Agreements to which it is a party have been made.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not a Grantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 9.13 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 9.05 of the Credit Agreement, Holdings shall or shall cause a Grantor to reimburse the Collateral Agent upon demand for all out of pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 9.13.

SECTION 9.14 Additional Subsidiaries. Any Restricted Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the Credit Agreement shall enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a Restricted Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of a

33

supplement in the form of Exhibit A hereto, such Restricted Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 9.15 Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 9.15 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

SECTION 9.16 Conflicts. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Collateral Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreements. Subject to the next sentence, in the event of any conflict between the terms of the Pari Passu Intercreditor Agreement, this Agreement and any other Loan Documents, the terms of the Pari Passu Intercreditor Agreement shall govern and control. With respect to Revolving Facility First Lien Collateral (as defined in the ABL Intercreditor Agreement), in the event of any conflict between (i) the terms of the ABL Intercreditor on one hand and (ii) the Pari Passu Intercreditor Agreement and/or this Agreement and any other Loan Documents, on the other hand, the terms of the ABL Intercreditor Agreement shall govern and control. Without limiting the generality of the foregoing, any obligation of any Loan Party hereunder or under any other Loan Document with respect to the delivery of control or possession of any of the Collateral, the notation of any Lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights pursuant to any proxy granted or the obtaining of any consent of any person with respect to the grant of a security interest, in each case, with respect to such Collateral, shall be deemed to be satisfied if the Loan Party complies with the requirements of the similar provision of the applicable loan documents of the Senior Representative (or, with respect to the Shared First Lien Collateral (as defined in the ABL Intercreditor Agreement) the loan documents of the Applicable Collateral Agent); provided that, notwithstanding the foregoing, nothing contained in this sentence shall limit or otherwise adversely affect the grant of a lien on or a security interest in the Revolving Facility First Lien Collateral pursuant to Article 4 of this Agreement. To the extent that any covenants, representations or warranties set forth in this Agreement are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, the Senior Representative or the Applicable Collateral Agent in accordance with the preceding sentence, such covenant, representation or warranty shall not be deemed to be untrue or incorrect for purposes of this Agreement.

34

SECTION 9.17 Paramountcy. Subject to Section 9.16, in the event of a conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall prevail to the extent of such conflict.

SECTION 9.18 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon each Grantor, and each of their permitted successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns. No other persons (including any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, to the extent permitted by the provisions of the Credit Agreement and, in the case of a Secured Party that is a party to a Hedging Agreement, such Hedging Agreement.

SECTION 9.19 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any QFC Credit Support, the parties acknowledge and agree as follows with respect to the resolution power of the U.S. Special Resolution Regimes in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.20 Ratification of Security Agreement.

(a) As of the date of this Agreement, each reference in the Credit Agreement and each of the other Loan Documents to the “Guarantee and Collateral Agreement”, “Credit Agreement Security Agreement”, or “Revolving Facility Security Document”, as applicable or “thereunder”, “thereof” or words of similar import referring to this Agreement shall mean and be a reference to this Agreement, as amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof.

35

(b) Each Grantor hereby acknowledges and agrees that this Agreement, as specifically amended, amended and restated, supplemented or otherwise modified herein or hereby, and each of the other Loan Documents, as amended, amended and restated, supplemented or otherwise modified, and the obligations of and liens and security interests granted by each Grantor hereunder or thereunder, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Collateral Agent under any of the Loan Documents. The rights and obligations of the parties hereto shall be governed (i) prior to the date hereof, by the Existing Security Agreement (as in effect prior to the date hereof) and (ii) on and after the date hereof, by this Agreement. Without limiting the generality of the foregoing, the execution of this Agreement shall not constitute a novation of the security interests created pursuant to the Existing Security Agreement (as in effect prior to the date hereof), and the liens and security interests granted in favor of the Collateral Agent created thereunder do and shall continue to secure the payment of all Obligations of each Grantor under the Loan Documents, to the extent provided in this Agreement, and all such liens and security interests shall continue to be perfected as security for the Obligations secured thereby.

[Remainder of page intentionally left blank]

36

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., as a Borrower

By
Name:
Title:

HMH PUBLISHERS LLC, as a Borrower

By
Name:
Title:

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, as a Borrower

By
Name:
Title:

HOUGHTON MIFFLIN HARCOURT COMPANY, as Holdings

By
Name:
Title:

GREENWOOD PUBLISHING GROUP, LLC, as a Subsidiary Guarantor

By
Name:
Title:

HOUGHTON MIFFLIN COMPANY INTERNATIONAL, INC., as a Subsidiary Guarantor

By
Name:
Title:

CITIBANK, N.A., as Collateral Agent,

By
Name:
Title:

Schedule I

Revolving Facility Guarantee and Collateral Agreement

Schedule I

Subsidiary Guarantors

Greenwood Publishing Group, LLC

Houghton Mifflin Company International, Inc.

Schedule II

Revolving Facility Guarantee and Collateral Agreement

Schedule II

Equity Interests; Pledged Debt Securities

Pledged Stock

Issuer	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
Houghton Mifflin Harcourt Publishers Inc.	Houghton Mifflin Harcourt Company	7	580	100%
Houghton Mifflin Harcourt Publishing Company	Houghton Mifflin Harcourt Publishers Inc.	7	1,000	100%
HMH Publishers LLC	Houghton Mifflin Harcourt Publishers Inc.	N/A	100% Interest	100%
Tribal Nova, Inc.	Houghton Mifflin Harcourt Publishing Company	C-2	3,079,554.16	66%
		C-3	1,586,426.84
Houghton Mifflin Company International, Inc.	Houghton Mifflin Harcourt Publishing Company	2	100	100%
Greenwood Publishing Group, LLC	Houghton Mifflin Harcourt Publishing Company	N/A	100% Interest	100%
HMH IP Company Unlimited Company	Houghton Mifflin Harcourt Publishing Company	15	1,980	66%
		16	1,020

Pledged Debt Securities

None.

Schedule III

Revolving Facility Guarantee and Collateral Agreement

Schedule III

Intellectual Property

[See Attached.]

Exhibit A to the Revolving Facility Guarantee and

Collateral Agreement

FORM OF REVOLVING FACILITY GUARANTEE AND COLLATERAL

AGREEMENT SUPPLEMENT

This SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], to the Second Amended and Restated Revolving Facility Guarantee and Collateral Agreement dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among HOUGHTON MIFFLIN HARCOURT COMPANY, a corporation organized under the laws of the State of Delaware (“Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., a corporation organized under the laws of the State of Delaware (“HMHP”), HMH PUBLISHERS LLC, a limited liability company organized under the laws of the State of Delaware (“Publishers”), HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts (“HMCo”, and, together with HMHP and Publishers, collectively, the “Borrowers” and each a “Borrower”), the subsidiaries of Holdings from time to time party hereto and Citibank, N.A. (together with its affiliates, “Citibank”), as collateral agent (in such capacity, together with any successor in such capacity, the “Collateral Agent”).

A. Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the lenders from time to time party thereto (the “Lenders”) and Citibank, as administrative agent for the Lenders and as Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 9.14 of the Guarantee and Collateral Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement and the Credit Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement and the Credit Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

Section 1 In accordance with Section 9.14 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement and the Credit Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement and Credit Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement and Credit Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

Section 2 The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3 This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4 The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Registered Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

Section 5 Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

Section 6 THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7 In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8 All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

Section 9 The New Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

Citibank, N.A. as Collateral Agent,

By:
Name:
Title:

Schedule I to

Supplement No. [●] to the

Revolving Facility Guarantee and

Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the

Revolving Facility Guarantee and Collateral Agreement.]

Exhibit B to the

Guarantee and Collateral Agreement

FORM OF [PATENT][TRADEMARK][COPYRIGHT] SECURITY AGREEMENT

This [PATENT][TRADEMARK][COPYRIGHT] SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “[Patent][Trademark][Copyright] Security Agreement”) dated __________, 20__, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Citibank, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Houghton Mifflin Harcourt Company, a corporation organized under the laws of the State of Delaware (“Holdings”), Houghton Mifflin Harcourt Publishers Inc., a corporation organized under the laws of the State of Delaware (“HMHP”), HMH Publishers LLC, a limited liability company organized under the laws of the State of Delaware (“Publishers”), Houghton Mifflin Harcourt Publishing Company, a corporation organized under the laws of the Commonwealth of Massachusetts (“HMCo”, and, together with HMHP and Publishers, collectively, the “Borrowers” and each a “Borrower”), and certain subsidiaries of Holdings, have entered into a Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Citibank, N.A., as Administrative Agent and as Collateral Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, each Grantor has executed and delivered that certain Second Amended and Restated Revolving Facility Guarantee and Collateral Agreement dated November 22, 2019, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Intellectual Property of the Grantors, and have agreed as a condition thereof to execute this [Patent][Trademark][Copyright] Security Agreement for recording with the [United States Patent and Trademark Office][United States Copyright Office] and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

Section 1 Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “[Patent][Trademark][Copyright] Collateral”):

(a) [the Patents and Patent applications set forth in Schedule A hereto;]

(b) [all Trademark and service mark registrations and applications, including those set forth in Schedule A hereto (provided that no security interest shall be granted in United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications under applicable federal law), together with the goodwill symbolized thereby;]

(c) [all Copyrights and Copyright applications, including those set forth in Schedule A hereto;]

(d) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, for such damages.

Section 2 Recordation. Each Grantor authorizes and requests that the [Register of Copyrights][Commissioner for Patents][Commissioner for Trademarks] and any other applicable government officer to record this [Patent][Trademark][Copyright] Security Agreement.

Section 3 Execution in Counterparts. This [Patent][Trademark][Copyright] Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4 Grants, Rights and Remedies. This [Patent][Trademark][Copyright] Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the [Patent][Trademark][Copyright] Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. The Security Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the Security Agreement and this [Patent][Trademark][Copyright] Security Agreement, the terms of the Security Agreement shall control.

Section 5 Governing Law. This [Patent][Trademark][Copyright] Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

2

IN WITNESS WHEREOF, each Grantor has caused this [Patent][Trademark][Copyright] Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF BORROWER]

By
Name:
Title:

Address for Notices:

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

Schedule A

[Patents][Trademarks][Copyrights]

[●]

Exhibit C to the

Guarantee and Collateral Agreement

FORM OF [PATENT][TRADEMARK][COPYRIGHT] SECURITY AGREEMENT SUPPLEMENT

This [PATENT][TRADEMARK][COPYRIGHT] SECURITY AGREEMENT SUPPLEMENT (this “[Patent][Trademark][Copyright] Security Agreement Supplement”) dated __________, 20__, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of Citibank, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Houghton Mifflin Harcourt Company, a corporation organized under the laws of the State of Delaware (“Holdings”), Houghton Mifflin Harcourt Publishers Inc., a corporation organized under the laws of the State of Delaware (“HMHP”), HMH Publishers LLC, a limited liability company organized under the laws of the State of Delaware (“Publishers”), Houghton Mifflin Harcourt Publishing Company, a corporation organized under the laws of the Commonwealth of Massachusetts (“HMCo”, and, together with HMHP and Publishers, collectively, the “Borrowers” and each a “Borrower”), and certain subsidiaries of Holdings, have entered into a Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Citibank, N.A., as Administrative Agent and as Collateral Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, each Grantor has executed and delivered that certain Second Amended and Restated Revolving Facility Guarantee and Collateral Agreement dated November 22, 2019, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain [Patent][Trademark][Copyright] Security Agreement dated November 22, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “[Patent][Trademark][Copyright] Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional [Patent][Trademark][Copyright] Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this [Patent] [Trademark][Copyright] Security Agreement Supplement for recording with the [United States Patent and Trademark Office][United States Copyright Office] and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

Section 1 Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Additional [Patent] [Trademark][Copyright] Collateral”):

(a) [the Patents and Patent applications set forth in Schedule A hereto;]

(b) [all Trademark and service mark registrations and applications, including those set forth in Schedule A hereto (provided that no security interest shall be granted in United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications under applicable federal law), together with the goodwill symbolized thereby;]

(c) [all Copyrights and Copyright applications, including those set forth in Schedule A hereto;]

(d) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, for such damages.

Section 2 Recordation. The Grantor authorizes and requests that the [Register of Copyrights][Commissioner for Patents][Commissioner for Trademarks] and any other applicable government officer to record this [Patent][Trademark][Copyright] Security Agreement Supplement.

Section 3 Grants, Rights and Remedies. This [Patent][Trademark] [Copyright] Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional [Patent][Trademark][Copyright] Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. The Security Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the Security Agreement and this [Patent][Trademark][Copyright] Security Agreement Supplement, the terms of the Security Agreement shall control.

Section 4 Governing Law. This [Patent][Trademark][Copyright] Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Grantor has caused this [Patent][Trademark][Copyright] Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By
Name:
Title:

Address for Notices:

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Schedule A

[Patents][Trademarks][Copyrights]

[•]

Exhibit E

[Form of ABL Intercreditor Agreement]

(Refer to the following page)

Execution Version

SECOND AMENDED AND RESTATED TERM LOAN / NOTES / REVOLVING FACILITY

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

dated as of

November 22, 2019

among

CITIBANK, N.A.,

as Original Revolving Facility Agent,

CITIBANK, N.A.,

as Original Term Facility Agent,

CITIBANK, N.A.,

as Original Notes Agent,

U.S. Bank National Association,

as Notes Trustee

HOUGHTON MIFFLIN HARCOURT COMPANY, as Holdings

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.,

HMH PUBLISHERS LLC, and

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, as Borrowers,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

This SECOND AMENDED AND RESTATED TERM LOAN / NOTES/ REVOLVING FACILITY LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among CITIBANK, N.A., as agent for the Revolving Facility Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Revolving Facility Agent”), CITIBANK, N.A., as agent for the Term Facility Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Term Facility Agent”), CITIBANK, N.A., as agent for the Notes Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Notes Agent”), U.S. BANK NATIONAL ASSOCIATION, as notes trustee (in such capacity, the “Notes Trustee”), HOUGHTON MIFFLIN HARCOURT COMPANY (“Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC. (“HMHP”), HMH PUBLISHERS LLC (“Publishers”), HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY (“HMCo” and, together with HMHP and Publishers, the “Borrowers”) and the other Restricted Subsidiaries of Holdings party hereto (the “Subsidiary Guarantors” and together with Holdings and the Borrowers, the “Loan Parties” and each a “Loan Party”).

Reference is made to (a) the Revolving Facility Credit Agreement, (b) the Term Facility Credit Agreement, and (c) the Notes Indenture.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Revolving Facility Agent (for itself and on behalf of the Revolving Facility Secured Parties), the Original Term Facility Agent (for itself and on behalf of the Term Facility Secured Parties), the Original Notes Agent (for itself and on behalf of the Notes Secured Parties), and the Loan Parties party hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c) As used in this Agreement, the following terms have the meanings specified below:

“Agreement Currency” has the meaning set forth in Section 7.14.

“Applicable Creditor” has the meaning set forth in Section 7.14.

“Bankruptcy Code” means Title 11 of the United States Code.

“Borrowers” has the meaning assigned to such term in the preamble of this Agreement.

“Business Day ” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such currency in the London interbank market.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Revolving Facility Collateral and the Shared Collateral.

“Designated Junior Representative” means (a) with respect to the Shared First Lien Collateral, (i) until the Discharge of Senior Secured Debt Obligations has occurred with respect to Revolving Facility Obligations, the Revolving Facility Agent, and (ii) thereafter, until the Discharge of Senior Secured Debt Obligations has occurred with respect to Second Lien Shared Obligations, the Designated Shared Second Lien Representative, and (b) with respect to the Revolving Facility First Lien Collateral, (i) until the Discharge of Senior Secured Debt Obligations has occurred with respect to the First Lien Shared Obligations, the Designated Shared First Lien Representative, and (ii) thereafter, until the Discharge of the Senior Secured Debt Obligations has occurred with respect to Second Lien Shared Obligations, the Designated Shared Second Lien Representative.

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“Designated Senior Representative” means (a) with respect to the Shared First Lien Collateral, (i) until the Discharge of Senior Secured Debt Obligations has occurred with respect to the First Lien Shared Obligations, the Designated Shared First Lien Representative, and (ii) thereafter, until the Discharge of Senior Secured Debt Obligations has occurred with respect to the Second Lien Shared Obligations, the Designated Shared Second Lien Representative, and (b) with respect to the Revolving Facility First Lien Collateral, (i) until the Discharge of Senior Secured Debt Obligations has occurred with respect to Revolving Facility Obligations, the Revolving Facility Agent, and (ii) thereafter, until the Discharge of Senior Secured Debt Obligations has occurred with respect to the First Lien Shared Obligations, the Designated Shared First Lien Representative.

“Designated Shared First Lien Representative” means, at any time, the “Controlling Collateral Agent” (as defined in, and as determined pursuant to the terms of, the Pari Passu Intercreditor Agreement) at such time; provided, that upon any change in “Controlling Collateral Agent” (as defined in the Pari Passu Intercreditor Agreement), such new “Controlling Collateral Agent” (as defined in the Pari Passu Intercreditor Agreement) shall promptly notify each party hereto in writing.

“Designated Shared Second Lien Representative” means, (i) the initial Second Lien Term Facility Agent if only Second Lien Term Loan Obligations are outstanding, (ii) the initial Second Lien Notes Agent if only Second Lien Notes Obligations are outstanding or (iii) if there are (A) Second Lien Term Loan Obligations and Second Lien Notes Obligations outstanding, (B) two or more tranches of Second Lien Term Loan Obligations outstanding or (C) two or more tranches of Second Lien Notes Obligations outstanding that are each secured by separate Liens on the Collateral, the Second Lien Agent that is designated as the “Designated Shared Second Lien Representative” for the purposes of this Agreement pursuant to the terms of the pari passu lien intercreditor agreement or agreements that govern such tranches of Second Lien Shared Obligations.

“Discharge of Senior Secured Debt Obligations” means, with respect to any particular Senior Secured Obligations, the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute such Senior Secured Obligations;

(b) payment in full in cash of the principal of and interest and premium (if any) on all such Senior Secured Obligations (other than any undrawn letters of credit or Other Secured Obligations);

(c) termination, expiration, cash collateralization or other credit support, including by backstopping with other letters of credit (at the lower of (i) 105% of the aggregate undrawn amount, and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Senior Documents), or other arrangements reasonably satisfactory to the relevant issuing bank shall have been made, in each case with respect to all outstanding letters of credit constituting such Senior Secured Obligations;

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(d) termination or expiration of all Other Secured Obligations whether as defined in the Term Facility Credit Agreement or the Revolving Facility Credit Agreement, the Obligations under which would constitute such Senior Secured Obligations, or arrangements with respect thereto reasonably satisfactory to the applicable Other Secured Parties (as defined in the Term Facility Credit Agreement or the Revolving Facility Credit Agreement, as applicable) having been made; and

(e) payment in full in cash of all other such Senior Secured Obligations that are outstanding and unpaid at the time the other events described in clauses (a) through (d) above occur (other than any letters of credit or Other Secured Obligations described in clauses (c) and (d) above, or contingent indemnification obligations which are not then due and payable; provided that in the case of any such contingent indemnification obligations as to which the applicable Representative or any applicable Secured Party has made a claim which has not been satisfied, such obligations have been cash collateralized in an amount sufficient in the reasonable judgment of such Representative or Secured Party to satisfy such claim); provided that the Discharge of Senior Secured Debt Obligations shall not be deemed to have occurred in connection with a Replacement as contemplated by, and in compliance with, Section 2.10.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Event of Default” means an “Event of Default” under and as defined in the Revolving Facility Credit Agreement, the Term Facility Credit Agreement or any Future Term Facility Credit Agreement, as the context may require.

“Excluded Assets” has the meaning set forth in the Revolving Facility Secured Documents or the Term Facility Secured Documents, as the context may require.

“Existing ABL Intercreditor Agreement” means the Amended and Restated Term Loan / Revolving Facility Lien Subordination and Intercreditor Agreement dated as of July 22, 2015, among Citibank, N.A., as administrative agent for the Revolving Facility Secured Parties referred to therein, Citibank, N.A., as administrative agent for the Term Facility Secured Parties referred to therein, Holdings, the Borrowers, the Subsidiary Guarantors named therein (as amended, supplemented or otherwise modified prior to the date hereof).

“First Lien Notes Agent” means, collectively, (a) the Original Notes Agent, (b) the collateral agent for any Future Senior Notes Indebtedness, and, (c) from and after the date of execution and delivery of a Notes Substitute Indenture in respect of Future Senior Notes Indebtedness, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

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“First Lien Notes Obligations” means (a) the “Obligations” as such term is defined in the Notes Indenture, and (b) the principal amount of all Future Senior Term Indebtedness plus any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Notes Debt Documents related to such Future Senior Term Indebtedness, including all fees and expenses of the collateral agent for any Future Senior Term Indebtedness plus all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Notes Debt Documents to the extent that the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“First Lien Shared Obligations” means, collectively, the First Lien Term Loan Obligations and the First Lien Notes Obligations.

“First Lien Term Facility Agent” means, collectively, (a) the Original Term Facility Agent, (b) the collateral agent for any Future Senior Term Indebtedness, and, (c) from and after the date of execution and delivery of a Term Substitute Facility in respect of Future Senior Term Indebtedness, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“First Lien Term Loan Obligations” means (a) the “Obligations” as such term is defined in the Term Facility Credit Agreement, and (b) the principal amount of all Future Senior Term Indebtedness plus any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Term Facility Debt Documents related to such Future Senior Term Indebtedness, including all fees and expenses of the collateral agent for any Future Senior Term Indebtedness plus all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Term Facility Debt Document to the extent that the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Future Indenture” means any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument that is entered into by a Loan Party under which Future Secured Indebtedness is issued or incurred, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Notes Substitute Indenture.

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“Future Second Lien Notes Indebtedness” means Future Secured Indebtedness that is to be secured by Liens on Collateral that are junior in priority to the Liens on such Collateral that secure the First Lien Shared Obligations and is so designated by the Borrowers at the time of incurrence thereof as Future Second Lien Notes Indebtedness hereunder; provided that such indebtedness is incurred, and the Liens securing such Future Secured Indebtedness are granted, in compliance with the Revolving Facility Credit Agreement, the Term Facility Credit Agreement, the Notes Indenture, any Future Indenture and any Future Term Facility Credit Agreement as in effect at the time of such incurrence and grant.

“Future Second Lien Term Indebtedness” means Future Secured Indebtedness that is to be secured by Liens on Collateral that are junior in priority to the Liens on such Collateral that secure the First Lien Shared Obligations and is so designated by the Borrowers at the time of incurrence thereof as Future Second Lien Term Indebtedness hereunder; provided that such indebtedness is incurred, and the Liens securing such Future Secured Indebtedness are granted, in compliance with the Revolving Facility Credit Agreement, the Term Facility Credit Agreement, the Notes Indenture, any Future Indenture and any Future Term Facility Credit Agreement as in effect at the time of such incurrence and grant.

“Future Secured Indebtedness” means Indebtedness or Obligations (other than (i) First Lien Term Loan Obligations contemplated by clause (a) of the definition of “First Lien Term Loan Obligations”, (ii) First Lien Notes Obligations contemplated by clause (a) of the definition of “First Lien Notes Obligations”, and (iii) Revolving Facility Obligations) of Holdings and its Subsidiaries that is to be secured by Liens on Collateral.

“Future Senior Notes Indebtedness” means Future Secured Indebtedness that is to be equally and ratably secured by Liens on Collateral with the First Lien Shared Obligations and is so designated by the Borrowers at the time of incurrence thereof as Future Senior Notes Indebtedness hereunder; provided that such Indebtedness is incurred, and the Liens securing such Future Secured Indebtedness are granted, in compliance with the Revolving Facility Credit Agreement, the Term Facility Credit Agreement, the Senior Secured Notes Indenture, any Future Indenture and any Future Term Facility Credit Agreement as in effect at the time of such incurrence and grant.

“Future Senior Term Indebtedness” means Future Secured Indebtedness that is to be equally and ratably secured by Liens on Collateral with the First Lien Shared Obligations and is so designated by the Borrowers at the time of incurrence thereof as Future Senior Term Indebtedness hereunder; provided that such Indebtedness is incurred, and the Liens securing such Future Secured Indebtedness are granted, in compliance with the Revolving Facility Credit Agreement, the Term Facility Credit Agreement, the Senior Secured Notes Indenture, any Future Indenture and any Future Term Facility Credit Agreement as in effect at the time of such incurrence and grant.

“Future Term Facility Credit Agreement” means any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument that is entered into by a Loan Party under which Future Secured Indebtedness is issued or incurred, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Term Substitute Facility.

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“Grantor” means each Loan Party that shall have granted any Lien in favor of the Revolving Facility Agent, the Notes Agents and the Term Facility Agents on any of its assets or properties to secure any of the Revolving Facility Obligations or the Shared Obligations.

“HMCo” has the meaning set forth in the preamble hereto.

“HMHP” has the meaning set forth in the preamble hereto.

“Holdings” has the meaning set forth in the preamble hereto.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against Holdings or any other Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Holdings or any other Grantor, any receivership or assignment for the benefit of creditors relating to Holdings or any other Grantor or any similar case or proceeding relative to Holdings or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Holdings or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, in each case to the extent not permitted under the Senior Documents;

(c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to Holdings or any other Grantor or any of its assets; or

(d) any other proceeding of any type or nature in which substantially all claims of creditors of Holdings or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Judgment Currency” has the meaning set forth in Section 7.14.

“Junior Documents” means (a) in respect of the Shared First Lien Collateral, the Revolving Facility Debt Documents and (b) in respect of the Revolving Facility First Lien Collateral, the Shared Obligations Debt Documents.

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“Junior Liens” means (a) in respect of the Revolving Facility First Lien Collateral, the Shared Liens on such Collateral, and (b) in respect of the Shared First Lien Collateral, the Revolving Facility Liens on such Collateral.

“Junior Representative” means (a) with respect to the Shared First Lien Collateral, the Revolving Facility Agent, and (b) with respect to the Revolving Facility First Lien Collateral, (i) until the Discharge of Senior Secured Debt Obligations has occurred with respect to the First Lien Shared Obligations, the Designated Shared First Lien Representative, and (ii) thereafter, until the Discharge of Senior Secured Debt Obligations has occurred with respect to the Second Lien Shared Obligations, the Designated Shared Second Lien Representative.

“Junior Secured Obligations” means (a) with respect to the Shared Obligations (to the extent such Obligations are secured, or intended to be secured, by the Shared First Lien Collateral), the Revolving Facility Obligations and (b) with respect to Revolving Facility Obligations (to the extent such Obligations are secured, or intended to be secured, by the Revolving Facility First Lien Collateral), the Shared Obligations.

“Junior Secured Obligations Collateral” means the Collateral in respect of which the Junior Representative (on behalf of itself and the Junior Secured Obligations Secured Parties) holds a Junior Lien.

“Junior Secured Obligations Secured Parties” means (a) with respect to the Shared First Lien Collateral, the Revolving Facility Secured Parties and (b) with respect to the Revolving Facility First Lien Collateral, the Shared Obligations Secured Parties.

“Junior Secured Obligations Security Documents” means (a) with respect to the Revolving Facility First Lien Collateral, the Shared Obligations Security Documents, and (b) with respect to the Shared First Lien Collateral, the Revolving Facility Security Documents.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit B.

“Loan Parties” has the meaning assigned to such term in the preamble hereto.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

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“Notes Agent” means, collectively, the First Lien Notes Agent and the Second Lien Notes Agent.

“Notes Debt Documents” means the Notes Indenture, the Future Indenture, the Shared Obligations Security Documents, the other “Security Documents” (as defined in the Notes Indenture) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Future Indenture or Notes Substitute Indenture.

“Notes Indenture” means the indenture dated November 22, 2019 as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time (including without limitation to add new series of notes thereunder or increase the amount of notes thereunder) and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Notes Substitute Indenture.

“Notes Obligations” means, collectively, the First Lien Notes Obligations and the Second Lien Notes Obligations.

“Notes Secured Parties” means, at any time, the Notes Agent, the Notes Trustee, each noteholder under the Notes Indenture, the Other Secured Parties (as defined under the Notes Indenture), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Notes Debt Document, and each other holder of, or obligee in respect of, any Notes Obligations (including pursuant to a Notes Substitute Indenture), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Notes Debt Document outstanding at such time.

“Notes Security Documents” means the “Security Documents” as referred to in the Notes Security Documents, each agreement listed in part B of Exhibit C hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes or any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Notes Obligations (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Notes Substitute Indenture), together with an intercreditor agreements that govern the Liens of the Notes Secured Parties on the Collateral.

“Notes Substitute Indenture” means any facility with respect to which the requirements contained in Section 2.10 of this Agreement have been satisfied and that Replaces the Notes Indenture then in existence. For the avoidance of doubt, no Notes Substitute Indenture shall be required to be an indenture and may be indebtedness evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Notes Obligations Lien securing such Notes Substitute Indenture shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

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“Notes Trustee” means U.S. Bank National Association, solely in its capacity as Trustee under the Notes Indenture, and its successors in such capacity, and any agent, trustee or other representative representing holders or lenders under any Notes Substitute Indenture.

“Obligations” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of the Grantors under the Secured Documents include (a) the obligation to pay principal, interest, (if applicable) letter of credit commissions, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by any Grantor under any Secured Document and (b) the obligation of any Grantor to reimburse any amount in respect of any of the foregoing that any Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Grantor.

“Officer” means, with respect to any Person, the chief executive officer, president, any executive vice president, chief financial officer, principal accounting officer, controller, chief restructuring officer or treasurer of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Holdings, and not in an individual capacity, by at least two Officers of Holdings, one of whom must be the chief executive officer, the chief financial officer, the treasurer or the principal accounting officer of Holdings.

“Original Notes Agent” has the meaning assigned to that term in the preamble hereto.

“Original Revolving Facility Agent” has the meaning assigned to that term in the preamble hereto.

“Original Term Facility Agent” has the meaning assigned to that term in the preamble hereto.

“Other Secured Obligations” has the meaning set forth in the Term Facility Credit Agreement or the Revolving Facility Credit Agreement, as the context may require.

“Pari Passu Intercreditor Agreement” shall mean that certain Pari Passu Intercreditor Agreement, dated as of the date hereof, among the Company, the other Grantors party thereto and each Shared Obligations Agent.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.

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“Publishers” has the meaning assigned to such term in the preamble hereto.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by Holdings or any other Grantor in any real property.

“Replaces” means, (a) in respect of any agreement with reference to the Revolving Facility Credit Agreement or the Revolving Facility Obligations or any Revolving Substitute Facility, that such agreement refunds, refinances or replaces the Revolving Facility Credit Agreement or such Revolving Substitute Facility in whole (in a transaction that is in compliance with Section 2.10) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Revolving Facility Credit Agreement or such Revolving Substitute Facility, in part, (b) in respect of any agreement with reference to the Term Facility Credit Agreement, any Future Term Facility Credit Agreement, the Term Facility Obligations or any Term Substitute Facility, that such agreement refunds, refinances or replaces the Term Facility Credit Agreement, such Future Term Facility Credit Agreement or such Term Substitute Facility in whole (in a transaction that is in compliance with Section 2.10) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Term Facility Credit Agreement, such Future Term Facility Credit Agreement or such Term Substitute Facility, in part and (c) in respect of any agreement with reference to the Notes Indenture, any Future Indenture, the Notes Obligations or any Notes Substitute Indenture, that such agreement refunds, refinances or replaces the Notes Indenture, such Future Indenture or such Notes Substitute Indenture in whole (in a transaction that is in compliance with Section 2.10) and that all obligations thereunder are terminated, or, to the extent permitted by the terms of the Notes Indenture, such Future Notes Indenture or such Notes Substitute Indenture, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Representative” means (a) in the case of any Term Facility Obligations, the Term Facility Agents, (b) in the case of any Revolving Facility Obligations, the Revolving Facility Agent, and (c) in the case of any Notes Obligations, the Notes Agents.

“Restricted Subsidiary” shall have the meaning assigned to such term in the Revolving Facility Credit Agreement.

“Revolving Facility Administrative Agent” means Citibank, N.A., in its capacity as administrative agent under the Revolving Facility Credit Agreement, and its successors in such capacity, and any agent, trustee or other representative representing holders or lenders under any Revolving Substitute Facility.

“Revolving Facility Agent” means the Original Revolving Facility Agent, and, from and after the date of execution and delivery of a Revolving Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

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“Revolving Facility Collateral” means all assets and properties subject to Liens created by the Revolving Facility Security Documents to secure the Revolving Facility Obligations.

“Revolving Facility Credit Agreement” means the Second Amended and Restated Revolving Credit Agreement, dated as of November 22, 2019, among Holdings, the Borrowers, the Subsidiary Guarantors named therein, the Revolving Facility Administrative Agent, the Revolving Facility Agent, the lenders party thereto from time to time and the other agents named therein, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Revolving Substitute Facility.

“Revolving Facility Debt Documents” means the Revolving Facility Credit Agreement, the Revolving Facility Security Documents, the other “Loan Documents” (as defined in the Revolving Facility Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Revolving Substitute Facility.

“Revolving Facility First Lien Collateral” means all present and future right, title and interest of Holdings and the other Grantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(a) accounts and payment intangibles, including tax refunds, but excluding payment intangibles that constitute identifiable proceeds of Shared First Lien Collateral;

(b) inventory and indebtedness owed to Holdings or any of its Restricted Subsidiaries that arises from cash advances to enable the obligor thereof to acquire inventory;

(c) deposit accounts, commodity accounts, securities accounts and lock-boxes, including all money and certificated securities, uncertificated securities (other than as each may relate to Equity Interests of Holdings or the other Grantors), securities entitlements and investment property credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any deposit account, commodity account or securities account), instruments, including intercompany notes, chattel paper and all cash and cash equivalents, including cash and cash equivalents securing reimbursement obligations in respect of letters of credit or other Revolving Facility Obligations, but excluding the Shared First Lien Account;

(d) general intangibles pertaining to the other items of property included within clauses (a), (b), (c), (e) and (f) of this definition;

(e) books and records, supporting obligations, documents and related letters of credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

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(f) all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;

provided that notwithstanding the above, the Revolving Facility First Lien Collateral shall not include any Excluded Assets. Nothing in this definition shall supersede or override, as against Holdings or the other Grantors, the description of such Revolving Facility First Lien Collateral as granted under the Revolving Facility Security Documents.

“Revolving Facility Liens” means Liens on the Revolving Facility Collateral created under the Revolving Facility Security Documents to secure the Revolving Facility Obligations (including Liens on such Collateral under the security documents associated with any Revolving Substitute Facility).

“Revolving Facility Obligations” means the “Obligations” as such term is defined in the Revolving Facility Credit Agreement.

“Revolving Facility Secured Parties” means, at any time, the Revolving Facility Agent, the Revolving Facility Administrative Agent, each lender or issuing bank under the Revolving Facility Credit Agreement, the Other Secured Parties (as defined under the Revolving Facility Credit Agreement), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Revolving Facility Debt Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Revolving Facility Debt Document and each other holder of, or obligee in respect of, any Revolving Facility Obligations (including pursuant to a Revolving Substitute Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Revolving Facility Debt Document outstanding at such time.

“Revolving Facility Security Documents” means the “Security Documents” as referred to in the Revolving Facility Credit Agreement, each agreement listed in part A of Exhibit C hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes or any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Revolving Facility Obligations (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Revolving Substitute Facility).

“Revolving Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10 of this Agreement have been satisfied and that Replaces the Revolving Facility Credit Agreement then in existence. For the avoidance of doubt, no Revolving Substitute Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Revolving Facility Lien securing such Revolving Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

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“Second Lien Agents” means, collectively, the Second Lien Notes Agent and the Second Lien Term Facility Agent.

“Second Lien Notes Agent” means, collectively, (a) the collateral agent for any Future Second Lien Notes Indebtedness, and (b) from and after the date of execution and delivery of a Notes Substitute Indenture that constitutes Future Second Lien Notes Indebtedness, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Second Lien Notes Obligations” means the principal amount of all Future Second Lien Indebtedness plus any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Notes Debt Documents related to such Future Second Lien Term Indebtedness, including all fees and expenses of the collateral agent for any Future Second Lien Term Indebtedness plus all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Notes Debt Documents to the extent that the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Second Lien Shared Obligations” means collectively, the Second Lien Term Loan Obligations and the Second Lien Notes Obligations.

“Second Lien Term Facility Agent” means, collectively, (a) the collateral agent for any Future Second Lien Term Indebtedness, and (b) from and after the date of execution and delivery of a Term Substitute Facility that constitutes Future Second Lien Term Indebtedness, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Second Lien Term Loan Obligations” means the principal amount of all Future Second Lien Term Indebtedness plus any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Term Facility Debt Documents related to such Future Second Lien Term Indebtedness, including all fees and expenses of the collateral agent for any Future Second Lien Term Indebtedness plus all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Term Facility Debt Document to the extent that the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

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“Secured Parties” means the Revolving Facility Secured Parties, the Notes Secured Parties and the Term Facility Secured Parties.

“Secured Documents” means the Revolving Facility Debt Documents, the Notes Debt Documents and the Term Facility Debt Documents.

“Security Documents” means the Revolving Facility Security Documents, the Term Facility Security Documents and the Notes Security Documents.

“Senior Documents” means (a) in respect of the Shared First Lien Collateral, the Shared Obligations Debt Documents, and (b) in respect of the Revolving Facility First Lien Collateral, the Revolving Facility Debt Documents.

“Senior Liens” means (a) in respect of the Revolving Facility First Lien Collateral, the Revolving Facility Liens on such Collateral, and (b) in respect of the Shared First Lien Collateral, the Shared Liens on such Collateral.

“Senior Representative” means (a) with respect to the Shared First Lien Collateral, (i) until the Discharge of Senior Secured Debt Obligations has occurred with respect to First Lien Shared Obligations, the Shared Obligations Agents, and (ii) thereafter, the Second Lien Agents, as applicable, and (b) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Agent.

“Senior Secured Obligations” means (a) with respect to the Revolving Facility Obligations (to the extent such obligations are secured, or are intended to be secured, by the Shared First Lien Collateral), the Shared Obligations, and (b) with respect to the Shared Obligations (to the extent such obligations are secured, or are intended to be secured, by the Revolving Facility First Lien Collateral), the Revolving Facility Obligations.

“Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and the applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.

“Senior Secured Obligations Secured Parties” means (a) with respect to the Shared First Lien Collateral, the Shared Obligations Secured Parties, and (b) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Secured Parties.

“Senior Secured Obligations Security Documents” means (a) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Security Documents, and (b) with respect to the Shared First Lien Collateral, the Shared Obligations Security Documents.

“Shared Collateral” means all assets and properties subject to Liens created by the Shared Obligations Security Documents to secure the Shared Obligations.

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“Shared First Lien Account” shall mean that certain deposit or securities account of the Loan Parties that (a) is subject to a blocked account agreement in favor of the Designated Shared First Lien Representative (who shall have first priority rights with respect to exercising control over such account), and the Revolving Facility Agent (who shall have second priority rights with respect to exercising control over such account) and (b) contains only identifiable proceeds of any Shared First Lien Collateral (including any proceeds arising from a sale or disposition thereof) and the proceeds of any investment thereof, and other proceeds that may constitute Revolving Facility First Lien Collateral and be required hereunder to be turned over to the Revolving Facility Agent.

“Shared First Lien Collateral” means all present and future right, title and interest of Holdings and the other Grantors, whether now owned or hereafter acquired, existing or arising, and wherever located, in all of the assets and property of any Grantor, whether real, personal or mixed (other than in the Excluded Assets and the Revolving Facility First Lien Collateral), including, without limitation, all: (a) equipment; (b) Real Estate Assets; (c) intellectual property; (d) all general intangibles that do not constitute Revolving Facility First Lien Collateral; (e) documents of title related to equipment; (f) records, supporting obligations and related letters of credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; (g) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing and (h) the Shared First Lien Account, but excluding any identifiable proceeds of Revolving Facility First Lien Collateral deposited therein. Nothing in this definition shall supersede or override, as against Holdings or the other Grantors, the description of such Shared First Lien Collateral as granted under the Shared Obligations Security Documents.

“Shared Liens” means Liens on the Shared Collateral created under the Shared Obligations Security Documents to secure the Shared Obligations (including Liens on such Collateral under the security documents associated with any Term Substitute Facility and/or Notes Substitute Indenture).

“Shared Obligations Agent” means, collectively, the Term Facility Agents and the Notes Agents.

“Shared Obligations” means, collectively, the Term Facility Obligations and the Notes Obligations.

“Shared Obligations Debt Documents” means, collectively, the Term Facility Debt Documents and the Notes Debt Documents.

“Shared Obligations Secured Parties” means, collectively, the Term Facility Secured Parties and the Notes Secured Parties.

“Shared Obligations Security Documents” means, collectively, the Term Facility Security Documents and the Notes Security Documents

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“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Term Facility Administrative Agent” means Citibank, N.A., in its capacity as Administrative Agent under the Term Facility Credit Agreement, and its successors in such capacity, and any agent, trustee or other representative representing holders or lenders under any Term Substitute Facility.

“Term Facility Agent” means, collectively, the First Lien Term Facility Agents and the Second Lien Term Facility Agent.

“Term Facility Credit Agreement” means the Second Amended and Restated Term Loan Credit Agreement dated as of November 22, 2019, among Holdings, the Borrowers, the Subsidiary Guarantors named therein, the Term Facility Administrative Agent, the Term Facility Agent, the lenders party thereto from time to time and the other agents named therein, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Term Substitute Facility.

“Term Facility Debt Documents” means the Term Facility Credit Agreement, the Future Term Facility Credit Agreements, the Shared Obligations Security Documents, the other “Loan Documents” (as defined in the Term Facility Credit Agreement) and all other loan documents, notes, guarantees, instruments, security documents and other agreements governing or evidencing, or executed or delivered in connection with, any Future Term Facility Credit Agreement or Term Substitute Facility.

“Term Facility Obligations” means, collectively, the First Lien Term Loan Obligations and the Second Lien Term Loan Obligations.

“Term Facility Secured Parties” means, at any time, the Term Facility Agents, the Term Facility Administrative Agent, each lender or issuing bank under the Term Facility Credit Agreement, each Other Secured Party (as defined under the Term Facility Credit Agreement), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Term Facility Debt Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Term Facility Debt Document and each other holder of, or obligee in respect of, any Term Facility Obligations (including pursuant to any Term Substitute Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Term Facility Debt Document outstanding at such time.

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“Term Facility Security Documents” means the “Security Documents” as referred to in the Term Facility Security Documents, each agreement listed in part B of Exhibit C hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes or any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Term Facility Obligations (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Term Substitute Facility), together with an intercreditor agreements that govern the Liens of the Term Facility Secured Parties on the Collateral.

“Term Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10 of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Revolving Facility Debt Documents and the Term Facility Debt Documents, the proceeds of which are used to, among other things, Replace the Term Facility Credit Agreement or any Future Term Facility Credit Agreement then in existence. For the avoidance of doubt, no Term Substitute Facility shall be required to be a term loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Shared Lien securing such Term Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof).

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01. Subordination of Junior Liens. (a) The grant of the Revolving Facility Liens pursuant to the Revolving Facility Security Documents and the grant of the Shared Obligations Liens pursuant to the Shared Obligations Security Documents create separate and distinct Liens on the Collateral.

(b) All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Revolving Facility Debt Documents, the Term Facility Debt Documents, the Notes Debt Documents or any other agreement or instrument or operation of law to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and Senior Liens or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing.

(c) It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may be increased from time to time pursuant to the terms of the Senior Documents, (ii) a portion of the Senior Secured Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may be increased,

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extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the Revolving Facility Secured Parties, the Notes Secured Parties and the Term Facility Secured Parties.

(d) The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02. No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens. Subject to Sections 2.04 and 2.13, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power (including any right of setoff or rights under any account agreement, landlord waiver, bailee letter or collateral access agreement) with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise until the associated Discharge of Senior Secured Debt Obligations, it being agreed that only the Designated Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies prior to the associated Discharge of Senior Secured Debt Obligations. Notwithstanding the foregoing, any Junior Representative may, subject to Section 2.05, (i) take all such actions as it shall deem necessary to perfect or continue the perfection of its Junior Liens, (ii) take all such actions as it shall deem necessary to create, preserve or protect (but not enforce) the Junior Liens on any Collateral, (iii) in any Insolvency or Liquidation Proceeding commenced by or against any Borrower or any other Grantor, file a proof of claim or statement of interest with respect to the Junior Secured Obligations and vote on any plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation) to the extent such vote is not in violation of the terms of this Agreement, (iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Obligations Secured Parties, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (v) exercise the rights available to a holder of unsecured claims in accordance with Section 2.13, (vi) file any proof of claim, make other filings and make any arguments and motions in order to preserve or protect its Liens on the Collateral that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Secured Obligations and the Collateral and/or (vii) present a cash bid at any Section 363 hearing or with respect to any other Collateral disposition.

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SECTION 2.03. No Duties of Senior Representative. Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Junior Representative any remaining Collateral that constitutes Junior Secured Obligations Collateral and any proceeds of the sale or other disposition of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following the associated Discharge of Senior Secured Debt Obligations, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the associated Discharge of Senior Secured Debt Obligations secured by any Collateral on which such Junior Secured Obligations Secured Party holds a Junior Lien, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral, as provided herein and in the Senior Secured Obligations Security Documents, without regard, except to account for excess proceeds as provided above, to any Junior Lien or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation. Following the associated Discharge of Senior Secured Debt Obligations, the Junior Secured Obligations Secured Parties may, subject to any other agreements binding on such Junior Secured Obligations Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Junior Secured Obligations Secured Parties. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations.

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SECTION 2.04. No Interference; Payment Over; Reinstatement. (a) Each Junior Secured Obligations Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party shall be liable to any Junior Secured Obligations Secured Party for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii)it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(b) The Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that until the associated Discharge of Senior Secured Debt Obligations, if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to remedies taken under any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the associated Discharge of Senior Secured Debt Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the applicable Senior Secured Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Designated Senior Representative reasonably promptly after obtaining actual knowledge or notice from the Senior Secured Obligations Secured Parties that it has possession of such Senior Secured Obligations Collateral or proceeds or payments in respect thereof. Each Junior Secured Obligations Secured Party agrees that if, at any time, it obtains actual knowledge or receives notice that all or part of any payment

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with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Obligations Secured Party shall promptly pay over to the Designated Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Designated Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations. All Junior Liens will remain attached to and enforceable against all proceeds so held or remitted. Anything contained herein to the contrary notwithstanding, this Section 2.04(b) shall not apply to any proceeds of Senior Secured Obligations Collateral realized in a transaction not prohibited by the Senior Documents and as to which the possession or receipt thereof by the Junior Representative or other Junior Secured Obligations Secured Party is otherwise permitted by the Senior Documents.

SECTION 2.05. Release of Liens; Automatic Release of Junior Liens. (a) The Junior Representative and each other Junior Secured Obligations Secured Party agree that (i) in the event the Senior Secured Obligations Secured Parties release their Lien on any Senior Secured Obligations Collateral subject to any Junior Lien pursuant to the terms contained in this Agreement (other than a release in connection with a sale, transfer or other disposition of Senior Secured Obligations Collateral, which shall be governed by clause (a)(ii) below), such Junior Lien on such Collateral shall terminate and be released automatically and without further action unless, at the time of such release by the Senior Secured Obligations Secured Parties, an Event of Default shall then have occurred and be continuing under the Junior Documents (provided that any Junior Lien that would have otherwise been released and terminated pursuant to this clause (a)(i) in the absence of such an Event of Default under the Junior Documents shall terminate and be released automatically and without further action when such Event of Default (and all other Events of Default under the Junior Documents) cease to exist); and (ii) in the event of a sale, transfer or other disposition of Senior Secured Obligations Collateral subject to any Junior Lien (regardless of whether or not an Event of Default has occurred and is continuing under the Junior Documents at the time of such sale, transfer or other disposition), such Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Junior Documents or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Senior Secured Obligations Collateral; provided that such Junior Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a)(ii) that remain after the associated Discharge of Senior Secured Debt Obligations. In addition, for the avoidance of doubt, the Junior Representative and each Junior Secured Obligations Secured Party agree that, with respect to any property or assets that would otherwise constitute Senior Secured Obligations Collateral, the requirement that a Junior Lien attach to, or be perfected with respect to, such property or assets shall be waived automatically and without further action so long as the requirement that a Senior Lien attach to, or be perfected with respect to, such property or assets is waived by the Senior Secured Obligations Secured Parties (or the Senior Representative) in accordance with the Senior Documents and so long as no Event of Default under the Junior Documents

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shall have occurred, be continuing or would result therefrom at such time. Notwithstanding the foregoing, in the event of release of Liens by the Senior Secured Obligations Secured Parties on all or substantially all of the Senior Secured Obligations Collateral (other than when such release occurs in connection with the Senior Secured Obligations Secured Parties’ foreclosure upon or other exercise of rights and remedies with respect to such Collateral), no release of the Junior Lien on such Senior Secured Obligations Collateral under this Section 2.05 shall be made (it being understood that this Section 2.05 shall not affect any other obligation of the Junior Secured Obligations Secured Parties to any other Person, including a Loan Party, to release Liens pursuant to the Junior Documents or the Junior Secured Obligations Security Documents or otherwise) unless (A) consent to the release of such Junior Liens has been given by the requisite percentage or number of the Junior Secured Obligations Secured Parties at the time outstanding as provided for in the applicable Junior Documents and (B) Holdings has delivered an Officers’ Certificate to the Revolving Facility Agent and the Shared Obligations Agents certifying that all such consents have been obtained.

(b) The Revolving Facility Agent and the Shared Obligations Agents agree for the benefit of Holdings and the other Grantors that, with respect to the release of any Collateral, if the Revolving Facility Agent or the Designated Shared First Lien Representative, as applicable, at any time receives:

(i) an Officers’ Certificate stating that (A) the signing officers have read this Section 2.05(b) and understand the provisions and the definitions relating hereto, (B) such officers have made such examination or investigation as is necessary to enable such Persons to express an informed opinion as to whether or not the conditions precedent in this Section 2.05(b) and all other Secured Documents, if any, relating to the release of such Collateral have been (or will be substantially simultaneously with the delivery of such certificate) complied with and (C) in the opinion of such officers, such conditions precedent, if any, have (or will be substantially simultaneously with the delivery of such certificate) been complied with;

(ii) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(iii) prior to the associated Discharge of Senior Secured Debt Obligations, the written confirmation of the Designated Senior Representative (or, at any time after the associated Discharge of Senior Secured Debt Obligations, the Designated Junior Representative) (such confirmation to be given following receipt of, and based solely on, the Officers’ Certificate described in clause (i) above) that, in its view, such release is permitted by Section 2.05(a) and the respective Secured Documents governing the Revolving Facility Obligations or the applicable Shared Obligations, as applicable, the holders of which such Representative represents;

then the Revolving Facility Agent or the Designated Shared First Lien Representative, as applicable, will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to Holdings or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the second business day after the date of receipt of the items required by this Section 2.05(b) by the applicable Representative.

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(c) The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Designated Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section 2.05.

SECTION 2.06. Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against Holdings or any Restricted Subsidiaries.

(b) Other than with respect to the Chapter 11 Cases (as defined in the Revolving Facility Credit Agreement), if Holdings or any of its Restricted Subsidiaries shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Senior Secured Obligations Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral or (ii) such DIP Financing Liens are neither senior to, nor rank pari passu with, the Senior Liens upon any property of the estate in such Insolvency or Liquidation Proceeding. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Senior Liens, the Junior Representative will, for itself and on behalf of the other Junior Secured Obligations Secured Parties, subordinate the Junior Liens on the Senior Secured Obligations Collateral to the Senior Liens and the DIP Financing Liens, so long as the Junior Secured Obligations Secured Parties retain Liens on all the Junior Secured Obligations Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Senior Secured Obligations Collateral as existed prior to the commencement of the case under the Bankruptcy Code.

(c) Each Junior Secured Obligations Secured Party agrees that it will not object to or oppose a sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, shall have consented to such sale or disposition of such Senior Secured Obligations Collateral and all Senior Liens and Junior Liens will attach to the proceeds of the sale.

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(d) The holders of Junior Secured Obligations and the Junior Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, and will not object to or contest (i) any request by the Senior Representative or the holders of Senior Secured Obligations for adequate protection or (ii) any objection by the Senior Representative or the holders of Senior Secured Obligations to any motion, relief, action or proceeding based on the Senior Representative or holders of the Senior Secured Obligations claiming a lack of adequate protection, except that the holders of Junior Secured Obligations and the Junior Representative may:

(i) freely seek and obtain relief granting a Junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Senior Secured Obligations;

(ii) freely vote on any plan of reorganization or similar dispositive restructuring plan; and

(iii) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the associated Discharge of Senior Secured Debt Obligations.

(e) Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

SECTION 2.07. Reinstatement. In the event that any of the Senior Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Secured Obligations shall again have been paid in full in cash. In the event that any of the Junior Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Junior Secured Obligations shall again have been paid in full in cash.

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SECTION 2.08. Entry Upon Premises by the Revolving Facility Agent and the Revolving Facility Secured Parties. (a) If the Revolving Facility Agent takes any enforcement action with respect to the Revolving Facility First Lien Collateral, the Shared Obligations Secured Parties (i) shall reasonably cooperate with the Revolving Facility Agent (at the sole cost and expense of the Revolving Facility Agent (it being understood nothing in this Section 2.08 affects any Grantor’s reimbursement or indemnity obligations under any Secured Document) and subject to the condition that the Shared Obligations Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Shared Obligations Secured Parties) in its efforts to enforce its security interest in the Revolving Facility First Lien Collateral and to finish any work-in-process and assemble the Revolving Facility First Lien Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect the Revolving Facility Agent from enforcing its security interest in the Revolving Facility First Lien Collateral or from finishing any work-in-process or assembling the Revolving Facility First Lien Collateral, and (iii) subject to the rights of any landlords under real estate leases, shall permit the Revolving Facility Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the Revolving Facility Secured Parties (it being understood nothing in this Section 2.08 affects any Grantor’s reimbursement or indemnity obligations under any Secured Document) and upon reasonable advance notice, to enter upon and use the Shared First Lien Collateral (including (A) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) intellectual property (in connection with which the Shared Obligations Agents and the Shared Obligations Secured Parties shall grant a nonexclusive right to use and license and sublicense Shared Collateral consisting of intellectual property to enable the Revolving Facility Agent to assemble, prepare for sale, advertise, market and dispose of the Revolving Facility Collateral, it being understood that such right will not impose additional obligations on the Grantors, and will be solely as between the relevant creditors)), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (1) assembling and storing the Revolving Facility First Lien Collateral and completing the processing of and turning into finished goods of any Revolving Facility First Lien Collateral consisting of work-in-process, (2) selling any or all of the Revolving Facility First Lien Collateral located on such Shared First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (3) removing any or all of the Revolving Facility First Lien Collateral located on such Shared First Lien Collateral, or (4) taking reasonable actions to protect, secure and otherwise enforce the rights of the Revolving Facility Secured Parties in and to the Revolving Facility First Lien Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Shared Obligations Agents from selling, assigning or otherwise transferring any Shared First Lien Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section. If any stay or other order prohibiting the exercise of remedies with respect to the Revolving Facility First Lien Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the Revolving Facility Agent conducts a public auction or private sale of the Revolving Facility First Lien Collateral at any of the real property included within the Shared First Lien Collateral, the Revolving Facility Agent shall provide the Shared Obligations Agents with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Shared Obligations Agents’ use of such real property.

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(b) During the period of actual occupation, use or control by the Revolving Facility Secured Parties or their agents or representatives of any Shared First Lien Collateral, the Revolving Facility Secured Parties shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, and (ii) be obligated to repair at their expense any physical damage to such Shared First Lien Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Shared First Lien Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The Revolving Facility Secured Parties jointly and severally agree to pay, indemnify and hold the Shared Obligations Agents and their officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including legal fees and expenses, resulting from the negligence or willful misconduct of the Revolving Facility Agent or any of its agents, representatives or invitees in its or their operation of such facilities. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Shared First Lien Collateral, the Revolving Facility Agent requires the services of any employees of Holdings or any of their Subsidiaries, the Revolving Facility Agent shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that the Revolving Facility Agent requires their services. Notwithstanding the foregoing, in no event shall the Revolving Facility Secured Parties have any liability to the Shared Obligations Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Shared First Lien Collateral existing prior to the date of the exercise by the Revolving Facility Secured Parties of their rights under this Section and the Revolving Facility Secured Parties shall have no duty or liability to maintain the Shared First Lien Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Facility Secured Parties, or for any diminution in the value of the Shared First Lien Collateral that results solely from ordinary wear and tear resulting from the use of the Shared First Lien Collateral by the Revolving Facility Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this paragraph, the Revolving Facility Agent, to the extent that rights have been exercised under this Section 2.08 by the Revolving Facility Agent, shall cooperate with the Shared Obligations Secured Parties in connection with any efforts made by the Shared Obligations Secured Parties to sell the Shared First Lien Collateral.

SECTION 2.09. Insurance. Unless and until written notice by the Revolving Facility Agent to the Shared Obligations Agents that the Discharge of Senior Secured Debt Obligations in respect of the Revolving Facility Obligations has occurred, as between the Revolving Facility Agent, on the one hand, and the Shared Obligations Agents, on the other hand, only the Revolving Facility Agent will have the right (subject to the rights of the Grantors under the Revolving Facility Debt Documents and the Shared Obligations Debt Documents) to adjust or settle any insurance policy or claim covering or constituting Revolving Facility First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Revolving Facility First Lien Collateral. Unless and until written notice by the Designated Shared First Lien Representative to the Revolving Facility Agent that the Discharge of

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Senior Secured Debt Obligations in respect of the Shared Obligations has occurred, as between the Revolving Facility Agent, on the one hand, and the Shared Obligations Agents, on the other hand, only the Shared Obligations Agents will have the right (subject to the rights of the Grantors under the Revolving Facility Debt Documents and the Shared Obligations Debt Documents) to adjust or settle any insurance policy covering or constituting Shared First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Shared First Lien Collateral. To the extent that an insured loss covers or constitutes both Revolving Facility First Lien Collateral and Shared First Lien Collateral, then the Revolving Facility Agent and the Shared Obligations Agents will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the Revolving Facility Debt Documents and the Shared Obligations Debt Documents) under the relevant insurance policy.

SECTION 2.10. Refinancings and Additional Secured Debt. The Revolving Facility Obligations and the Shared Obligations may be Replaced, by any Revolving Substitute Facility, Notes Substitute Indenture or Term Substitute Facility, as the case may be, and Future Secured Indebtedness may be incurred by a Loan Party, in each case, without notice to, or the consent of any Secured Party hereunder, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the Designated Shared First Lien Representative and the Revolving Facility Agent shall receive on or prior to incurrence of the Replacement of a Notes Substitute Indenture, Revolving Substitute Facility or Term Substitute Facility or Future Secured Indebtedness, as the case may be (i) an Officers’ Certificate from Holdings stating that (A) the Replacement or such indebtedness is permitted by each other applicable Secured Document to be incurred or to the extent a consent is otherwise required to permit the Replacement or such incurrence of indebtedness under any other Secured Document, Holdings and each other Grantor have obtained the requisite consent and (B) the requirements of Section 2.12 have been (or will be substantially simultaneously with the delivery of such certificate) satisfied, and (ii) a Lien Sharing and Priority Confirmation Joinder from the holders or lenders of such new indebtedness (or an authorized agent, trustee or other representative on their behalf).

Each of the then-exiting Notes Agents, Revolving Facility Agent and Term Facility Agents, as applicable, shall upon receipt of the Officers’ Certificate described in clause (i) above, be authorized to execute and deliver such other documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to such Replacement or incurrence, it being understood that the Notes Agents, the Revolving Facility Agent and the Term Facility Agents, without the consent of any other Secured Party hereunder, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement or incurrence all at the expense of Holdings; provided that in the event that such amendments, supplements, modifications or restatements materially adversely affect the rights of the Grantors under the Secured Documents or imposes material additional obligations or liability on any Grantor or any Subsidiary of Holdings, then the written consent of Holdings will be required prior thereto. Upon the consummation of such Replacement or incurrence and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

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Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Loan Party to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Document.

SECTION 2.11. Amendments to Security Documents. (a) Without the prior written consent of the Designated Senior Representative, no Junior Secured Obligations Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Secured Obligations Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) In the event that the Senior Secured Obligations Secured Parties or the Senior Representative and Holdings or any other Grantors thereunder enters into any amendment, waiver or consent in respect of any of the Senior Secured Obligations Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Secured Obligations Security Document or changing in any manner the rights of the Senior Representative, the Senior Secured Obligations Secured Parties, Holdings or any other Grantor thereunder (including the release of any Liens in Senior Secured Obligations Collateral to the extent permitted by Section 2.05), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Secured Obligations Security Document without the consent of the Junior Representative or any Junior Secured Obligations Secured Party and without any action by the Junior Representative; provided, however, that reasonable prior written notice of such amendment, waiver or consent shall have been given to the Junior Representative by the Senior Representative. The Junior Representative and each Junior Secured Obligations Secured Party agree to take such action and execute such documents as reasonably requested by the Senior Representative or Holdings to carry out the purpose and intent of this Section 2.11(b).

SECTION 2.12. Legends. The Revolving Facility Agent acknowledges with respect to the Revolving Facility Credit Agreement and the Revolving Facility Security Documents, on the one hand, and each Shared Obligations Agent acknowledges with respect to the Notes Indenture, Term Facility Credit Agreement, the applicable Future Term Facility Credit Agreement, the applicable Future Indenture and the Shared Obligations Security Documents, on the other hand, that the Notes Indenture and the applicable Future Indenture, Revolving Facility Credit Agreement, the Term Facility Credit Agreement and the applicable Future Term Facility Credit Agreement, each of the Guarantee and Collateral Agreement (as defined in the Revolving Facility Credit Agreement), the Credit Agreement Security Agreement and the Notes Security Agreement (each as defined in the Pari Passu Intercreditor Agreement) granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

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SECTION 2.13. Junior Secured Obligations Secured Parties Rights as Unsecured Creditors. Notwithstanding the provisions of Sections 2.02, 2.04(a) and 2.06(b), (c) and (d) or otherwise, both before and during an Insolvency or Liquidation Proceeding, any of the Junior Secured Obligations Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against Holdings or any other Grantor in accordance with applicable law; provided, that the Junior Secured Obligations Secured Parties may not take any of the actions prohibited by Section 2.02, clauses (i) through (vii) of Section 2.04(a) or Section 2.06(b), (c) and (d); provided, further, that in the event that any of the Junior Secured Obligations Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Secured Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Obligations) as the other Liens securing the Junior Secured Obligations are subject to this Agreement.

ARTICLE III

Gratuitous Bailment for Perfection of Certain Security Interests; Rights Under Permits and Licenses

SECTION 3.01. General. The Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative will serve as gratuitous bailee and/or agent for the Junior Representative for the sole purpose of perfecting the Junior Lien of the Junior Representative on such Collateral, including by having control of such Junior Secured Obligations Collateral on behalf of the Junior Representative and the other Junior Secured Obligations Secured Parties as contemplated by Section 9-104(5) of the New York UCC. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representative and the other Junior Secured Obligations Secured Parties in connection with any such bailment or agency arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representative or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Representative. Subject to Section 2.07, from and after the associated Discharge of Senior Secured Debt Obligations, the Senior Representative shall take all such actions in its power as shall reasonably be requested by the Junior Representative (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the

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extent the Junior Representative has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Junior Representative (and with respect to any Collateral constituting (i) Revolving Facility First Lien Collateral, to the Designated Shared First Lien Representative for the benefit of all applicable Junior Secured Obligations Secured Parties and (ii) Shared First Lien Collateral, to the Revolving Facility Agent for the benefit of all applicable Junior Secured Obligations Secured Parties).

SECTION 3.02. Deposit Accounts.

(a) The Grantors, to the extent required by the Revolving Facility Credit Agreement, may from time to time establish deposit accounts (the “Deposit Accounts”) with certain depositary banks in which collections from Inventory and Accounts may be deposited. To the extent that any such Deposit Account is under the control of the Revolving Facility Agent at any time, the Revolving Facility Agent will act as gratuitous bailee for the Shared Obligations Agents for the purpose of perfecting the Liens of the Shared Obligations Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Shared Obligations Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 3.02(a)). Unless the Junior Liens on such Revolving Facility First Lien Collateral shall have been or concurrently are released, after the occurrence of Discharge of Senior Secured Debt Obligations, the Revolving Facility Agent shall, at the request of any Shared Obligations Agent, cooperate with the Grantors and the Shared Obligations Agents (at the expense of the Grantors) in permitting control of any other Deposit Accounts to be transferred to the Shared Obligations Agents (or for other arrangements with respect to each such Deposit Accounts reasonably satisfactory to the Shared Obligations Agents to be made).

(b) To the extent that the Shared First Lien Account is under the control of the Designated Shared First Lien Representative at any time, the Designated Shared First Lien Representative will act as gratuitous bailees and/or agents for the Revolving Facility Agent for the purpose of perfecting the Liens of the Revolving Facility Secured Parties in such account and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Revolving Facility Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 3.02(b)), including by having control of such Shared First Lien Account on behalf of the Revolving Facility Agent and the other Revolving Facility Secured Parties as contemplated by Section 9-104(5) of the New York UCC. Unless the Junior Liens on such Shared First Lien Collateral shall have been or concurrently are released, after the occurrence of Discharge of Senior Secured Debt Obligations with respect to the Shared Obligations, the Shared Obligations Agents shall, at the request of the Revolving Facility Agent, cooperate with the Grantors and the Revolving Facility Agent (at the expense of the Grantors) in permitting control of such account to be transferred to the Revolving Facility Agent (or for other arrangements with respect to each such account reasonably satisfactory to the Revolving Facility Agent to be made).

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SECTION 3.03. Rights under Permits and Licenses. Each Shared Obligations Agent agrees that if the Revolving Facility Agent shall require rights available under any permit or license controlled by such Shared Obligations Agent (as certified to the Designated Shared First Lien Representative by the Revolving Facility Agent, upon which the Designated Shared First Lien Representative and each Shared Obligations Agent may rely) in order to realize on any Revolving Facility First Lien Collateral, the Designated Shared First Lien Representative shall (subject to the terms of the the Term Facility Credit Agreement, the Notes Indenture or the applicable Future Term Facility Credit Agreement or Future Indenture, including such Shared Obligations Agent’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Revolving Facility Agent in writing, to make such rights available to the Revolving Facility Agent, subject to the Shared Obligations Liens. The Revolving Facility Agent agrees that if the Designated Shared First Lien Representative or any other Shared Obligations Agent shall require rights available under any permit or license controlled by the Revolving Facility Agent (as certified to the Revolving Facility Agent by the Designated Shared First Lien Representative or such other Shared Obligations Agent, upon which the Revolving Facility Agent may rely) in order to realize on any Shared First Lien Collateral, the Revolving Facility Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Designated Shared First Lien Representative in writing, to make such rights available to the Designated Shared First Lien Representative or such other Shared Obligations Agent, subject to the Revolving Facility Liens.

SECTION 3.04. Grantors’ Actions Regarding Collateral. To the extent any Secured Document requires any Grantor to deliver any certificate, instrument, promissory note, chattel paper, control agreement or proceeds or to take any other action with respect to the perfection of (or the realization of benefits on) the Revolving Facility Liens or the Shared Obligations Liens on any item of Collateral, and to the extent such delivery or other action is of such nature that it may not be made or taken with respect to both the Senior Liens and the Junior Liens concurrently (for example, the granting of exclusive control (as defined in the New York UCC) to one but not both Representatives with respect to bank accounts), such Grantor shall make such delivery or take such other action so required under the applicable Senior Document with respect to such item of Collateral and the Senior Representative shall comply with this Article III and other applicable provisions of this Agreement with respect to such item of Collateral (which delivery or other action by such Grantor will be deemed to satisfy any such requirement under the applicable Junior Documents). To the extent any covenants, representations or warranties set forth in any Secured Document are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, one but not both Representatives by any Grantor, such covenants, representation or warranty shall not be deemed to be untrue or incorrect for purposes of such Secured Document.

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ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such customary method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Holdings. Each Representative may, absent manifest error, rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to Holdings or any of their Subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein or therein).

ARTICLE VI

Representations and Warranties

SECTION 6.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party.

33

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Revolving Facility Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 6.02. Representations and Warranties of Each Representative. Each of the Original Term Facility Agent, the Original Notes Agent and the Revolving Facility Agent represents and warrants to the other parties hereto that it is authorized under the Term Facility Credit Agreement, the Notes Indenture and the Revolving Facility Credit Agreement, as the case may be, to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic transmission, as follows:

(a) if to the Revolving Facility Agent, to it at Citibank, N.A., Citibank, N.A., 1615 Brett Road, New Castle, DE 19720, Attn: ABTF Global Loans , Email: glabfunitloansops@citi.com;

(b) if to the Original Term Facility Agent, to it at Citibank, N.A., Citibank, N.A., 1615 Brett Road, New Castle, DE 19720, Attn: ABTF Global Loans, Email: glabfunitloansops@citi.com;

(c) if to the Original Notes Agent, to it at Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attn: SPAG Administration (e-mail: cts.spag@citi.com; jenny.cheng@citi.com);

(d) if to the Notes Trustee, to it at U.S. Bank National Association, Global Corporate Trust, One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Steven J. Gomes, Email: steven.gomes@usbank.com;

(e) if to Holdings, at: Joseph Abbott, Chief Financial Officer, Houghton Mifflin Harcourt Company, 125 High Street, Boston, MA 02110-2777, (617) 249-1673, Email Joe.Abbott@hmhco.com, with copies to William Bayers, Executive Vice-President & General Counsel, Houghton Mifflin Harcourt Company, 125 High Street, Boston, MA 02110-2777, Tel: (617) 351-5125, Fax: (617) 249-2118, Email Bill.Bayers@hmhco.com, Joseph Flaherty, Senior Vice-President & Treasurer, Houghton Mifflin Harcourt Company, 125 High Street, Boston, MA 02110-2777, Tel: (617) 351-5223, Fax: (617) 351-1104, Email Joe.Flaherty@hmhco.com and David Mills, Assistant Treasurer, Houghton Mifflin Harcourt Company, 125 High Street, Boston, MA 02110-2777, Tel: (617) 351-3766, Fax: (617) 933-7632, Email David.Mills@hmhco.com; and

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(f) if to any other Grantor, to it in care of Holdings as provided in clause (d) above.

Any party hereto may change its postal address or e-mail address for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to Holdings shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by electronic transmission. As agreed to in writing among Holdings, the Notes Agents, the Term Facility Agents and the Revolving Facility Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and, if such termination, waiver, amendment or modification which by the terms of this Agreement requires a Grantor’s consent, or which adversely affects the rights of the Grantors under the Secured Documents or increases the obligations or reduces the rights of any Grantor or any Subsidiary of Holdings, then the written consent of Holdings will be required prior to such termination, waiver, amendment or modification; provided, however, that an executed copy of any such termination, waiver, amendment or modification shall be provided to Holdings upon the effectiveness thereof; provided, further, however, that this Agreement may be amended from time to time (x) as provided in Section 2.10 and (y) at the sole request and expense of Holdings, and without the consent of either Representative, to add, pursuant to the Intercreditor Agreement Joinder, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso to the preceding sentence shall be submitted to such Representative for its review at least 5 business days prior to the proposed effectiveness of such amendment.

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SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04. Survival of Agreement. This is a continuing agreement of lien subordination and may not be revoked. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, including in any Insolvency or Liquidation Proceeding.

SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York (and to the extent applicable prior to the Exit Facility Conversion Date (as defined in the Revolving Facility Credit Agreement) the Bankruptcy Code).

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

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(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Documents, the Other Secured Agreements, in each case whether as defined in the Notes Indenture, the Term Facility Credit Agreement or the Revolving Facility Credit Agreement, the provisions of this Agreement shall control.

(a) The parties hereto acknowledge, authorize and consent to the entry by each Shared Obligations Agent acting on behalf of the relevant Shared Obligations Secured Parties that are or shall be secured by a Lien on Shared Collateral into the Pari Passu Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Pari Passu Intercreditor Agreement with respect to the Shared Collateral, the provisions of the Pari Passu Intercreditor Agreement shall govern and control.

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SECTION 7.11. Provisions Solely to Define Relative Rights. Except as otherwise provided, the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Facility Secured Parties, on the one hand, and the Shared Obligations Secured Parties, as the case may be, on the other hand. None of Holdings, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.10, 2.11 or Article VII) is intended to or will amend, waive or otherwise modify the provisions of the Revolving Facility Credit Agreement, the Notes Indenture, any Future Indentures, the Term Facility Credit Agreement or any Future Term Facility Credit Agreement), and neither Holdings nor any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, 2.11, Article VI and Article VII). Nothing in this Agreement is intended to or shall impair the obligations of Holdings or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any Shared Obligations Debt Document, the Other Secured Agreements (as defined under the Term Facility Credit Agreement) with respect to any Revolving Facility First Lien Collateral in any manner that would cause a default under any Revolving Facility Debt Document, or (b) pursuant to this Agreement or any Revolving Facility Debt Document or any Other Secured Agreement (as defined in the Revolving Facility Credit Agreement) with respect to any Shared First Lien Collateral in any manner that would cause a default under any Shared Obligations Debt Document.

SECTION 7.12. Certain Terms Concerning Revolving Facility Agent and Shared Obligations Agents. None of the Revolving Facility Agent nor any Shared Obligations Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. None of the Revolving Facility Agent nor any Shared Obligations Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or Holdings) any amounts in violation of the terms of this Agreement, so long as the Revolving Facility Agent or such Shared Obligations Agent, as the case may be, is acting in good faith.

SECTION 7.13. Subrogation. Each Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Secured Debt Obligations has occurred.

SECTION 7.14. Conversion of Currencies.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

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(b) The obligations of Holdings or other Grantors in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, Holdings and other Grantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor in the Agreement Currency, the Applicable Creditor shall refund the amount of such excess to Holdings or such Grantor, as applicable. The obligations of the parties contained in this Section 7.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 7.15. No Novation. This Agreement amends and restates the Existing ABL Intercreditor Agreement. The execution and delivery of this Agreement shall not serve to effect a novation of the Existing ABL Intercreditor Agreement.

SECTION 7.16. Agents. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the agreements set forth herein by the Shared Obligations Agents and the Revolving Facility Agent, as applicable, are made solely in their capacity as collateral agents under the Shared Obligations Debt Documents and Revolving Facility Debt Documents, as applicable, and not in an individual capacity. In the case of any reference herein to the giving of any consent, approval or direction by the Original Notes Agent it is understood in all cases the Original Notes Agent shall only take such action under this Agreement as directed in writing by the Notes Trustee as the relevant Authorized Representative (as such term is defined in the Pari Passu Intercreditor Agreement) in accordance with the terms of the Pari Passu Intercreditor Agreement. The Shared Obligations Agents shall be entitled to all of the rights, protections, immunities and indemnities set forth in the Pari Passu Intercreditor Agreement and Shared Obligations Debt Documents as if specifically set forth herein.

SECTION 7.17. Notes Trustee Not Fiduciary for other Secured Parties. The Notes Trustee shall not be deemed to owe any fiduciary duty to any of the Secured Parties (other than the Noteholders for which it is the Authorized Representative, and then only to the extent, if any, set forth in the Notes Indenture), and shall not be liable to any Secured Parties (other than the Noteholders for which it is the Authorized Representative, and then only to the extent, if any, set forth in the Notes Indenture), if the Notes Trustee shall in good faith mistakenly pay over or distribute to any person cash, property or securities to which any Secured Party shall be entitled by virtue of this Agreement or otherwise. The Notes Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Notes Indenture and this Agreement and no implied covenants or obligations shall be read into this Agreement against the Notes Trustee.

[Remainder of this page intentionally left blank]

39

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Revolving Facility Agent

By

Name:
Title:

[Signature Page to Second Amended and Restated Term Loan Credit Agreement]

CITIBANK, N.A., as Original Term Facility Agent

By

Name:
Title:

[Signature Page to Second Amended and Restated Term Loan Credit Agreement]

CITIBANK, N.A., as Original Notes Agent

By

Name:
Title:

[Signature Page to Second Amended and Restated Term Loan Credit Agreement]

U.S. Bank National Association, as Notes Trustee

By

Name:
Title:

[Signature Page to Second Amended and Restated Term Loan Credit Agreement]

HOUGHTON MIFFLIN HARCOURT COMPANY

By

Name:
Title:

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.

By

Name:
Title:

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY

By

Name:
Title:

HMH PUBLISHERS LLC

By

Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

By

Name:
Title:

[Signature Page to Second Amended and Restated Term Loan Credit Agreement]

SCHEDULE I
Greenwood Publishing Group, LLC

Houghton Mifflin Company International, Inc.

ANNEX I

Reference is made to the Second Amended and Restated Term Loan / Notes / Revolving Facility Lien Subordination and Intercreditor Agreement dated as of November 22, 2019, among Citibank, N.A., as agent for the Revolving Facility Secured Parties referred to therein, Citibank, N.A., as agent for the Term Facility Secured Parties referred to therein, Citibank, N.A., as agent for the Notes Secured Parties referred to therein, Holdings, the Borrowers and the Subsidiary Guarantors named therein (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Junior Secured Obligations Security Documents (as defined in the Intercreditor Agreement).

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER

The undersigned, _____________________, a _______________, hereby agrees to become party as a Grantorunder the Amended and Restated Term Loan / Notes / Revolving Facility Lien Subordination and Intercreditor Agreement dated as of November 22, 2019 (as amended, restated, supplemented, amended and restated or otherwise modified, the “Intercreditor Agreement”) among Houghton Mifflin Harcourt Company, the Grantors from time to time party thereto, Citibank, N.A., as agent for the Revolving Facility Secured Parties (as defined therein), [ ] as agent for the Notes Secured Parties (as defined therein) and Citibank, N.A., as agent for the Term Facility Secured Parties (as defined therein), for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[___________________________]

By:

Name:

Title:

[Notice Address]

EXHIBIT B

to Intercreditor Agreement

[FORM OF]

LIEN SHARING AND PRIORITY CONFIRMATION JOINDER

Reference is made to the Second Amended and Restated Term Facility / Notes / Revolving Facility Lien Subordination and Intercreditor Agreement, dated as of November 22, 2019 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among CITIBANK, N.A., as Agent for the Revolving Facility Secured Parties (as defined therein), CITIBANK, N.A., as Agent for the Term Facility Secured Parties (as defined therein), [    ], as Agent for the Notes Secured Parties (as defined therein), Houghton Mifflin Harcourt Company (“Holdings”) and the Subsidiaries of Holdings named therein.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 2.10 of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the Intercreditor Agreement.

1. Joinder. The undersigned, [_________________], a [_______________], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby:

(a) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [Revolving Facility Secured Parties under a Revolving Substitute Facility] [Term Facility Secured Parties under a Term Substitute Facility] [Notes Secured Parties under a Notes Substitute Indenture] as [a Revolving Facility Agent under a Revolving Substitute Facility] [a First Lien Term Facility Agent under a Term Substitute Facility] [a Second Lien Term Facility Agent under a Term Substitute Facility] [a First Lien Notes Agent under a Notes Substitute Indenture] [a Second Lien Notes Agent under a Notes Substitute Indenture] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt constitutes Revolving Facility Obligations] The undersigned New Representative, on behalf of itself and each holder of Revolving Facility Obligations for which the undersigned is acting as [Revolving Facility Administrative Agent] hereby agrees, for the benefit of all Secured Parties, and as a condition to having such Obligations being treated as Revolving Facility Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Revolving Facility Liens. [or]

[Option B: to be used if Additional Debt constitutes Shared Obligations] The undersigned New Representative, on behalf of itself and each holder of Shared Obligations for which the undersigned is acting as [First Lien Term Facility Agent] [Second Lien Term Facility Agent] [First Lien Notes Agent] [Second Lien Notes Agent] hereby agrees, for the benefit of all Secured Parties, and as a condition to having such Obligations being treated as Shared Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Shared Obligations Liens.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

IN WITNESS WHEREOF, the party hereto has caused this Lien Sharing and Priority Confirmation Joinder to be executed by its officers or representatives as of [___________________, 20____].

[insert name of New Representative]

By:
Name:
Title:

EXHIBIT C

to Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of Revolving Facility Security Documents

1.

Second Amended and Restated Guaranty and Collateral Agreement dated as of November 22, 2019, among the Grantors party thereto and the Revolving Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

2.

Trademark Security Agreement dated as of November 22, 2019 among the Grantors party thereto and the Revolving Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

3.

Patent Security Agreement dated as of November 22, 2019 among the Grantors party thereto and the Revolving Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

4.

Copyright Security Agreement dated as of November 22, 2019 among the Grantors party thereto and the Revolving Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

5.

One or more deposit account control agreements entered into among the Grantors party thereto, the Term Facility Agent, the Revolving Facility Agent, the Notes Agent and Citibank, N.A., as depository bank, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

PART B.

List of Term Facility Security Documents

1.

Second Amended and Restated Guaranty and Collateral Agreement, dated as of November 22, 2019, among the Grantors party thereto and the Term Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

2.

Trademark Security Agreement dated as of November 22, 2019 among the Grantors party thereto and the Term Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

3.

Patent Security Agreement dated as of November 22, 2019 among the Grantors party thereto and the Term Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

4.

Copyright Security Agreement dated as of November 22, 2019 among the Grantors party thereto and the Term Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

5.

Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Missouri) dated as of July 13, 2012 among Houghton Mifflin Harcourt Publishing Company and the Term Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

6.

Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Indiana) dated as of July 13, 2012 among Houghton Mifflin Harcourt Publishing Company and the Term Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

7.

One or more deposit account control agreements entered into among the Grantors party thereto, the Revolving Facility Agent, the Term Facility Agent, the Notes Agent and Citibank, N.A., as depository bank, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

PART C.

List of Notes Security Documents

1.

Collateral Agreement, dated as of November 22, 2019, among the Grantors party thereto and the Notes Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

2.

Trademark Security Agreement dated as of November 22, 2019 among the Grantors party thereto and the Notes Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

3.

Patent Security Agreement dated as of November 22, 2019 among the Grantors party thereto and the Notes Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

4.

Copyright Security Agreement dated as of November 22, 2019 among the Grantors party thereto and the Notes Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

5.

One or more deposit account control agreements entered into among the Grantors party thereto, the Revolving Facility Agent, the Term Facility Agent, the Notes Agent and Citibank, N.A., as depository bank, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

Exhibit F

[Form of Mortgage]

(Refer to the following page)

Exhibit F

Form of Mortgage

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING ([STATE])

by and from

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, “Grantor”

to

[_____________ ], “Trustee”

for the benefit of

CITIBANK, N.A., in its capacity as Agent, “Beneficiary”

Dated as of [________________ ], 20

Location:                     [______________]

Location:                     [______________]

County:                       [______________]

State:                           [______________]

THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING

TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN.

PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

Attention: Malcolm K. Montgomery, Esq.

File #35609/33

Exhibit F

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING ([STATE])

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([STATE]) (this “Deed of Trust”) is dated as of [___________, 20____] by and from HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a company organized under the laws of the Commonwealth of Massachusetts (“Grantor”), whose address is 222 Berkeley Street, Boston, MA 12116 to [_____________] (“Trustee”), with an address at [___________], for the benefit of CITIBANK, N.A., as collateral agent (in such capacity, “Agent”) for the Secured Parties as defined in the Credit Agreement (defined below), having an address 390 Greenwich Street, 1st Floor, New York, NY 10014 (Agent, together with its successors and assigns, “Beneficiary”).

WHEREAS, Houghton Mifflin Harcourt Company (“Holdings”), each of Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC and Grantor (collectively, the “Borrowers”) the Subsidiary Guarantors (as defined therein), Citibank, N.A., as administrative agent (“Administrative Agent”), the Agent, as collateral agent, each of the Lenders party thereto and the other parties thereto entered into a Superpriority Senior Secured Debtor-in-Possession and Exit Revolving Credit Agreement, dated as of May 22, 2012 (as amended and restated as of June [    ], 2015, and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which a revolving credit facility has been made available to the Borrowers. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, in connection with the Credit Agreement, Holdings, Borrowers, the subsidiaries of Holdings party thereto from time to time, and the Agent, as collateral agent, entered into that certain Revolving Facility Guarantee and Collateral Agreement, dated as of May 22, 2012 (as amended and restated as of June [ ], 2015, and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”). The obligations of the Lenders and the Issuing Bank to continue to extend credit to the Borrowers are conditioned upon, among other things, the execution and delivery of this Deed of Trust by the Grantor.

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Event of Default”: An Event of Default under and as defined in the Credit Agreement.

(b) “First Lien Credit Agreement”: That certain Superpriority Senior Secured Debtor-in-Possession and Exit Term Loan Credit Agreement, dated as of May 22, 2012, among Holdings, the Borrowers, the Subsidiary Guarantors and Lenders party thereto, Citibank, N.A. as Administrative Agent and Citibank, N.A. as Collateral Agent and the other parties thereto, as amended and restated on May 29, 2015, and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

(c) “Indebtedness”: (1) All indebtedness of Grantor to Beneficiary or any of the other Secured Parties under the Credit Agreement or any other Loan Document, including, without limitation, the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Loan Documents, (b) principal, interest and other amounts which may hereafter be lent by Beneficiary or any of the other Secured Parties under or in connection with the Credit Agreement or any of the other Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (c) obligations and liabilities of any nature now or hereafter existing under or arising in connection with Letters of Credit and other extensions of credit under the Credit Agreement or any of the other Loan Documents and reimbursement obligations in respect thereof, together with interest and other amounts payable with respect thereto, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary or any of the other Secured Parties under documents which recite that they are intended to be secured by this Deed of Trust. The Indebtedness secured hereby includes, without limitation, all interest and expenses accruing after the commencement by or against Grantor or any of its affiliates of a proceeding under the Bankruptcy Code (defined below) or any similar law for the relief of debtors. The Credit Agreement contains a revolving credit facility which permits Borrowers to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Secured Parties, all upon satisfaction of certain conditions stated in the Credit Agreement. This Deed of Trust secures all advances and re-advances under the Credit Agreement, including, without limitation, those under the revolving credit facility contained therein.

(d) “Mortgaged Property”: The fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Grantor (the “Land”), and all of Grantor’s right, title and interest now or hereafter acquired in and to (1) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Grantor now has or hereafter acquires any rights or any power to transfer rights and that are or are to become fixtures (as defined in the UCC, defined below) related to the Land (the “Fixtures”), (3) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, including all such items as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Loan Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), and (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or

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other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). Notwithstanding the foregoing, to the extent that the Mortgaged Property would include any “Excluded Asset”, as such term is defined in the Guarantee and Collateral Agreement, such Excluded Asset shall be deemed not to be a part of the Mortgaged Property until such time as such property shall cease to be an “Excluded Asset” under the Guarantee and Collateral Agreement and from and after such time, such property shall be deemed to constitute Mortgaged Property. As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(e) “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor under the Credit Agreement and the other Loan Documents to which it is a party.

(f) “Permitted Liens”: Liens permitted under the Loan Documents.

(g) “UCC”: The Uniform Commercial Code of [________________] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [___________________], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE II

GRANT; INTERCREDITOR AGREEMENT

SECTION 2.01. Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Trustee the Mortgaged Property, subject, however, only to the matters that are set forth on Exhibit B attached hereto (the “Permitted Encumbrances”) and to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

SECTION 2.02. Intercreditor Agreement. Reference is made to the Term Loan / Revolving Facility Lien Subordination and Intercreditor Agreement dated as of May 22, 2012, among Citibank, N.A., as administrative agent for the Term Facility Secured Parties referred to therein, Citibank, N.A., as administrative agent for the Revolving Facility Secured Parties referred to therein, Holdings, the Borrowers, the Subsidiary Guarantors named therein (as amended and restated on June [    ], 2015, and as further amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”). Notwithstanding any other provision contained herein, this Deed of Trust, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Deed of Trust and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

ARTICLE III

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

SECTION 3.01. Title to Mortgaged Property and Lien of this Instrument. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances and the Permitted Liens. Upon recordation in the official real estate records in the county (or other applicable jurisdiction) in which the Mortgaged Property is located, this Deed of Trust creates a valid, enforceable lien and security interest against the Mortgaged Property, subject only to the Permitted Encumbrances and the Permitted Liens.

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SECTION 3.02. Lien Status. Grantor shall preserve and protect the lien and security interest status of this Deed of Trust. Promptly upon being notified by Beneficiary, or otherwise becoming aware, that any lien or security interest other than a Permitted Encumbrance or a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same, in each case in accordance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

SECTION 3.03. Payment and Performance. Grantor shall pay the Indebtedness when due under the Credit Agreement and the other Loan Documents and shall perform the Obligations in full when they are required to be performed.

SECTION 3.04. Replacement of Fixtures and Personalty. Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty owned or leased by Grantor to be removed at any time from the Land or Improvements, unless the removed item (i) is removed temporarily for maintenance or repair or, if removed permanently, is obsolete or unnecessary for the then-current operations of the Premises or is replaced by an article of similar or better suitability and value, owned by Grantor subject to the lien and security interest of this Deed of Trust or (ii) is permitted to be removed by the Credit Agreement.

SECTION 3.05. Inspection. Grantor shall permit Beneficiary and the other Secured Parties and their respective agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Beneficiary or the other Secured Parties may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property and shall be made in accordance with, and to the extent permitted by the Credit Agreement. Costs of any such inspections shall be paid as provided in the Credit Agreement.

SECTION 3.06. Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the Land.

SECTION 3.07. Insurance; Condemnation Awards and Insurance Proceeds.

(a) Insurance. Grantor shall maintain or cause to be maintained such insurance as is required to be maintained under the Credit Agreement.

(b) Condemnation Awards. Grantor assigns all Condemnation Awards to Beneficiary and authorizes Beneficiary to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

(c) Insurance Proceeds. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property (the “Insurance Proceeds”). Subject to the terms of the Credit Agreement, Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

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(d) Repairs, Restoration etc. Notwithstanding clauses (b) and (c) of this Section 3.07, to the extent that Grantor is not required by the terms of the Credit Agreement or other Loan Documents to apply Condemnation Awards or Insurance Proceeds received by it to repayment of the Indebtedness, and provided that no Event of Default shall have occurred and be continuing, Grantor shall diligently apply such Condemnation Awards or Insurance Proceeds to the repair, restoration and/or replacement of the Mortgaged Property that has been damaged or subject to a taking or condemnation. Until such amounts are so applied, Grantor shall hold such amounts in trust for the benefit of the Secured Parties.

ARTICLE IV

[Intentionally Omitted]

ARTICLE V

DEFAULT AND FORECLOSURE

SECTION 5.01. Remedies. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to any provisions of the Loan Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee or Beneficiary in connection therewith in accordance with the provisions of Section 5.07.

(d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Beneficiary may determine. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the other Secured Parties may be a purchaser

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at such sale. If Beneficiary or such other Secured Party is the highest bidder, Beneficiary or such other Secured Party may credit the portion of the purchase price that would be distributed to Beneficiary or such other Secured Party against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.07.

(f) Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

SECTION 5.02. Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

SECTION 5.03. Remedies Cumulative, Concurrent and Nonexclusive. Trustee, Beneficiary and the other Secured Parties shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Trustee, Beneficiary or such other Secured Party, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Trustee, Beneficiary or any other Secured Party in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

SECTION 5.04. Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

SECTION 5.05. Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

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SECTION 5.06. Discontinuance of Proceedings. If Trustee, Beneficiary or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Trustee, Beneficiary or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Trustee, Beneficiary and the other Secured Parties shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Trustee, Beneficiary and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Trustee, Beneficiary or any other Secured Party thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

SECTION 5.07. Application of Proceeds. If an Event of Default has occurred and is continuing, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in accordance with Section 7.01 of the Credit Agreement.

SECTION 5.08. Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.01(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

SECTION 5.09. Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary and each of the other Secured Parties shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary or any other Secured Party under this Section 5.09, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the interest rate payable under Section 2.07 of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b) Grantor shall pay all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

SECTION 5.10. No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Trustee, Beneficiary or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Trustee, Beneficiary or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

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ARTICLE VI

ASSIGNMENT OF RENTS AND LEASES

SECTION 6.01. Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.01 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice to Grantor by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor to the extent permitted by applicable law).

SECTION 6.02. Perfection Upon Recordation. Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee’s and Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

SECTION 6.03. Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECTION 6.04. No Merger of Estates. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

ARTICLE VII

SECURITY AGREEMENT

SECTION 7.01. Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary a security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure

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the payment of the Indebtedness and performance of the Obligations, subject, in each case, to the Permitted Liens and the Permitted Encumbrances, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. In the event of any conflict or inconsistency between the terms of this Deed of Trust and the terms of the Guarantee and Collateral Agreement with respect to the collateral covered both therein and herein, the Guarantee and Collateral Agreement shall control and govern to the extent of any such conflict or inconsistency.

SECTION 7.02. Financing Statements. Grantor shall prepare and deliver to Beneficiary such financing statements, and shall execute and deliver to Beneficiary such other documents, instruments and further assurances, in each case in form and substance satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder. Grantor hereby irrevocably authorizes Beneficiary to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor represents and warrants to Beneficiary that Grantor’s jurisdiction of organization is the State of Delaware. After the date of this Deed of Trust, Grantor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least thirty (30) days’ prior written notice to Beneficiary.

SECTION 7.03. Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 7.03 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Grantor is the “Debtor” and its name and mailing address are set forth in the preamble of this Deed of Trust immediately preceding Article 1. Beneficiary is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in Section 1.1(c) of this Deed of Trust. Grantor represents and warrants to Beneficiary that Grantor is the record owner of the Mortgaged Property, the employer identification number of Grantor is [_____________] and the organizational identification number of Grantor is [____________].

ARTICLE VIII

[CONCERNING THE TRUSTEE

SECTION 8.01. Certain Rights. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee’s services hereunder as shall be rendered. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; provided, however, that Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s gross negligence or willful misconduct. Grantor’s obligations under this Section 8.01 shall not be reduced or impaired by principles of comparative or contributory negligence.

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SECTION 8.02. Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

SECTION 8.03. Successor Trustees. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

SECTION 8.04. Perfection of Appointment. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

SECTION 8.05. Trustee Liability. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.]1

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 9.01 of the Credit Agreement.

SECTION 9.02. Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Land. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

SECTION 9.03. Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation

[1]	To be included only if a deed of trust or trust deed.

10

statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Grantor hereunder; provided, however, that (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate at which interest is then computed on any portion of the Indebtedness; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.03.

SECTION 9.04. Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the other Secured Parties, Trustee and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder, except as permitted under the Credit Agreement.

SECTION 9.05. No Waiver. Any failure by Beneficiary, the other Secured Parties or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary, the other Secured Parties and Trustee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

SECTION 9.06. Credit Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall control and govern to the extent of any such conflict or inconsistency.

SECTION 9.07. Release or Reconveyance. At any time and to the extent that the liens and security interests created by this Deed of Trust are permitted to be released pursuant to the terms of the Credit Agreement and the Intercreditor Agreement, at Grantor’s request and expense, Beneficiary shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor, in each case, to the extent so permitted. In connection therewith, Beneficiary shall promptly deliver to Grantor such documents as Grantor shall reasonably request to evidence the termination of the lien and security interest created hereunder. Notwithstanding the foregoing, if requested by Grantor, Beneficiary shall, at Grantor’s expense, assign the liens and security interests created herein in lieu of terminating or releasing such liens and security interests pursuant to this Section 9.07. Upon the release of any Mortgaged Property pursuant to this Section 9.07, none of the Secured Parties shall have any continuing right or interest in such Mortgaged Property pursuant to this Deed of Trust.

SECTION 9.08. Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Trustee, Beneficiary or any other Secured Party.

SECTION 9.09. Applicable Law. The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

11

SECTION 9.10. Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

SECTION 9.11. Severability. If any provision of this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Deed of Trust.

SECTION 9.12. Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Grantor and Beneficiary relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

SECTION 9.13. Beneficiary as Agent; Successor Agents.

(a) Agent has been appointed to act as Agent hereunder by the other Secured Parties. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the other Secured Parties (collectively, as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Deed of Trust. Grantor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b) Beneficiary shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Agent hereunder.

SECTION 9.14. Subrogation. If any or all of the proceeds of the Indebtedness are used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of the funds so used, Beneficiary and the other Secured Parties shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and the other Secured Parties and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance of the Obligations.

12

ARTICLE X

LOCAL LAW PROVISIONS

[To Come]

ARTICLE XI

SUBORDINATION

The liens and security interests created by this Deed of Trust shall be, until such time as all Senior Secured Obligations (as defined in the Intercreditor Agreement) have been satisfied in full, a second priority lien (subject to Permitted Encumbrances and Permitted Liens), subordinate in all respects (including the exercise of remedies with respect to the Mortgaged Property covered hereby) to the prior lien of the applicable Mortgage (as defined in the First Lien Credit Agreement) on and subject to the terms and conditions set forth in the Intercreditor Agreement.

[The remainder of this page has been intentionally left blank]

13

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a company organized under the laws of the Commonwealth of Massachusetts

By:
Name:
Title:

S-1

STATE OF	)
) ss.:
COUNTY OF	)

On this _____ day of _____________, 20___, before me appeared _________________, to me personally known, who being by me duly sworn did say that [he/she] is the _____________ of HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a company organized under the laws of the Commonwealth of Massachusetts, [and that the seal affixed to the foregoing instrument is the corporate seal of said corporation] and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ______________ acknowledged said instrument to be the free act and deed of said corporation, [and that said corporation has no corporate seal].

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in ______________ the day and year last above written.

[Notary Seal]

Notary Public in and for said State:
Print Name:
Commissioned in County

My Commission Expires:

N-1

EXHIBIT A TO FORM OF MORTGAGE

LEGAL DESCRIPTION

Legal Description of premises located at [_______________________________]:

[See Attached Page(s) For Legal Description]

Exh. A-1

EXHIBIT B TO FORM OF MORTGAGE

PERMITTED ENCUMBRANCES

Those exceptions set forth in Schedule B of that certain policy of title insurance issued to Beneficiary by [________________] on or about the date hereof pursuant to commitment number [________].

2

Exhibit G

[Credit and Collection Policies]

(Refer to the following page)

Exhibit H

Form of Incremental Facility Joinder Agreement

This [First] Incremental Facility Joinder Agreement, dated             , 20     (this “Incremental Joinder”) made by HOUGHTON MIFFLIN HARCOURT COMPANY, a corporation organized under the laws of the State of Delaware (“Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., a corporation incorporated under the laws of the State of Delaware (“HMHP”), HMH PUBLISHERS LLC, a limited liability company organized under the laws of the State of Delaware (“Publishers”), HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts (“HMCo”, and together with HMHP and Publishers, collectively, the “Borrowers”), the LENDERS identified on the signature pages hereto (each, a “New Revolving Credit Lender”), and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) is entered into pursuant to Section 2.24 of that certain Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the lenders party thereto from time to time, the entities listed as subsidiary guarantors thereto, the Administrative Agent and CITIBANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

(a) Each party hereto listed on the signature page as a “New Revolving Credit Lender” shall be a New Revolving Credit Lender, Revolving Credit Lender and Lender for the purposes of the Credit Agreement and the other Loan Documents and hereby agrees to establish the New Revolving Credit Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.24(a) of the Credit Agreement. [For Incremental Joinder establishing Swingline Commitment only: The New Revolving Credit Lender party hereto as Swingline Lender hereby agrees to establish the New Swingline Commitment in the amount set forth on its signature page hereto pursuant to and in accordance with Sections 2.22 and 2.24(a) of the Credit Agreement.] [For Incremental Joinder establishing L/C Commitments only: The New Revolving Credit Lender or other Person party hereto as an “Issuing Bank” hereby agrees to establish a New L/C Commitment in the amount set forth on its signature page hereto and to issue New Letters of Credit from time to time pursuant to and in accordance with Sections 2.23 and 2.24(a) of the Credit Agreement.]

(b) The [New Revolving Credit Lenders] [the Swingline Lender] [the Issuing Bank], the Borrowers and the Administrative Agent acknowledge and agree that the [New Revolving Credit Commitments and New Revolving Credit Loans] provided pursuant to this Incremental Joinder shall constitute [Revolving Credit Commitments and Revolving Credit Loans] for all purposes of the Credit Agreement and the other applicable

Loan Documents. The [New Revolving Credit Lenders] [Swingline Lender] [ Issuing Bank] party to this Incremental Joinder shall be subject to all of the terms in the Credit Agreement and the other Loan Documents, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantee and Collateral Agreement and the security interests created by the Security Documents.

(c) The New Revolving Credit Lenders hereby agree to be responsible for their Pro Rata Percentage of all outstanding obligations under all New Letters of Credit from time to time issued under the Credit Agreement, including, without limitation, participations in outstanding New Letters of Credit. For the avoidance of doubt, the prior sentence shall be deemed, as necessary, to amend the Credit Agreement and to automatically effect assignments (without recourse or warranty) of outstanding obligations under New Letters of Credit and participations in outstanding New Letters of Credit, such that all Revolving Credit Lenders hold all outstanding obligations under New Letters of Credit and participations in outstanding New Letters of Credit in accordance with their Pro Rata Percentage after giving effect to this Incremental Joinder (and similarly hold any corresponding benefits or security).

(d) [The] [Each of the] New Revolving Credit Lender[, Swingline Lender] [and Issuing Bank] (i) confirms that it has received a copy of the Credit Agreement, together with any other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Incremental Joinder and to become a Lender under the Credit Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agents on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

(e) Conditions Precedent. The obligations of the [New Revolving Credit Lenders] [Swingline Lender] to make [New Revolving Credit Loans] [New Swingline Loans] [and of the Issuing Bank to issue New Letters of Credit] are subject to the satisfaction (or waiver in accordance with Section 9.08 of the Credit Agreement) of the following conditions (collectively, the “Conditions Precedent”): (i) the execution of a counterpart of this Incremental Joinder by the parties hereto; (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile or other electronic transmission) hereof pursuant to which the Administrative Agent shall record such new commitments in the Register subject to the requirements set forth in Section 2.24 of the Credit Agreement; (iii) [each Borrower certifies that the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) as of such earlier date)];1 (iv) [no Event of Default shall exist on the date hereof before or after giving effect to the [New Revolving Credit Commitments] established hereunder and the Loans to be made thereunder on the date hereof and the application of the proceeds therefrom;]2 [(v) for New Revolving Credit Commitments only: the Borrower shall make any payments required pursuant to Section 2.16 of the Credit Agreement]; (vi) the Borrower shall be in pro forma compliance with the Financial Covenant after giving effect to the [New Revolving Credit Commitments] established hereunder and the Loans to be made thereunder on the date hereof and the application of proceeds therefrom; (vii) the Borrower has provided the Administrative Agent at least five Business Days’ notice in advance of the effectiveness of the [New Revolving Credit Commitments]3 and (viii) the Borrower has delivered or has caused to be delivered any other documents reasonably requested by Administrative Agent in connection with any such transaction.

Upon the satisfaction of the Conditions Precedent, each undersigned [New Revolving Credit Lender] [Swingline Lender] [Issuing Bank] shall have the [New Revolving Credit Commitment] [New Swingline Commitment] [New L/C Commitment] set forth on its signature page hereto, and such commitment[s] shall be effective as of the date set forth in the notice provided pursuant to clause (g) below.

[1]	To be updated in the case of a provision of any New Revolving Credit Loan used to consummate a Permitted Acquisition or an Acquisition that is a Limited Condition Transaction.
[2]	Condition to be omitted / amended in the case of a provision of any New Revolving Credit Loan in connection with a Permitted Acquisition or an Acquisition that is a Limited Condition Transaction.
[3]	Administrative Agent to notify other Lenders of Increased Amount Date in accordance with Section 2.24(d) of the Credit Agreement.

(f) Representations and Warranties. Each Borrower hereby represents and warrants that:

(i) immediately after giving effect to the New Revolving Credit Commitments referenced herein, the aggregate amount of New Revolving Credit Commitments incurred pursuant to Section 2.24 on and prior to the date hereof, does not exceed (i) $100,000,000 in the aggregate for all Facility Increases and New Revolving Credit Commitments and (ii) individually not less than $20,000,000 (or any lesser amount that is approved by the Administrative Agent) and integral multiples of $5,000,000 in excess of that amount;

(ii) [the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) as of such earlier date);]4

(iii) [as of the date hereof, no Default or Event of Default exists both before and after giving effect to the New Revolving Credit Commitments established hereunder and the Loans to be made thereunder on the date hereof (including the application of proceeds therefrom);]5

(iv) the Borrower is in pro forma compliance with the Financial Covenant after giving effect to the New Revolving Credit Commitments established hereunder and the Loans to be made thereunder on the date hereof and the application of proceeds therefrom; and

(v) the Administrative Agent has consented to the [New Revolving Credit Lender] party hereto in accordance with Section 2.24(a) of the Credit Agreement.

(g) Certain Terms.

(i) Interest Rate. The interest rate for the New Revolving Credit Loans shall be: [equal to the interest rate applicable to the Revolving Credit Loans under the Credit Agreement (as modified from time to time in accordance with the terms of the Credit Agreement)] OR [            %]6; and

[4]	To be updated in the case of a provision of any New Revolving Credit Loan used to consummate a Permitted Acquisition or an Acquisition that is a Limited Condition Transaction.
[5]	Representation to be omitted / amended in the case of a provision of any New Revolving Credit Loan in connection with a Permitted Acquisition or an Acquisition that is a Limited Condition Transaction.
[6]

If the interest rate in respect of any New Revolving Credit Loans exceeds the Yield with respect to the Revolving Credit Loans and/or the previously incurred New Revolving Loans by more than 50 basis points, the interest rate with respect to the Revolving Credit Loans and previously incurred New Revolving Credit Loan shall be automatically increased on the Increased Amount Date with respect to such New Revolving Credit Loan so that the Yield for the Revolving Credit Loan and/or the previously incurred New Revolving Credit Loan is equal to the Yield with respect to such New Revolving Credit Loan minus 50 basis points; provided that the foregoing shall not apply to any New Revolving Credit Loan with a final maturity date that occurs 24 months after the Revolving Credit Maturity Date or later.

(ii) Maturity Date. The Revolving Credit Maturity Date applicable to the New Revolving Credit Loans established hereunder shall be: [the same as the Revolving Credit Maturity Date applicable to the Revolving Credit Loans under the Credit Agreement (as modified from time to time in accordance with the terms of the Credit Agreement)] OR [                , 20    ].7

(h) After the execution and delivery to the Administrative Agent of a fully executed copy of this Incremental Joinder (including by way of facsimile or other electronic transmission) by the parties hereto, this Incremental Joinder may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 9.08(b) of the Credit Agreement.

(i) This Incremental Joinder shall be deemed a Loan Document under the Credit Agreement.

(j) This Incremental Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03 of the Credit Agreement. Delivery of an executed signature page to this Incremental Joinder by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Incremental Joinder.

(k) THIS INCREMENTAL JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

[7]	The final maturity date of any New Revolving Credit Loan shall be no earlier than the Revolving Credit Maturity Date.

IN WITNESS WHEREOF, the parties have caused this Incremental Joinder to be duly executed on the date first above written.

HOUGHTON MIFFLIN HARCOURT COMPANY
HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.
HMH PUBLISHERS LLC
HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY

By:

Name:
Title:

Signature Page to Incremental Facility Joinder Agreement

[________], as a New Revolving Credit Lender [and as Swingline Lender] [and as Issuing Bank]

By:
Name:
Title:

New Revolving Credit Commitment:
[New Swingline Commitment:]
[New L/C Commitment:]

Notice Address:

Attention:
Email:
Telephone:
Facsimile:

Signature Page to Incremental Facility Joinder Agreement

CITIBANK, N.A., as Administrative Agent

By:

Name:
Title:

Signature Page to Incremental Facility Joinder Agreement

Exhibit I-1

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, and Houghton Mifflin Harcourt Publishing Company (collectively, the “Borrowers”), the financial institutions from time to time parties thereto (the “Lenders”), the entities listed as subsidiary guarantors thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and Citibank, N.A. as Collateral Agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any of the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________ __, 20[ ]

Exhibit I-2

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, and Houghton Mifflin Harcourt Publishing Company (collectively, the “Borrowers”), the financial institutions from time to time parties thereto (the “Lenders”), the entities listed as subsidiary guarantors thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and Citibank, N.A. as Collateral Agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in the Loans in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any of the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lenders with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lenders in writing, and (2) the undersigned shall have at all times furnished such Lenders with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[  ]

Exhibit I-3

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, and Houghton Mifflin Harcourt Publishing Company (collectively, the “Borrowers”), the financial institutions from time to time parties thereto (the “Lenders”), the entities listed as subsidiary guarantors thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and Citibank, N.A. as Collateral Agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in the Loans in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any of the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lenders with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) an IRS Form W-8BEN-E or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lenders and (2) the undersigned shall have at all times furnished such Lenders with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[  ]

Exhibit I-4

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, and Houghton Mifflin Harcourt Publishing Company (collectively, the “Borrowers”), the financial institutions from time to time parties thereto (the “Lenders”), the entities listed as subsidiary guarantors thereto, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and Citibank, N.A. as Collateral Agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loans in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loans, (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any of the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) IRS Form W-8BEN-E or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[  ]

Exhibit J

BORROWING BASE CERTIFICATE

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.

Borrowing Base Certificate

Period ending __/__/__

Citibank, N.A.,

as Administrative Agent under the Credit Agreement referred to below

[388 Greenwich St, 1st Floor

New York, NY 10013

Att: SPAG Administration

Email: cts.spag@citi.com]

Pursuant to, and in accordance with, the terms and provisions of that certain Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HOUGHTON MIFFLIN HARCOURT COMPANY, a corporation organized under the laws of the State of Delaware (“Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., a corporation organized under the laws of the State of Delaware (“Borrowing Agent”), HMH PUBLISHERS LLC, a limited liability company organized under the laws of the State of Delaware (“Publishers”), HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts (“HMCo”, and, together with the Borrowing Agent and Publishers and together with any of their successors pursuant to the Approved Plan of Reorganization, collectively, the “Borrowers”), the subsidiaries of Holdings from time to time party hereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent, the Borrowing Agent is executing and delivering to the Administrative Agent this Borrowing Base Certificate accompanied by the calculation of the Borrowing Base attached as Schedule I as the Administrative Agent has requested in accordance with the terms of the Credit Agreement (collectively referred to as the “Certificate”). The Borrowing Agent represents and warrants to the Administrative Agent that (i) this Certificate is true and correct in all material respects, (ii) this Certificate is based on information contained in the Borrowing Agent’s own financial accounting records and (iii) the amounts set forth in this Certificate are determined in accordance with the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., as Borrowing Agent

By:
Name:
Title: Responsible Officer

Exhibit K

FORM OF

SOLVENCY CERTIFICATE

[DATE]

This Solvency Certificate is delivered pursuant to Section 4.01(f) of the Second Amended and Restated Revolving Credit Agreement dated as of November 22, 2019, among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, the entities listed on the signature pages thereto as subsidiary guarantors, the Lenders party thereto, Citibank, N.A., as Administrative Agent for the Lenders, and Citibank, N.A. as Collateral Agent for the Lenders (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in his capacity as an officer of Holdings and not in his individual capacity, as follows:

1. I am the [Chief Financial Officer] of Holdings. I am familiar with the Transactions, and have reviewed the Credit Agreement, the most recent financial statements of Holdings and its consolidated Restricted Subsidiaries and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.

2. As of the date hereof, immediately after giving effect to the consummation of the Transactions, on and as of such date (i) the fair value of the assets of Holdings and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Holdings and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

3. As of the date hereof, immediately after giving effect to the consummation of the Transactions, Holdings does not intend to, and Holdings does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as [Chief Financial Officer] of Holdings and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:
Name:
Title: [Chief Financial Officer]